                                                                   EXHIBIT 10.23

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                   COLLABORATION, LICENSE AND OPTION AGREEMENT

                                 By and Between

                               NOVARTIS PHARMA AG,

                      NOVARTIS PHARMACEUTICALS CORPORATION

                                       AND

                         REGENERON PHARMACEUTICALS, INC.

                           Dated as of March 28, 2003

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ARTICLE I DEFINITIONS............................................................................................     2

ARTICLE II COOPERATION...........................................................................................    19
         2.1  Scope of Cooperation...............................................................................    19
         2.2  Compliance With Law................................................................................    19
         2.3  Diligence..........................................................................................    19
         2.4  Reservation of Rights..............................................................................    19
         2.5  Further Assurances and Transaction Approvals.......................................................    20

ARTICLE III MANAGEMENT...........................................................................................    20
         3.1  Committees/Management..............................................................................    20
         3.2  The Joint Steering Committee.......................................................................    21
         3.3  Responsibilities of the JSC........................................................................    22
         3.4  Joint Operating Committee..........................................................................    22
         3.5  JOC Responsibilities...............................................................................    23
         3.6  Alliance Management Representative.................................................................    26
         3.7  Resolution of Governance Matters...................................................................    26

ARTICLE IV EXISTING PATENT AND KNOW-HOW RIGHTS; LICENSE GRANTS...................................................    27
         4.1  Regeneron License Grants Regarding Trap-1..........................................................    27
         4.2  Novartis License Grants Regarding the IL-1 Antibody................................................    28
         4.3  Regeneron License Grants Regarding Trap-2..........................................................    28
         4.4  Technology Transfer................................................................................    28
         4.5  Sublicenses........................................................................................    29

ARTICLE V DEVELOPMENT AND OPT-IN RIGHTS..........................................................................    29
         5.1  Pre-Phase III Development of the IL-1 Antibody.....................................................    29
         5.2  Pre-Phase III Development of Trap-2................................................................    29
         5.3  IL-1 Antibody Opt-In Rights........................................................................    30
         5.4  Trap-2 Opt-In Right................................................................................    31
         5.5  Grant of Co-Development Rights.....................................................................    31
         5.6  Co-Development of IL-1 Products....................................................................    33
         5.7  Co-Development Plans...............................................................................    33
         5.8  Co-Development Reports.............................................................................    33
         5.9  Loan Facilities for Trap-1 Product Development Costs...............................................    33

ARTICLE VI CO-COMMERCIALIZATION..................................................................................    38
         6.1  Grant of Co-Commercialization Rights...............................................................    38
         6.2  Exceptions to the Grant of Co-Commercialization Rights.............................................    39
         6.3  Commercialization of IL-1 Products in Co-Marketing Countries.......................................    39
         6.4  Commercialization of IL-1 Products in Co-Commercialization Countries...............................    40
         6.5  Co-Commercialization Plans.........................................................................    40
         6.6  Co-Commercialization Reports and Detailing Reports.................................................    41
         6.7  IL-1 Product Pricing and Pricing Approvals.........................................................    42
         6.8  Booking of Sales and IL-1 Product Distribution.....................................................    42
         6.9  Field Forces.......................................................................................    42
         6.10  Detailing.........................................................................................    43
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         6.11  Training..........................................................................................    45
         6.12  Promotional Materials.............................................................................    46
         6.13  Promotional Claims/Compliance.....................................................................    46
         6.14  Samples...........................................................................................    46
         6.15  Cost of Field Sales Promotion.....................................................................    47
         6.16  Managed Care and Institutional Customers..........................................................    47
         6.17  Shared Promotion Expenses.........................................................................    47
         6.18  Medical and Consumer Inquiries....................................................................    47
         6.19  Compliance with Laws..............................................................................    47
         6.20  Phase IV Clinical Trials..........................................................................    48
         6.21  Market Exclusivity Extensions.....................................................................    48
         6.22  Non-Compete.......................................................................................    48
         6.23  Loan Facility for Shared Promotion Expenses.......................................................    49

ARTICLE VII CLINICAL AND REGULATORY AFFAIRS......................................................................    51
         7.1  Ownership of Approvals and Registration Filings....................................................    51
         7.2  Regulatory Coordination............................................................................    51
         7.3  Regulatory Meetings................................................................................    52
         7.4  Regulatory Correspondence..........................................................................    52
         7.5  Assistance.........................................................................................    52
         7.6  Pharmacovigilance and Safety Data Exchange.........................................................    53

ARTICLE VIII MANUFACTURING AND SUPPLY............................................................................    53
         8.1  Supply of Clinical Supply Requirements for Trap-1 Product..........................................    53
         8.2  Supply of Commercial Requirements for Trap-1 Product...............................................    54
         8.3  Supply of Clinical Supply Requirements and Commercial Requirements for IL-1 Antibody Product.......    55
         8.4  Supply of Clinical Supply Requirements and Commercial Requirements for Trap-2 Product..............    55

ARTICLE IX PERIODIC REPORTS; PAYMENTS............................................................................    56
         9.1  Periodic Reports...................................................................................    56
         9.2  Funds Flow.........................................................................................    57
         9.3  Royalty............................................................................................    57
         9.4  Upfront Payments and Milestone Payments............................................................    58
         9.5  Revenue and Expenses in Co-Marketing Countries.....................................................    58
         9.6  Allocation of Costs and Expenses...................................................................    58
         9.7  Invoices and Documentation.........................................................................    58
         9.8  Payment Currency...................................................................................    58
         9.9  Late Payments......................................................................................    58
         9.10  Taxes.............................................................................................    59

ARTICLE X DISPUTE RESOLUTION.....................................................................................    59
         10.1  Resolution of Disputes............................................................................    59
         10.2  Arbitration of Legal Disputes.....................................................................    59
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ARTICLE XI TRADEMARKS AND CORPORATE LOGOS........................................................................    61
         11.1  Corporate Logos...................................................................................    61
         11.2  Selection of Product Trademarks...................................................................    61
         11.3  Ownership of Product Trademarks...................................................................    61
         11.4  Prosecution, Maintenance and Enforcement of Product Trademarks....................................    61
         11.5  License to the Trap-1 and Trap-2 Product Trademarks...............................................    62
         11.6  License to the IL-1 Antibody Product Trademark....................................................    62
         11.7  Use of Corporate Names............................................................................    63

ARTICLE XII NEWLY CREATED INVENTIONS.............................................................................    63
         12.1  Ownership of Newly Created Intellectual Property..................................................    63
         12.2  Prosecution and Maintenance of Patent Rights......................................................    64

ARTICLE XIII INTELLECTUAL PROPERTY LITIGATION....................................................................    65
         13.1  Third Party Infringement Suits....................................................................    65
         13.2  Patent Marking....................................................................................    66
         13.3  Third Party Infringement Claims...................................................................    66
         13.4  Amgen License.....................................................................................    67

ARTICLE XIV BOOKS, RECORDS AND INSPECTIONS; AUDITS AND ADJUSTMENTS...............................................    67
         14.1  Books and Records.................................................................................    67
         14.2  Audits and Adjustments............................................................................    67
         14.3  Accounting Standards..............................................................................    68

ARTICLE XV REPRESENTATIONS AND WARRANTIES........................................................................    68
         15.1  Due Organization, Valid Existence and Due Authorization...........................................    68
         15.2  Intellectual Property.............................................................................    68
         15.3  Disclaimer........................................................................................    69

ARTICLE XVI CONFIDENTIALITY......................................................................................    69
         16.1  Confidential Company Information..................................................................    69
         16.2  Injunctive Relief.................................................................................    70
         16.3  Publication of New Information....................................................................    70
         16.4  Other Publications................................................................................    71

ARTICLE XVII INDEMNITY...........................................................................................    71
         17.1  Indemnity and Insurance...........................................................................    71
         17.2  Indemnity Procedure...............................................................................    72

ARTICLE XVIII FORCE MAJEURE......................................................................................    72

ARTICLE XIX TERM AND TERMINATION.................................................................................    73
         19.1  Term..............................................................................................    73
         19.2  Expiration of Term................................................................................    73
         19.3  Termination By Mutual Agreement in Special Circumstances..........................................    74
         19.4  Termination Without Cause.........................................................................    75
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         19.5  Termination For Material Breach...................................................................    76
         19.6  Insolvency........................................................................................    77
         19.7  Termination for Change of Control.................................................................    77
         19.8  Effect of Termination for Material Breach, Insolvency, Change of Control
                 or Breach of Standstill Provisions..............................................................    78
         19.9  Survival of Obligations...........................................................................    78

ARTICLE XX MISCELLANEOUS.........................................................................................    79
         20.1  Governing Law.....................................................................................    79
         20.2  Waiver............................................................................................    79
         20.3  Notices...........................................................................................    79
         20.4  Entire Agreement..................................................................................    79
         20.5  Amendments........................................................................................    79
         20.6  Headings..........................................................................................    80
         20.7  Severability......................................................................................    80
         20.8  Registration and Filing of the Agreement..........................................................    80
         20.9  Assignment........................................................................................    80
         20.10  Successors and Assigns...........................................................................    80
         20.11  Counterparts.....................................................................................    80
         20.12  Third-Party Beneficiaries........................................................................    80
         20.13  Relationship of the Parties......................................................................    81
         20.14  Limitation of Damages............................................................................    81
         20.15  Non-Solicitation.................................................................................    81
         20.16  Hardship.........................................................................................    81
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SCHEDULE 1         Target Profit Splits
SCHEDULE 2         Proportion of Detailing Efforts
SCHEDULE 3         Royalty
SCHEDULE 4         Shared Development Costs
SCHEDULE 5         Failure to Perform Details
SCHEDULE 6         Milestone Payments
SCHEDULE 7         Principles in Determining COGS
SCHEDULE 8         Preliminary Development Plan
SCHEDULE 9         First Consolidated Co-Development Budget
SCHEDULE 10        Non-Distributor Countries
SCHEDULE 11        Regulatory Tasks To Be Conducted By Novartis in U.S.
                   for Trap-1 and Trap-2
SCHEDULE 12        Procedures for Adverse Event and Other Safety Data
                   Exchange Notification and Reporting
SCHEDULE 13        Existing Licenses
SCHEDULE 14-18     [Intentionally Omitted]
SCHEDULE 19        Transition Arrangements
     Part A        Transition to Regeneron
     Part B        Transition to Novartis
SCHEDULE 20        Notices

EXHIBIT A          Form of Quality Agreement

                                      (v)

                                                                   Exhibit 10.23

                   COLLABORATION, LICENSE AND OPTION AGREEMENT

         THIS COLLABORATION, LICENSE AND OPTION AGREEMENT ("Agreement"), dated as of March 28, 2003 (the "Effective Date"), is by and between NOVARTIS PHARMA AG, a corporation organized under the laws of Switzerland and having a principal place of business at Lichtstrasse 35, 4056 Basel, Switzerland ("Novartis"), NOVARTIS PHARMACEUTICALS CORPORATION of One Health Plaza, East Hanover, New Jersey ("NPC") and REGENERON PHARMACEUTICALS, INC., a corporation organized under the laws of New York and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 ("Regeneron") (with each of Novartis and Regeneron referred to herein individually as a "Party" and collectively as the "Parties" and with NPC being a party to this Agreement for purposes of Section 9.4(a) only).

         WHEREAS, Regeneron has certain rights in the applicable Territories in and to certain interleukin-1 trap molecules, and Regeneron intends to develop and commercialize the Trap-1 Product;

         WHEREAS, Regeneron wishes to cooperate with another entity which provides expertise in the development, manufacture and commercialization of pharmaceutical products to Co-Develop, to manufacture and to Co-Commercialize and, in certain circumstances, Co-Market, the Trap-1 Product to Professionals, customers and the general public in certain countries in the Trap-1 Territory during the applicable Term;

         WHEREAS, Novartis and its Affiliates possess expertise in developing, manufacturing and commercializing pharmaceutical products and has in place large and experienced regulatory and marketing teams;

         WHEREAS, the Parties contemplate that enhanced sales resulting in mutual advantage may be realized by utilizing such expertise and Know-How of Novartis and its Affiliates and wish to Co-Develop and Co-Commercialize and, in certain circumstances, Co-Market, the Trap-1 Product to Professionals, customers and the general public in certain countries in the Trap-1 Territory during the applicable Term;

         WHEREAS, Novartis and its Affiliates have certain rights in the applicable Territory in and to certain anti-interleukin-1 antibodies, and Novartis and certain of its Affiliates intend to develop, manufacture and commercialize the IL-1 Antibody Product;

         WHEREAS, Novartis and its Affiliates are developing the anti-interleukin-1 antibodies known as AAL and ACZ;

         WHEREAS, Novartis and its Affiliates wish to grant to Regeneron, and Regeneron wishes to accept, the right to elect to share in the Development and Commercialization of the IL-1 Antibody Product;

         WHEREAS, Regeneron is also developing an interleukin-1 trap product, known as Trap-2; and

         WHEREAS, Regeneron wishes to grant to Novartis and its Affiliates, and Novartis and its Affiliates wish to accept, the right to elect to share in the Development and Commercialization of the Trap-2 Product.

         NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms used in this Agreement, whether used in the singular or plural, except as expressly set forth herein, shall have the meanings set forth below:

         "AAL" shall mean [***********************************************]
which is being Developed by Novartis and its Affiliates as at the Effective
Date.

         "ACZ" shall mean [*********************************************]which is being Developed by Novartis and its Affiliates as at the Effective Date.

         "Adverse Reaction Reports" shall have the meaning set forth in Section 7.6(b).

         "Affiliate" shall mean, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, in no event shall Novartis or any of its Affiliates be deemed Affiliates of Regeneron or any of its Affiliates nor shall Regeneron or any of its Affiliates be deemed Affiliates of Novartis or any of its Affiliates.

         "Agreement" shall have the meaning set forth in the introductory paragraph, including all Schedules.

         "Alliance Manager" shall have the meaning set forth in Section 3.6.

         "Allocable Overhead" shall have the meaning set forth in SCHEDULE 7.

         "Alternate Marketing Channels" shall mean promotional services such as telemarketing, peer meetings, medical symposia, direct mail, internet marketing and electronic detailing, and other legally accepted promotional activities, whether directed to Professionals, customers or the public at large.

         "Amgen License Agreement" shall mean the License Agreement dated as of June 26, 2002 among Amgen Inc., Immunex Corporation, and Regeneron, as it may be amended from time to time, a true and correct copy of which has previously been delivered to Novartis.

         "Ancillary Agreement" shall mean any other agreement between the Parties pertaining to the Co-Development, production, technology transfer, and/or Co-Commercialization of IL-1 Products in the Co-Commercialization Countries during the applicable Term, which agreement shall have been expressly designated by the Parties as an "Ancillary Agreement" for purposes hereof.

         "Annual Net Sales" shall mean, with respect to an IL-1 Product, Net Sales of such IL-1 Product during any Contract Year.

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         "Approval" shall mean, with respect to each IL-1 Product, any approval
(excluding Pricing Approvals), registration, license or authorization from any Regulatory Authority required for the manufacture, Development, Co-Commercialization, sale, storage or transport of such IL-1 Product in any Co-Commercialization Country, and shall include, without limitation, an approval, registration, license or authorization granted in connection with any Registration Filing.

         "BLA" shall mean, with respect to each IL-1 Product, a biologics license application filed with respect to such IL-1 Product, as described in the FDA regulations, including all amendments and supplements to the application, and any equivalent filing with any Regulatory Authority.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, USA, or Basel, Switzerland, are authorized or required by Law to remain closed.

         "Change of Control" shall mean, with respect to either Party, any of the following events: (i) any Person is or becomes the "beneficial owner" (as such term is used in Sections 12(d) and 13(d) of the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all classes of capital stock then outstanding of such Party normally entitled to vote in elections of directors; (ii) such Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Party, other than
(A) a merger or consolidation which would result in the voting securities of such Party outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of such Party or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of such Party (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of voting securities of such Party representing a majority of the combined voting power of such Party's then outstanding securities; or (iii) such Party conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Affiliate of such Person.

         "Clinical Supply Cost" shall mean, with respect to Clinical Supply Requirements of a particular IL-1 Product, the manufacturing Party's Fully Burdened Manufacturing Cost (in this instance the definition of Fully Burdened Manufacturing Cost shall apply to Regeneron as a manufacturing party as well) for the particular IL-1 Product.

         "Clinical Supply Requirements" shall mean the quantities of any IL-1 Product which are required by a Party or the Parties for the conduct of preclinical studies and Clinical Trials in connection with a Consolidated Co-Development Plan in order to obtain Approval of such IL-1 Product in any country in an applicable Territory and quantities of any IL-1 Product which are required by a Party for submission to a Regulatory Authority in connection with any Registration Filing or Approval in any country in an applicable Territory.

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         "Clinical Trial" shall mean a Phase I Clinical Trial, Phase I/IIA
Clinical Trial, Phase IIA Clinical Trial, Phase IIB Clinical Trial, Phase III Clinical Trial, Phase IIIB Clinical Trial, Phase IV Clinical Trial or combination thereof.

         "Co-Brand" or "Co-Branding" shall mean, with respect to an IL-1 Product, in an applicable territory the marketing and promotion of such IL-1 Product under separate and distinct trademarks by each Party or its Affiliates in a Co-Branding Country pursuant to the applicable Country Co-Commercialization Plan, and where both brands are distributed and sold in such Co-Branding Country only by Novartis or its Affiliates.

         "Co-Branding Country" shall mean each country in the applicable Territory in which Co-Promotion of IL-1 Products is not permitted under local Law and Co-Marketing is not required under local Law.

         "Co-Commercialize" or "Co-Commercialization" shall mean Co-Branding and Co-Promoting, as defined in this Article I.

         "Co-Commercialization Country" shall mean each Co-Promotion Country and Co-Branding Country in the applicable Territory.

         "Co-Commercialization Provisions" shall have the meaning set forth in
Section 6.1(c).

         "Co-Development" shall mean the joint Development of IL-1 Products by the Parties, as described in Sections 5.5 to 5.8 inclusive, following: (a) the Effective Date with respect to Trap-1 Products; (b) the proper exercise of the IL-1 Antibody Opt-In Rights, with respect to IL-1 Antibody Products; and (c) the proper exercise of the Trap-2 Opt-In Rights, with respect to Trap-2 Products, and "Co-Develop" shall have a corresponding meaning.

         "COGS" or "Cost of Goods Sold" shall mean, with respect to each IL-1 Product, the price of such IL-1 Product as agreed between the Parties pursuant to Section 8.2(a) and in accordance with the principles set forth in SCHEDULE 7 hereto.

         "Collaboration Matters" shall have the meaning set forth in Section 3.1(c).

         "Collaboration Purpose" shall have the meaning set forth in Section 3.1(b).

         "Co-Market" or "Co-Marketing" shall mean, with respect to an IL-1 Product, the separate marketing and sale in a Co-Marketing Country of such IL-1 Product under separate and distinct trademarks.

         "Co-Marketing Country" shall mean each country in the applicable Territory in which Co-Promotion and Co-Branding are not permitted under local Law, but in which Co-Marketing is permitted under local Law.

         "Commercial Requirements" shall mean such quantities of any IL-1 Product as are required by a Party or the Parties to fulfill such Party's or Parties' commercial sales requirements with respect to such IL-1 Product in the applicable Territory.

         "Commercialize" or "Commercialization" shall mean any and all activities directed to marketing, promoting, distributing, importing, offering for sale and/or selling an IL-1 Product, including pre-marketing (including market research and analysis, and health economics), sampling, post-marketing drug surveillance and conducting Phase IIIB Clinical Trials and Phase IV Clinical Trials, other than those intended to support or maintain a Registration Filing for the particular IL-1 Product (including by way of example to support expanded labeling for such IL-1 Product or to satisfy requirements imposed by Regulatory Authorities in connection with Approvals for such IL-1 Product).

         "Commercially Reasonable Efforts" shall mean, with respect to the efforts to be expended by a Party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that with respect to the research, manufacture, Development or Commercialization of any IL-1 Product, such efforts shall be consistent with the Collaboration Purpose and substantially equivalent to those efforts and resources commonly used by a Party for a product owned by it, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace (for this purpose treating another IL-1 Product as if it were owned by a Third Party), the patent and other proprietary position of the product, the likelihood of Approval given the regulatory structure involved, the profitability of the product, alternative products (for this purpose, treating another IL-1 Product as if it were owned by a Third Party) and other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market and product-by-product basis, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Parties, the particular IL-1 Product and the market(s) involved. In evaluating "market potential," neither Party shall consider the profit sharing, milestone or other payments payable under this Agreement to the other Party.

         "Committee" means any of the JSC and the JOC each as defined in this
Article I and described in Article III (together with any other committee or sub-committee contemplated hereby or established in accordance with this Agreement or any Ancillary Agreement).

         "Company Information" shall mean information or materials provided in connection with this Agreement or any Ancillary Agreement by either Novartis or Regeneron or their respective Affiliates to the other Party or its Affiliates, including, without limitation, by disclosure to any Committee, whether furnished before or after the Effective Date, including, without limitation, information and materials in relation to research, development, manufacturing, promotion, marketing, distributing and selling of IL-1 Products hereunder, and information and materials on substances, formulations, techniques, technology, equipment, data, reports, Know-How, sources for supply, patent position, business plans, sales management procedures and other general business and operational processes and procedures.

         "Competing Product" shall mean
[****************************************].

         "Consolidated Co-Commercialization Budget" shall mean, with respect to an IL-1 Product, the global annual budget(s) for all Co-Commercialization Countries as set forth in the Consolidated Co-Commercialization Plan approved by the Joint Steering Committee.

         "Consolidated Co-Commercialization Plan" shall mean, with respect to an IL-1 Product, each annual global Co-Commercialization plan for such IL-1 Product approved by the Joint Steering Committee, including the related Consolidated Co-Commercialization

Budget, for the Co-Commercialization Countries, which shall include, inter alia, the total number of PDEs to be conducted by the Parties or their relevant Affiliates.

         "Consolidated Co-Commercialization Report" shall mean, with respect to an IL-1 Product, a written report setting forth in reasonable detail the marketing and promotional activities (other than PDEs) undertaken by the reporting Party and its Affiliates during the previous quarter in connection with the Consolidated Co-Commercialization Plan, together with a detailed project-level statement of Shared Promotion Expenses incurred by such quarter, including any necessary adjustments for previous quarters.

         "Consolidated Co-Development Budget" shall mean, with respect to an IL-1 Product, the budget(s) approved by the Joint Steering Committee for the applicable Territory included in the Consolidated Co-Development Plan; provided, however, that
[*************************************************************************].

         "Consolidated Co-Development Plan" shall mean, with respect to an IL-1 Product, each annual global Co-Development Plan for such IL-1 Product approved by the Joint Steering Committee, including the related Consolidated Co-Development Budget for the applicable Territory. With respect to the period from January 1, 2003 through December 31, 2003, the Preliminary Development Plan shall serve as the Consolidated Co-Development Plan, and the budget set forth as
SCHEDULE 9 shall serve as the Consolidated Co-Development Budget, for such period.

         "Consolidated Net Sales and Expense Report" shall mean, with respect to each IL-1 Product, a consolidated quarterly report prepared by Novartis setting forth in detail for each Region within the applicable Territory, the aggregate Net Sales, COGS, Shared Promotion Expenses and Development Costs in the Co-Commercialization Countries in such Region.

         "Contract Sales Force" shall mean the services of sales representatives employed by a Third Party.

         "Contract Year" shall mean the period beginning on the Effective Date and ending on December 31, 2003, and each succeeding twelve (12) month period thereafter during the Term.

         "Controlling Party" shall mean, with respect to the filing, prosecution and maintenance of a Joint Patent Right, Novartis, in the case of a Joint Patent Right that primarily relates to an IL-1 Antibody Product, and Regeneron, in the case of a Joint Patent Right that primarily relates to a Trap-1 Product or a Trap-2 Product.

         "Co-Promote" or "Co-Promotion" shall mean, with respect to an IL-1 Product, the joint marketing and promotion of such IL-1 Product by the Parties (or their respective Affiliates), under the same trademark in each Co-Promotion Country pursuant to the applicable Country Co-Commercialization Plan, and the distribution and sale of such IL-1 Product in such Co-Promotion Country solely by Novartis or its Affiliates.

         "Co-Promotion Country" shall mean each country included in the applicable Territory, other than the Co-Branding Countries and the Co-Marketing Countries.

         "Country Co-Commercialization Budget" shall mean the budget(s) included in a Country Co-Commercialization Plan for a particular Co-Commercialization Country.

         "Country Co-Commercialization Plan" shall mean the plan(s), including the related Country Co-Commercialization Budget, developed by the JOC or the applicable Joint Country Commercialization Sub-Committee (if any) for a particular Co-Commercialization Country, the main elements of which will be included in a Consolidated Co-Commercialization Plan approved by the JSC.

         "Country Co-Commercialization Report" shall mean, with respect to an IL-1 Product, a written report setting forth in reasonable detail the marketing and promotional activities (other than PDEs) undertaken by a Party (or its relevant local Affiliates) during the previous quarter in connection with the applicable Country Co-Commercialization Plan, together with a detailed project-level statement of Shared Promotion Expenses incurred by such Party during such quarter in such Co-Commercialization Country, including any necessary adjustments for previous quarters.

         "Country Net Sales and Expense Report" shall mean, with respect to each IL-1 Product and each Co-Commercialization Country, a report prepared by Novartis setting forth the aggregate Net Sales, COGS, Shared Promotion Expenses and Development Costs with respect to such IL-1 Product in such Co-Commercialization Country in local currency.

         "Damages" shall have the meaning set forth in Section 17.1(a).

         "Default Interest Rate" shall have the meaning set forth in Section
9.9.

         "Detail" or "Detailing" shall mean a face-to-face meeting in an individual or group practice setting, between a Qualified Sales Representative of a Party or its Affiliate, on the one hand, and a Professional, on the other hand, during which a Primary Product Presentation or a Secondary Product Presentation is made to such Professional relating to an IL-1 Product; provided that such meeting is generally consistent with and in accordance with the procedures and policies customarily employed by such Party's sales force responsible for performing such activities for the majority of its other major marketed pharmaceutical products (if any).

         "Detailing Report" shall have the meaning set forth in Section 6.6.

         "Develop" or "Development" shall mean (a) preclinical and clinical drug development activities, including, without limitation, test method development and stability testing, assay development and audit development, toxicology, formulation, quality assurance/quality control development, statistical analysis, Clinical Trials (except for Phase IIIB Clinical Trials and Phase IV Clinical Trials conducted for purposes other than to support or maintain a Registration Filing for the particular IL-1 Product, including by way of example to support expanded labeling for such IL-1 Product or to satisfy requirements imposed by Regulatory Authorities in connection with Approvals for such IL-1 Product) and regulatory affairs, product approval and registration and (b) research and development of the applicable drug products and drug substances.

         "Development Costs" shall mean, with respect to any IL-1 Product, expenses and other costs, including Regulatory Expenses, incurred by or on behalf of a Party in connection with the Development of such IL-1 Product in accordance with the applicable approved Consolidated Co-Development Plan and Consolidated Co-Development Budget, including, without limitation, the costs of Clinical Trials, the preparation, collation and/or validation of data from such Clinical Trials and the preparation of medical writing and publishing;

provided that Development Costs shall include the cost of Phase IIIB Clinical Trials and Phase IV Clinical Trials only if they are intended to support or maintain a Registration Filing for the particular IL-1 Product (including by way of example to support expanded labeling for such IL-1 Product, or to satisfy requirements imposed by Regulatory Authorities in connection with Approvals for such IL-1 Product). Without limitation of the generality of the foregoing, Development Costs shall include:

                  (a) all Out-of-Pocket Costs incurred by the Parties or their Affiliates, including payments made to Third Parties with respect to any of the foregoing;

                  (b) the full personnel cost of internal scientific and technical personnel engaged in such efforts, which costs shall be determined based on the FTE Rate or such other basis as may otherwise be agreed by the Parties;

                  (c) the costs of Clinical Supply Requirements (including, without limitation, Clinical Supply Costs) for such efforts as agreed in the applicable approved Consolidated Co-Development Plan;

                  (d) the costs and expenses incurred in connection with formulation development, manufacturing process development and validation, manufacturing scale-up and start-up, stability testing and quality assurance/quality control development (in each case, to the extent not included in COGS); and

                  (e) any other costs or expenses included in the applicable Consolidated Co-Development Budget contained in the applicable approved Consolidated Co-Development Plan.

Notwithstanding any other provision of this Agreement, Development Costs shall not include any costs or expenses incurred prior to: (i) January 1, 2003 (other than Clinical Supply Costs incurred in 2002 relating to Phase IIB Clinical Trials ongoing in 2003); (ii) the proper exercise of the IL-1 Antibody Opt-In Rights by Regeneron, with respect to Development of IL-1 Antibody Products; or
(iii) the proper exercise of the Trap-2 Opt-In Rights by Novartis, with respect to Development of Trap-2 Products.

         "Distributor" shall mean any Third Party contractually engaged by Novartis to market and/or sell the IL-1 Product in the relevant
Co-Commercialization Country, where the cost of such Third Party's services is not greater than that set forth in the applicable Country Co-Commercialization Budget included in the applicable Country Co-Commercialization Plan.

         "EMEA" shall mean the European Medicines Evaluation Agency or any successor agency thereto.

         "End of Phase II Development" shall mean the date on which the final report becomes available following completion of the first Phase IIB Clinical Trial (or Phase IIA Clinical Trial if such Clinical Trial is the Clinical Trial immediately preceding initiation of a Phase III Clinical Trial) for the IL-1 Antibody or Trap-2, as applicable, regardless of the indication for which such Phase IIB Clinical Trial is conducted.

         "EU" shall mean the European Union Member States, as they exist from time to time, comprising, as of the Effective Date, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden and the

United Kingdom, and in any event, including at a minimum, Germany, France and the United Kingdom.

         "Europe" shall mean every country in the EU and Switzerland.

         "Exclusive Country" shall mean each country agreed between the Parties pursuant to Section 6.2(b), if any.

         "Effective Date" shall have the meaning set forth in the introductory paragraph.

         "Executive Officers" shall mean the Chief Executive Officer of Regeneron and the Chief Executive Officer of Novartis.

         "Existing Licenses" shall mean the agreements listed in SCHEDULE 13.

         "FDA" shall mean the United States Food and Drug Administration and any successor agency thereto.

         "Final Approval" shall mean, with respect to any IL-1 Product: (a) in relation to the United States, receipt of the official approval letter from the FDA approving the BLA, with respect to such IL-1 Product or any supplemental BLA, as applicable; and (b) in relation to any country in Europe, receipt of the written decision of the appropriate Regulatory Authority granting marketing authorization for such IL-1 Product.

         "First Commercial Sale" shall mean, with respect to an IL-1 Product in a country, the first sale of such IL-1 Product by a Party or one of its Affiliates or sublicensees to a Third Party in accordance with the applicable Laws of such country on arm's length commercial terms which are reasonably expected to be substantially similar to future terms of sale of such IL-1 Product to Third Parties for commercial use by patients in such country. Sales for test marketing, Clinical Trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

         "Force Majeure" shall have the meaning set forth in Article XVIII.

         "FTC" means the United States Federal Trade Commission.

         "FTE" shall mean a full-time equivalent person year
(***********************) of scientific, technical or managerial work on studies or activities performed in accordance with the applicable Consolidated Co-Development Plan, in connection with obtaining Approvals for the IL-1 Products or, in certain circumstances, its connection with the Commercialization of an IL-1 Product.

         "FTE Rate" shall mean (a) [*****************************************]
per FTE and (b) thereafter, shall be as agreed (i) by the JOC with respect to global Development and Commercialization activities, and (ii) by the applicable Country Co-Commercialization Committee (if any, and otherwise by the JOC), on a country-by-country basis with respect to Development and Commercialization activities in such Co-Commercialization Country.

         "Fully Allocated Costs" shall mean, with respect to an activity, all direct and indirect costs and overhead allocable to the conduct of such activity in accordance with GAAP or IAS, as applicable (depending on how the entity conducting such activity maintains its accounting books and records), including, without limitation, costs of raw materials, supplies, other resources consumed in the conduct of such activity, rent, real estate depreciation, utilities, insurance, equipment lease payments, equipment depreciation and labor.

         "Fully Burdened Manufacturing Costs" shall have the meaning set forth in SCHEDULE 7.

         "GAAP" shall mean generally accepted accounting principles in the United States.

         "Global Harmonized Clinical Trial Guidelines" shall mean the guidelines, applicable to pre-clinical trials and Clinical Trials, which are developed by the ICH, as enacted in Law by ICH member countries and those adherent countries which are not formal parties to the ICH but which adhere to the tenets of the ICH process in whole or in part.

         "Good Practices" shall mean compliance with the applicable standards contained in then-current "Good Laboratory Practices," "Good Manufacturing Practices" and/or "Good Clinical Practices," as promulgated by the FDA and all analogous guidelines promulgated by the EMEA or the ICH.

         "Governmental Authority" shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.

         "ICC Court" shall have the meaning set forth in Section 10.2(b).

         "ICH" shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

         "IL-1" means the cytokine, interleukin-1.

         "IL-1 Antibody" shall mean [************************************] and which shall be subject to the IL-1 Antibody Opt-In Rights.

         "IL-1 Antibody Opt-In Payment" shall mean:
[******************************].

         "IL-1 Antibody Opt-In Rights" shall mean the rights set forth in
Section 5.3.

         "IL-1 Antibody Product" shall mean one or more pharmaceutical products for human and/or animal use which include the IL-1 Antibody as an active ingredient, alone or in combination with one or more other active ingredients, for all indications.

         "IL-1 Antibody Territory" shall mean NAFTA.

         "IL-1 Products" shall mean: (a) any Trap-1 Product; and (b) in the event that Novartis properly exercises the Trap-2 Opt-In Rights, any Trap-2 Product; and (c) in the event that Regeneron properly exercises the IL-1 Antibody Opt-In Rights, any IL-1 Antibody Product in each case, subject to
Article XIX (including SCHEDULE 19), for so long as this Agreement has not been terminated with respect to such IL-1 Product.

         "IND" shall mean an Investigational New Drug Application filed with the FDA.

         "Indemnified Party" shall have the meaning set forth in Section
17.2(a).

         "Indemnifying Party" shall have the meaning set forth in Section
17.2(a).

         "International Accounting Standards" or "IAS" shall mean international accounting standards (IAS), as published from time to time by the International Accounting Standards Committee.

         "IPSC" shall have the meaning set forth in Section 3.1(a).

         "Joint Invention" shall have the meaning set forth in Section 12.1(b).

         "Joint Operating Committee" or "JOC" shall mean the Joint Operating Committee, as described in Section 3.4.

         "Joint Patent Rights" shall mean Patent Rights that cover a Joint Invention.

         "Joint Steering Committee" or "JSC" shall mean the Joint Steering Committee, as described in Section 3.2.

         "Know-How" shall mean any and all proprietary technical information, know-how, data, test results, knowledge, techniques, discoveries, inventions, specifications, designs, trade secrets, regulatory filings, and other information (whether or not patentable) which are now or hereafter during the term of this Agreement owned by, licensed to or otherwise held by a Party or its Affiliates with the rights to license or sublicense the same and that relate to an IL-1 Product or the Development, manufacture, use, offer for sale or sale thereof.

         "Launch" shall mean, with respect to an IL-1 Product in a country, the First Commercial Sale of such IL-1 Product in such country after receipt of all required Approvals, and, if applicable, Pricing Approval and import approval.

         "Law" or "Laws" shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority in the applicable Territory.

         "Lead Regulatory Party" shall mean, with respect to each IL-1 Product, whichever of Novartis or Regeneron has been designated hereunder as having responsibility for preparing, prosecuting and maintaining Approvals and Registration Filings relating to such IL-1 Product, and for related regulatory duties.

         "Legal Dispute" shall mean any dispute, controversy or claim related to compliance with this Agreement or any Ancillary Agreement or the validity, breach, termination or interpretation of this Agreement or any Ancillary Agreement, but shall not include any matter to be determined pursuant to Article III, except to the extent such matter constitutes a dispute, controversy or claim related to compliance, with or the validity, breach, termination or interpretation of any provision of Article III.

         "Managed Care and Institutional Customers" shall mean managed care, long-term care, senior care, health system, hospital, group purchasing, government and physician similar practice group customers in the Co-Commercialization Countries, together with such other types of similar customers as may be agreed by the JOC from time to time on a country-by-country basis.

         "Market Exclusivity Period" shall mean, with respect to each IL-1 Product in each Co-Commercialization Country, that period of time during which
(a) a Party(ies) has the
exclusive legal right, whether by means of a Patent Right or through other rights granted by a Governmental Authority in such country, to market, price and sell such IL-1 Product in such country, and (b) no generic equivalent of such IL-1 Product is marketed in such country.

         "NAFTA" shall mean the United States, Canada and Mexico.

         "Net Sales" shall mean, with respect to an IL-1 Product, the gross invoiced sales price of such IL-1 Product billed by or on behalf of Novartis or its Affiliates to Third Parties on sales of an IL-1 Product in bona fide arm's length transactions in the Co-Commercialization Countries, less the following deductions, determined in accordance with Novartis' standard accounting methods as generally and consistently applied by Novartis, to the extent included in the gross invoiced sales price for such IL-1 Product or otherwise directly paid or incurred by such Novartis, its Affiliates or Distributors with respect to the sale of such IL-1 Product:

                  (a) normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of such IL-1 Product;

                  (b) amounts repaid or credited by reason of defects, rejections, recalls, returns, rebates and allowances;

                  (c) chargebacks and other amounts paid on sale or dispensing of such IL-1 Product;

                  (d) Third Party cash rebates and chargebacks related to sales of the finished IL-1 Product, to the extent allowed;

                  (e) retroactive price reductions that are actually allowed or granted;

                  (f) tariffs, duties, excise, sales, value-added or other taxes (other than taxes based on income);

                  (g)      cash discounts for timely payment;

                  (h)      delayed ship order credits;

                  (i) discounts pursuant to indigent patient programs and patient discount programs, including, without limitation, [**********************];

                  (j)      [*********************************************]; and

                  (k) any other specifically identifiable costs or charges included in the gross invoiced sales price of such IL-1 Product falling within categories substantially equivalent to those listed above.

Sales from Novartis to its Affiliates shall be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to Third Parties shall not be deducted from the invoice price in the calculation of Net Sales. In the case of any sale of an IL-1 Product for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the consideration received as agreed by the Parties. In the event that any IL-Product includes one or more active ingredients other than Trap-1, Trap-2 or the IL-1 Antibody, then, prior to Launch of such IL-1 Product, the Parties shall agree, through the JSC, the appropriate method for accounting for sales of such IL-1 Product. All discounts, credits, rebates, reductions, chargebacks, and similar deductions described above shall be consistent with policies and parameters approved in advance by the JSC or the applicable Country Co-Commercialization Committee, if any.

         "New Information" shall mean any and all ideas, inventions, writings, discoveries, improvements, not generally known to the public, which may arise or be conceived or developed by either Party or jointly during the term of this Agreement which relates to any IL-1 Product.

         "New License" shall mean any license, other than Existing Licenses, required for the manufacture, Development or Commercialization of any IL-1 Product and approved by the Intellectual Property Sub-Committee.

         "Novartis" shall have the meaning set forth in the introductory paragraph.

         "Novartis Intellectual Property" shall mean the Novartis Patent Rights and any Know-How of Novartis or any of its Affiliates.

         "Novartis Patent Rights" shall mean those Patent Rights which are owned by or licensed (with the right of sublicense) to Novartis or any of its Affiliates (other than pursuant to this Agreement or any Ancillary Agreement) and which include at least one claim which would be infringed by the manufacture, use, sale, offer for sale or import of an IL-1 Product at any time during the applicable Term for such IL-1 Product.

         "Novartis Sole Inventions" shall have the meaning set forth in Section 12.1(a).

         "Out-of-Pocket Costs" shall mean costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with GAAP or IAS) by either Party and/or its Affiliates.

         "Party" or "Parties" shall have the meaning set forth in the introductory paragraph.

         "Patent Application" shall mean any application for a Patent.

         "Patent Rights" shall mean unexpired Patents and Patent Applications.

         "Patents" shall mean patents and all substitutions, divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and supplemental protection certificates relating thereto, and all counterparts thereof in any country.

         "PDE" shall mean, unless otherwise specified in a Country Co-Commercialization Plan or Consolidated Co-Commercialization Plan, a primary detail equivalent which is [***************************************].

         "Person" shall mean and include an individual, partnership, joint venture, limited liability company, a corporation, a firm, a trust, an unincorporated organization and a government or other department or agency thereof.

         "Phase I Clinical Trial" shall mean a clinical study of an IL-1 Product in human volunteers with the endpoint of determining initial tolerance, safety and/or pharmacokinetic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens.

         "Phase I/IIA Clinical Trial" shall mean (a) a Phase I Clinical Trial and a Phase IIA Clinical Trial, collectively, or (b) a single clinical study meeting the requirements of a Phase I Clinical Trial and a Phase IIA Clinical Trial.

         "Phase IIA Clinical Trial" shall mean a clinical study of an IL-1 Product in patients to determine initial dose ranging tolerability and safety in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens.

         "Phase IIB Clinical Trial" shall mean a clinical study of an IL-1 Product in patients to definitively determine appropriate dose ranging tolerability and safety.

         "Phase III Clinical Trial" shall mean a clinical study in patients which protocol is designed to ascertain efficacy and safety of an IL-1 Product for the purpose of preparing and submitting a Registration Filing to the competent Regulatory Authority in a particular country in the applicable Territory.

         "Phase IIIB Clinical Trial" shall mean a Phase III Clinical Trial commenced before receipt of Approval in the jurisdiction where such trial is being conducted, but which is not required for receipt of Approval and is conducted primarily for the purpose of IL-1 Product support (i.e., providing additional drug profile data).

         "Phase IV Clinical Trial" shall mean a clinical study initiated in a country after receipt of Final Approval for an IL-1 Product in such country.

         "Plan" shall mean any Consolidated Co-Commercialization Plan, any Country Co-Commercialization Plan, any Consolidated Co-Development Plan or other plan approved through the Committee process relating to the Co-Development or Co-Commercialization of an IL-1 Product under this Agreement.

         "Preliminary Development Plan" shall have the meaning set forth in
Section 5.7.

         "Prescription Drug Marketing Act" or "PDMA" shall mean the Prescription Drug Marketing Act of 1987, as amended from time to time.

         "Pricing Approval" shall mean such approval, agreement, determination or governmental decision establishing prices for an IL-1 Product that can be charged to consumers and will be reimbursed by Governmental Authorities in countries in the applicable Territory where governmental authorities or Regulatory Authorities of such country approve or determine pricing for pharmaceutical products for reimbursement or otherwise.

         "Primary Product Presentation" shall mean a full product presentation during a call in which key messages related to an IL-1 Product are presented in the first position and in a balanced manner consistent with the terms of this Agreement, and [****************].

         "Product Trademark" shall mean, with respect to each IL-1 Product, the trademark selected by the JSC for use on such IL-1 Product and/or accompanying logos, trade dress and/or indicia of origin, in each case as selected by the JSC.

         "Professionals" shall mean physicians and other health care practitioners who are permitted under the Laws of the Co-Commercialization Country in which they work to prescribe the IL-1 Product.

         "Promotional Materials" shall mean, with respect to each IL-1 Product, promotional, advertising, communication and educational materials relating to such IL-1 Product for use in connection with the marketing, promotion and sale of such IL-1 Product in the applicable Territory, and the content thereof, and shall include, without limitation, logos, slogans, trade dress, website content and artwork, promotional literature, product support materials and promotional giveaways.

         "Publishing Party" shall the meaning set forth in Section 16.3.

         "Qualified Sales Representative" shall mean an individual employed by a Party or its Affiliates (or who is part of a Contract Sales Force) [******************************].

         "Regeneron" shall have the meaning set forth in the introductory paragraph.

         "Regeneron Intellectual Property" shall mean the Regeneron Patent Rights and any Know-How of Regeneron or any of its Affiliates.

         "Regeneron Patent Rights" shall mean those Patent Rights which are owned by or licensed (with the right of sublicense) to Regeneron or any of its Affiliates (other than pursuant to this Agreement or any Ancillary Agreement) and which include at least one claim which would be infringed by the manufacture, use, sale, offer for sale or import of an IL-1 Product at any time during the applicable Term for such IL-1 Product, and for the avoidance of doubt, Regeneron Patent Rights include any Patent Rights arising from the Phase IIA or IIB Clinical Trials described in Section 2.4(c).

         "Regeneron Sole Inventions" shall have the meaning set forth in Section 12.1(a).

         "Region" shall mean each of NAFTA, Europe and the Rest of World.

         "Registration Filing" shall mean, with respect to each IL-1 Product, the submission to the relevant Regulatory Authority of an appropriate application seeking any Approval, and shall include, without limitation, any marketing authorization application, supplementary application or variation thereof, BLA, or any equivalent applications in any Co-Commercialization Country.

         "Regulatory Authority" shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, pricing and/or sale of any IL-1 Product in a country in the Territory, including, without limitation, FDA in the United States and EMEA in Europe.

         "Regulatory Expenses" shall mean, with respect to an IL-1 Product, all Out-of-Pocket Costs and Fully Allocated Costs incurred by or on behalf of a Party in connection with the preparation and filing of Registration Filings and the maintenance of Approvals.

         "Rest of World" shall mean, with respect to Trap-1 and Trap-2, all countries in the applicable Territory except for NAFTA and Europe.

         "Rules" shall have the meaning set forth in Section 10.2(a).

         "Sales Infrastructure Elements" shall mean each of the following: (a) a sales force automation system through which Qualified Sales Representatives can record calls electronically, receive email communications and reports, view sales reports and download physician targets and lists; (b) a sample accountability system that meets the requirements of Section 6.14 and that complies with all applicable Laws; (c) a sales training department that is responsible for providing general sales training and product training to Qualified Sales Representatives; (d) a department responsible for the design and administration of the applicable Party's sales incentive plan; (e) a voice mail system; (f) a system for sales reporting and analysis; (g) a sales administration and operations department that handles, among other things, fleet management; (h) a department that establishes and maintains territory alignments consistent with target professionals lists; (i) an electronic roster system that tracks sales force vacancy, turnover, demographics and territory occupancy; and
(j) an electronic field expense reporting system.

         "Secondary Product Presentation" shall mean a full product presentation during a call in which one or more key messages related to an IL-1 Product are presented in the second position and in a balanced manner consistent with the terms of this Agreement, and [**********************************************].

         "Severed Clause" shall have the meaning set forth in Section 20.7.

         "Shared Promotion Expenses" shall mean, with respect to each IL-1 Product, Out-of-Pocket Costs and other costs (in the case of personnel costs for personnel directly involved in the marketing or promotional activities, determined based on the FTE Rate or such other basis as may otherwise be agreed by the Parties) which are incurred by a Party or any of its Affiliates to the extent consistent with the Consolidated Co-Commercialization Budget included in the then applicable Consolidated Co-Commercialization Plan and related to the Co-Commercialization of such IL-1 Product, including, without limitation, costs in the following categories:

                  (a) costs incurred in promoting and marketing such IL-1 Product, including without limitation, advertising (including agency fees), market research, patient-oriented promotions, meetings, pre-Launch activities and expenses relating to launch of the IL-1 Product, and managed markets/health authority liaisons (but excluding Detailing expenses);

                  (b)      amounts repaid or credited for bad debts;

                  (c) costs associated with post-marketing drug safety surveillance;

                  (d) medical affairs costs, and costs associated with medical/scientific liaisons (including regional scientific directors), medical education and publications, professional symposia, advisory boards, speaker and activity programs;

                  (e) costs of Phase IV Clinical Trials in the Co-Commercialization Countries (excluding costs associated with any Phase IV Clinical Trials intended to support or maintain a Registration Filing for such IL-1 Product, including by way of example to support expanded labeling for such IL-1 Product, or to satisfy requirements imposed by Regulatory Authorities in connection with Approvals for such IL-1 Product, all of which are included in Development Costs) and pharmacoeconomic studies;

                  (f)      the cost of samples;

                  (g) costs of materials and programs for the training of sales force, regional sales management and marketing management;

                  (h) costs of Promotional Materials, telemarketing, e-marketing, field and headquarters' grants, exhibits, direct mail and sample alternative programs;

                  (i) costs associated with global sales force training agreed by the JOC; provided, however, that each Party will train its own sales force (and that of its Affiliates) at its own expense;

                  (j) amounts paid by way of milestones or royalties due under any Existing License or New License with respect to sales of such IL-1 Product,

                  (k)      amounts paid to a Third Party in a
         Co-Commercialization Country as a result of either Party, with the approval of the Intellectual Property Sub Committee, executing an agreement, including but not limited to a license agreement, with a Third Party in order to obtain freedom to operate with respect to such IL-1 Product in such Co-Commercialization Country; and

                  (l) amounts paid, whether in damages or by a settlement approved by the IPSC, to a Third Party in a Co-Commercialization Country as a result of any allegation of infringement by any Party of a Third Party patent by the manufacture, Development or Commercialization of such IL-1 Product.

The foregoing shall not include any Out-of-Pocket Costs or other costs which (i) are incurred prior to the Effective Date, (ii) are incurred in connection with the manufacture of any IL-1 Product, or (iii) have been included in Development Costs or Regulatory Expenses.

         "Shortfall Party" shall have the meaning set forth in Section 6.10(d).

         "Sole Inventions" shall have the meaning set forth in Section 12.1(a).

         "Stock Out Event" shall have the meaning set forth in Section 8.2(d).

         "Stock Purchase Agreement" shall mean the Stock Purchase Agreement between the Parties dated as of the date hereof, together with the Registration Rights Agreement contemplated thereby.

         "Strategic Plan" shall mean the [************] strategic plan, developed by the JOC and approved by the JSC, setting forth the Parties' strategies for optimizing the commercial value of the IL-1 Products.

         "Target Profit Split" shall mean, with respect to each IL-1 Product, the applicable target profit splits set forth on SCHEDULE 1.

         "Technology Transfer Agreement" shall mean the agreement described in
Section 4.4(b).

         "Term" shall have the meaning set forth in Section 19.1.

         "Terminated Product" shall have the meanings set forth in Sections 19.2, 19.4 and 19.8, as applicable.

         "Territory" shall mean: (a) with respect to Trap-1 Products, the Trap-1 Territory; (b) with respect to IL-1 Antibody Products, the IL-1 Antibody Territory; and (c) with respect to Trap-2 Products, the Trap-2 Territory.

         "Tertiary Product Presentation" shall mean a presentation during a call consisting of [******************************************]. A Tertiary Product
Presentation shall not be counted as a PDE.

         "Third Party" shall mean any Person other than Novartis or Regeneron or any Affiliate of either Party.

         "Trap-1" shall mean [*******************************************].

         "Trap-1 Product" shall mean one or more pharmaceutical products for human and/or animal use which include Trap-1 as an active ingredient, alone or in combination with one or more other active ingredients, for all indications.

         "Trap-1 Territory" shall mean all the countries of the world, excluding Japan.

         "Trap-2" shall mean [*******************************************].

         "Trap-2 Opt-In Rights" shall mean the rights set forth in Section 5.4.

         "Trap-2 Product" shall mean one or more pharmaceutical products for human and/or animal use which include Trap-2 as an active ingredient, alone or in combination with one or more other active ingredients, for all indications.

         "Trap-2 Territory" shall mean all the countries of the world, excluding Japan.

         "Trial Success Criteria" shall mean the indicia of success in a Clinical Trial: (a) set forth in the Preliminary Development Plan (as may be amended from time to time in accordance with this Agreement) with respect to the Phase IIB Clinical Trial for rheumatoid arthritis ongoing at the Effective Date with respect to Trap-1, and (b) with respect to any other Clinical Trial, as agreed by the Parties through the JSC prior to the commencement of such Clinical Trial.

         "United States" or "U.S." shall mean the United States of America, including its territories and possessions and its military bases and commissaries wherever located in the applicable Territories, the District of Columbia and Puerto Rico.

                                    ARTICLE II

                                   COOPERATION

                  2.1 Scope of Cooperation. The Parties agree to cooperate in good faith under this Agreement and any Ancillary Agreements to effectively and efficiently Develop and Commercialize IL-1 Products in the Co-Commercialization Countries in such a manner as to optimize the commercial potential of IL-1 Products. To achieve these goals, the Parties wish to provide for: (a) the joint worldwide (excluding Japan) Development of IL-1 Products; (b) the Co-Promotion of IL-1 Products in the Co-Promotion Countries; (c) the Co-Branding of IL-1 Products in the Co-Branding Countries; (d) the Co-Marketing of IL-1 Products in the Co-Marketing Countries; and (e) the manufacture of IL-1 Products within the Territory by Novartis (for greater clarity, Novartis will or will have manufactured the IL-1 Products, however, Regeneron will manufacture the Clinical Supply Requirements for the Trap-1 Product through the earlier of the date of first Launch of a Trap-1 Product or the date that Novartis is capable of producing such Clinical Supply Requirements following the technology transfer referred to in Section 8.2(a)). For purposes thereof, the Parties shall establish various Committees as set forth in Article III of this Agreement to oversee the Development and Commercialization of IL-1 Products, and each Party shall, subject to the terms and conditions set forth in Article XVI, provide (or cause its Affiliates to provide) to any relevant Committee any necessary confidential Company Information and such other information as may be reasonably required for the Parties to operate effectively and efficiently under this Agreement and any applicable Ancillary Agreement.

                  2.2 Compliance With Law. Both Novartis and Regeneron, and their respective Affiliates, shall perform their obligations under this Agreement, any applicable Ancillary Agreement and any then-applicable Plans (including, without limitation, the deployment of their respective sales forces) in an effort to Develop, manufacture, market and Detail IL-1 Products effectively in the Co-Commercialization Countries and in accordance with applicable Law. No Party or any of its Affiliates shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any applicable Law.

                  2.3 Diligence. Subject to the terms of this Agreement, each Party (and its Affiliates) shall diligently work to fulfill all responsibilities assigned to it under this Agreement, any applicable Ancillary Agreement and any then-applicable Plans.

                  2.4 Reservation of Rights.

                  (a) IL-1 Antibody. With respect to the IL-1 Antibody, all rights not specifically granted herein to Regeneron are expressly reserved to Novartis. For the avoidance of doubt, Novartis reserves all right, title and ownership to [*********************]. Nothing in this Agreement shall be interpreted as granting to Regeneron any rights with respect to [****************************************].

                  (b) Trap-1 and Trap-2. With respect to each of Trap-1 and Trap-2, all rights not specifically granted herein to Novartis are expressly reserved to Regeneron.

                  (c) Limitation on Exercise of Rights Outside of Collaboration. Notwithstanding the foregoing, Novartis and Regeneron agree that, with effect from: (a) the Effective Date, with respect to Trap-1; (b) the proper exercise by Regeneron of the IL-1 Antibody Opt-In Rights, with respect to the IL-1

Antibody; and (c) the proper exercise by Novartis of the Trap-2 Opt-In Rights, with respect to Trap-2, and in each case, for so long as this Agreement remains in effect with respect to such IL-1 Product, neither it nor any of its Affiliates, either alone or through any Third Party, shall, for the term of the Agreement with respect to such IL-1 Product, Develop or Commercialize the applicable IL-1 Product in the applicable Territory, except pursuant to this Agreement; provided, however, that Regeneron may, at its option and at its sole expense, conduct additional (i.e., not contemplated by the Preliminary Development Plan) Phase IIA and Phase IIB Clinical Trials with respect to Trap-1 or Trap-2. In the event that Regeneron conducts any such additional Phase IIA or Phase IIB Clinical Trials, all results, Know-How and Patent Rights generated in or arising from any such Clinical Trial shall be subject to the grants of rights by Regeneron to Novartis pursuant to this Agreement, and except as expressly set forth in the foregoing proviso, for so long as this Agreement remains in effect with respect to such IL-1 Product, the Trap-1 Product may only be Developed and Commercialized pursuant to the Agreement. For the avoidance of doubt, no additional consideration shall be payable by Novartis with respect to the conduct of any such Clinical Trial, or the rights granted herein with respect to any results, Know-How or Patent Rights generated in or arising from any such Clinical Trial.

                  2.5 Further Assurances and Transaction Approvals. Upon the terms and subject to the conditions hereof, each of the Parties will use all Commercially Reasonable Efforts to (i) after the Effective Date, take, or cause to be taken, all actions necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, and (ii) obtain from the requisite Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the transactions contemplated by this Agreement required under applicable Laws. The Parties will cooperate with each other in connection with the making of all such filings, including by providing copies of all such non-confidential documents to the other Party and its advisors prior to the filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Each Party will furnish all information required for any applicable or other filing to be made pursuant to the rules and regulations of any applicable Laws in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, nothing in this Section 2.5, shall oblige either Party or its Affiliates to seek or obtain Approval for any IL-1 Product in any jurisdiction.

                                  ARTICLE III

                                   MANAGEMENT

                  3.1 Committees/Management.

                  (a) The Parties agree to establish, for the purposes specified herein and/or in any applicable Ancillary Agreement, a Joint Steering Committee, a Joint Operating Committee and, as sub-committees of the Joint Operating Committee, a U.S. Joint Commercialization Committee, a Finance Sub-Committee and an Intellectual Property Sub-Committee ("IPSC"). The Parties may also agree, through the Joint Operating Committee, to establish, as sub-committees of the Joint Operating Committee, a Joint Development Sub-Committee, a Joint Regulatory Sub-Committee, a Joint Commercialization Sub-Committee, and, for each other Co-Commercialization Country, a Country Joint Commercialization Sub-Committee. Each Party shall bear its own costs associated with its participation in the Committees, and such costs shall not be included in the Development Costs or Shared Promotion Expenses.

                  (b) Each of the Committees and the Executive Officers shall exercise their decision-making authority hereunder in good faith and in a commercially reasonably manner for the purpose of optimizing the commercial potential of and financial returns from the IL-1 Products without regard to any other pharmaceutical product including, without limitation, any Trap-1 Product, IL-1 Antibody Product, or Trap-2 Product which has not been elected or for which this Agreement has been terminated with respect to such product in Development or being Commercialized or sold by or through a Party (the "Collaboration Purpose"). The Parties acknowledge and agree that none of the Committees or the Executive Officers shall have the power to amend any of the terms or conditions of this Agreement or any of the Ancillary Agreements, other than by mutual agreement of the Parties as set forth in Section 20.5.

                  (c)      [*********************************************]. No
such disputes (other than disputes resolved in a manner inconsistent with this Agreement or any Ancillary Agreement and Legal Disputes) shall be subject to any dispute resolution mechanism or procedure other than pursuant to this Article III.

                  3.2 The Joint Steering Committee.

                  (a) Composition. The Joint Steering Committee (the "JSC") shall be established by the Parties to supervise the performance of the Parties hereunder and shall be comprised of six (6) members consisting of senior leadership executives of Novartis and Regeneron who, in the case of Novartis, are responsible for global marketing and clinical development and, in the case of Regeneron, including those who have responsibility for marketing and clinical development. Promptly, but in no event more than thirty (30) days after the Effective Date, Novartis shall appoint three (3) representatives and Regeneron shall appoint three (3) representatives to the JSC. A Party may change any of its representatives at any time if a new person is appointed to any of the foregoing positions by giving written notice to the other Party. A JSC member may not, concurrently with JSC membership, be a member of any other Committee.

                  (b) Chairperson of the JSC. Novartis will designate the initial chairperson of the JSC, and the right to designate the JSC chairperson shall rotate between Novartis and Regeneron at the end of each calendar year. The chairperson of the JSC shall be: (i) entitled to set meeting agendas; provided that the agenda shall include any matter reasonably requested by either Party; (ii) required to call emergency meetings of the JSC at the request of a Party; and (iii) required, at the request of either Party, to present JSC disputes that have been unresolved for thirty (30) days to the Executive Officer of Novartis and the Executive Officer of Regeneron, pursuant to Section 3.7. The JSC chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of the JSC meetings, which meeting minutes shall be submitted for approval of the members of the JSC.

                  (c) Meetings of the JSC. The JSC shall meet whenever any member of the JSC shall make such a request in writing to the chairperson (including a request by a Party for an emergency meeting as contemplated by Section 3.2(b) above) or whenever a matter is referred to the JSC by the JOC pursuant to Section 3.7; provided, however, that the JSC shall in no event meet less frequently than once per year. Decisions of the JSC shall be made unanimously, each Party having one (1) vote regardless of the number of representatives present or voting; provided that no such vote shall be valid unless each Party is represented by at least one member either by proxy or actual presence at the meeting at which the vote is taken. Subject to appropriate confidentiality undertakings where applicable, additional participants may be invited by any member of the JSC to attend meetings where appropriate (e.g., the Alliance Managers, representatives of regulatory affairs or outside consultants). Such additional participants shall not be deemed a member of the JSC, nor shall they have any rights or responsibilities of a member of the JSC.

                  (d) Authority of the JSC. Subject to Section 3.7, the JSC shall have the final decision-making authority with respect to all matters within the jurisdiction of any of the Committees established pursuant to this Agreement or any of the Ancillary Agreements which are referred to the JSC for determination or resolution. The JSC shall exercise this authority in good faith and in accordance with this Agreement, all decisions shall have a reasonable basis and any such decision shall be binding upon the Parties, without limitation, however, to the Parties' rights and remedies with respect to any Legal Dispute.

                  3.3 Responsibilities of the JSC. The responsibilities of the JSC shall be exercised consistent with this Agreement and shall include, but shall not be limited to, the following:

                  (a) coordinating Strategic Plans for optimizing the Development and the commercial value of IL-1 Products in the Co-Commercialization Countries;

                  (b)      approve target profiles for particular IL-1 Products;

                  (c) reviewing and approving on a timely annual basis Strategic Plans, Consolidated Co-Commercialization Plans (including related Consolidated Co-Commercialization Budgets) and Consolidated Co-Development Plans (including related Consolidated Co-Development Budgets) prepared by the JOC;

                  (d)      approving Product Trademarks for each of the IL-1
Products;

                  (e) reviewing the efforts of the Parties in performing their respective Co-Development and Co-Promotion and Co-Branding activities, as applicable, in the Co-Commercialization Countries;

                  (f) considering and acting upon such other matters as are specified in this Agreement; and

                  (g) attempting in good faith to resolve any disputes referred to it by the Joint Operating Committee.

                  3.4 Joint Operating Committee.

                  (a) Composition. The Joint Operating Committee ("JOC") shall be established by the Parties to, among other things, prepare and, to the extent provided herein, submit to the JSC for approval consolidated Development, regulatory, promotion and marketing plans for the IL-1 Product in the Co-Commercialization Countries. The JOC shall be comprised of eight (8) members consisting of the senior executives of Novartis and Regeneron who, in the case of Novartis, are responsible for global marketing and clinical development and, in the case of Regeneron, including those who have responsibility for marketing and clinical development. Promptly after the Effective Date, Novartis and Regeneron will each appoint four
(4) appropriate representatives to the JOC; provided that each Party must appoint, as one of its representatives on the JOC, its Alliance Manager. A Party may change any of its representatives at any time by giving written notice to the other Party but the replacement representative must also be a senior executive from Novartis or Regeneron (with appropriate expertise to replace the outgoing member). The total number of JOC members may be changed by unanimous vote of the JOC from time to time as appropriate; provided that the JOC shall in all cases be comprised of an equal number of members from each of Novartis and Regeneron.

                  (b) Chairperson of the JOC. Regeneron will designate the initial chairperson of the JOC, and the right to designate the JOC chairperson shall rotate between Novartis and Regeneron at the end of each calendar year. The JOC chairperson shall be: (i) entitled to set meeting agendas; provided that the agenda shall include any matter reasonably requested by either Party; (ii) required to call emergency meetings of the JOC at the request of a JOC member; and (iii) required, at the request of either Party, to present JOC disputes (together with a JOC member of the other Party) that have been unresolved for thirty (30) days to the JSC pursuant to Section 3.7. The JOC chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of the JOC meetings, which meeting minutes shall be submitted for approval of the members of the JOC.

                  (c) Meetings of the JOC. The chairperson of the JOC shall call meetings when deemed by the chairperson to be appropriate or when requested by a Party; provided, however, that such meetings shall be held on at least a quarterly basis for the first year following the Effective Date, and thereafter no less frequently than twice per year. If possible, the meetings shall be held in person (to the extent practicable, alternating the site for such meetings between the companies) or where appropriate, by video or telephone conference. The Parties shall determine the form of the meeting. Decisions of the JOC shall be made unanimously, each Party having one (1) vote regardless of the number of representatives present or voting; provided that no such vote shall be valid unless each Party is represented by at least one member either by proxy or actual presence at the meeting at which the vote is taken. Voting by proxy shall be permissible. Subject to appropriate confidentiality undertakings where applicable, additional participants may be invited by any member to attend meetings where appropriate (e.g., representatives of regulatory affairs or outside consultants). Such additional participants shall not be deemed to be a member of the JOC, or to have any rights or responsibilities of a member of the JOC.

                  3.5 JOC Responsibilities. The responsibilities of the JOC shall also include, but shall not be limited to:

                  (a) making recommendations to the JSC with respect to target profiles for IL-1 Products (including key labeling claims required for commercial success of IL-1 Products given the competitive environment and any other key IL-1 Product features and benefits that would be used to develop or support a promotional message for IL-1 Products);

                  (b) preparing, or overseeing the preparation of, Strategic Plans for IL-1 Products for the Co-Commercialization Countries for final approval by the JSC, and updating each such Plan not less frequently than once per Contract Year;

                  (c) preparing, or overseeing the preparation of, Consolidated Co-Commercialization Plans (and related Consolidated Co-Commercialization Budgets) for the Co-Commercialization Countries in accordance with applicable Strategic Plans for final approval by the JSC, and updating each such Plan not less frequently than once per Contract Year;

                  (d) preparing, or overseeing the preparation of, Consolidated Co-Development Plans (and related Consolidated Co-Development Budgets) for the Co-Commercialization Countries in accordance with applicable Strategic Plans for final approval by the JSC, and updating each such Plan not less frequently than once per Contract Year;

                  (e) monitoring compliance with the Consolidated Co-Commercialization Plans and the Consolidated Co-Development Plans and, in connection therewith, reviewing and approving any material change in a Consolidated Co-Commercialization Plan or Consolidated Co-Development Plan, including, without limitation, specifically approving any change(s) in any line item or category of expenses in any Consolidated Co-Commercialization Budget or Consolidated Co-Development Budget which individually, or together with such previously approved changes in such line item or category, would result in a greater than five percent (5%) increase or decrease in the amount budgeted in such line item or category under either such Consolidated Co-Commercialization Budget or Consolidated Co-Development Budget, it being understood and agreed that expenditures by the Parties with respect to any matter included in a Consolidated Co-Commercialization Budget or Consolidated Co-Development Budget which individually or together with such prior expenditures, exceed by less than 5% the amount budgeted in any line item or category of expenses in such Consolidated Co-Commercialization Budget or Consolidated Co-Development Budget with respect to such matter shall not require approval by the JOC and for all purposes of this Agreement shall be deemed an expenditure in accordance with such Consolidated Co-Commercialization Budget or Consolidated Co-Development Budget, as applicable.

                  (f) approving protocols for Clinical Trials of IL-1 Products in the applicable Territory, and monitoring and making modifications to such Clinical Trials;

                  (g) reviewing and approving material regulatory correspondence, final study reports and submissions to Regulatory Authorities with respect to IL-1 Products;

                  (h) facilitating an exchange between the Parties of data, information, material and results relating to the Development of IL-1 Products in the applicable Territory;

                  (i) establishing and implementing procedures regarding the collection, sharing and reporting of adverse event information related to IL-1 Products in each country in the applicable Territory;

                  (j) preparing and maintaining the overall plan for Commercialization of IL-1 Products in the Co-Commercialization Countries, defining joint planning and executing items, including, without limitation, timelines, IL-1 Product branding, positioning, core messages, tactical plans, staffing, Detailing, Alternate Marketing Channels, budgets and amendments thereto;

                  (k) defining target groups to be covered by overall marketing efforts in the Co-Commercialization Countries, including, without limitation, key opinion leaders, physician groups, hospitals and regional buying groups, managed care organizations and governmental and government-affiliate buyers;

                  (l) reviewing the Parties' respective marketing and promotional activities for consistency with the Consolidated
Co-Commercialization Plan;

                  (m) considering and selecting Product Trademarks for IL-1 Products for approval by the JSC;

                  (n) establishing the contents, design and layout of packaging for each IL-1 Product, on a country-by-country basis where applicable;

                  (o) developing and implementing plans and policies regarding journal and other publications with respect to IL-1 Products;

                  (p) developing concepts for potential Phase IIIB and Phase IV Clinical Trials for IL-1 Products;

                  (q) establishing as sub-committees of the JOC (collectively, the "Joint Sub-Committees"), a U.S. Joint Commercialization Sub-Committee, a Finance Sub-Committee and an Intellectual Property Sub-Committee, each of which: (i) shall be composed of an equal number of representatives of each Party, with the right to appoint the chairperson rotating between the Parties, and otherwise organized in such a manner as the JOC deems appropriate; (ii) shall be delegated such responsibilities as the JOC deems appropriate; and (iii) shall report to the JOC;

                  (r) establishing, as and when necessary and/or appropriate, additional Joint Sub-Committees of the JOC such as a Joint Development Sub-Committee, a Joint Regulatory Sub-Committee, a Joint Commercialization Sub-Committee and/or Joint Country Commercialization Sub-Committees, which additional Joint Sub-Committees: (i) shall be composed of an equal number of representatives of each Party, with the right to appoint the chairperson rotating between the Parties, and otherwise organized in such a manner as the JOC deems appropriate; (ii) shall be delegated such responsibilities as the JOC deems appropriate; and (iii) shall report to the JOC; and

                  (s) considering and acting upon such other matters as are specified in this Agreement or by the Joint Steering Committee.

                  3.6 Alliance Management Representative. Each of Novartis and Regeneron shall appoint a senior representative who possesses a general understanding of clinical, regulatory, manufacturing and marketing issues to act as its Alliance Manager ("Alliance Manager"). Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees. Each Alliance Manager will also be responsible for:

                  (a) coordinating the various functional representatives of Novartis or Regeneron, as appropriate, in developing and executing global strategies and Plans for the IL-1 Product in an effort to ensure global consistency and efficiency;

                  (b) providing single-point communication for seeking consensus both internally within the respective Party's organization and together regarding key global strategy and Plan issues, as appropriate, including facilitating review of external corporate communications; and

                  (c) identifying and raising cross-country, cross-Party and/or cross-functional disputes to the JSC in a timely manner.

                  3.7 Resolution of Governance Matters.

                  (a) Generally. The Parties shall cause their respective representatives on the Committees to use their Commercially Reasonable Efforts to resolve all matters presented to them as expeditiously as possible, and

                  (i) In the case of any matter which cannot be resolved by the applicable Joint Sub-Committee of the JOC, such matter shall, at the request of either Party, promptly, and in any event within fifteen
         (15) days after such request, be referred by the chairperson of such Sub-Committee to the JOC for resolution;

                  (ii) in the case of any matter which cannot be resolved by the JOC, such matter shall, at the request of either Party, promptly, and in any event within thirty (30) days after such request, be referred by the chairperson of the JOC to the JSC for resolution; and

                  (iii) in the event any matter which cannot be resolved by the JSC, such matter shall, at the request of either Party, be resolved in accordance with the dispute resolution procedures set forth in
         Section 3.7(b) and (c) below.

                  (b) Executive Officers' Resolution of Disputes. In the event that the JSC is, after a period of thirty (30) days from the date a matter is submitted to it for decision in accordance with this Section 3.7, unable to make a decision due to a lack of required unanimity, either Party may, by notice to the chairperson of the JSC, require that the matter be submitted to the Executive Officers for a joint decision. In such event, the chairperson of the JSC, by written notice to each Party delivered within five (5) days after receipt of the notice from a Party pursuant to the immediately preceding sentence, shall formally request that the dispute be resolved by the Executive Officers, specifying the nature of the dispute with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith, attempt to resolve the referred dispute within thirty (30) days of receiving such written notification, failing which, except as set forth in Section 3.7(c) below and except for Legal Disputes, [***************************].

Any such final decision [********************] shall be made, and communicated in writing [***********************]. For the avoidance of doubt, such disputes referred to the Executive Officers for resolution (other than Legal Disputes) shall not be subject to any dispute resolution mechanism or procedure other than pursuant to this Article III.

                  (c) Mutual Agreement Requirements. Notwithstanding the provisions of Section 3.7(b) above,[***************************************]:

                  (i)      [***************************************];

                  (ii)     [**************************************];

                  (iii)    [**************************************];

                  (iv)     [**************************************]; and

                  (v)      [**************************************].

                  (d) Performance. Pending resolution of any matter pursuant to this Section 3.7, the Parties covenant to continue their performance under the Agreement in accordance with the terms thereof. To facilitate such continued performance, pending resolution by the Executive Officers of any referred dispute with respect to an annual Consolidated Co-Commercialization Budget or annual Consolidated Co-Development Budget, the Executive Officers shall negotiate in good faith in an effort to agree to appropriate interim budgets to allow the continued Co-Development and Co-Commercialization of the IL-1 Product pursuant to this Agreement.

                  (e) Obligations of the Parties and their Affiliates. The Parties shall cause their respective designees on the Committees and their respective Executive Officers to take the actions and make the decisions provided herein to be taken and made by such respective designees and Executives in the manner and within the applicable time periods provided herein. To the extent a Party performs any of its obligations hereunder through any Affiliate of such Party, such Party shall be fully responsible and liable hereunder for any failure of such performance, and each Party agrees that it will cause each of its controlled Affiliates to comply with any provision of this Agreement which restricts or prohibits a Party from taking any specified action.

                                   ARTICLE IV

               EXISTING PATENT AND KNOW-HOW RIGHTS; LICENSE GRANTS

                  4.1 Regeneron License Grants Regarding Trap-1. Subject to the terms and conditions of this Agreement and any license within the Regeneron Patent Rights, Regeneron hereby grants to Novartis and its Affiliates the right and license under the Regeneron Intellectual Property to manufacture, and to Co-Develop, Co-Commercialize and Co-Market the Trap-1 Product throughout the Trap-1 Territory for the Term of this Agreement. Such license shall be co-exclusive with Regeneron and its Affiliates only. The rights granted to Novartis and its Affiliates under the Regeneron Intellectual Property to sell or offer to sell the Trap-1 Product shall be sublicensable to Distributors of Novartis (but not with respect to distribution, marketing, sale or offer for sale of the Trap-1 Product in any country listed on SCHEDULE 10), and otherwise only with the prior written consent of Regeneron, which consent shall not be unreasonably withheld or delayed. For the avoidance of doubt, Regeneron may withhold such consent if it reasonably determines such sublicense would reduce Regeneron's financial return from the sale of the Trap-1 Product in the applicable country.

                  4.2 Novartis License Grants Regarding the IL-1 Antibody. Subject to the terms and conditions of this Agreement and any license within the Novartis Patent Rights, Novartis and its Affiliates hereby grant to Regeneron and its Affiliates the right and license under the Novartis Intellectual Property to Co-Develop, Co-Commercialize and Co-Market the IL-1 Antibody Product throughout the IL-1 Antibody Territory for the Term of this Agreement with respect to the IL-1 Antibody Product. Such license shall be conditional upon the proper exercise by Regeneron of the IL-1 Antibody Opt-In Right and shall be co-exclusive with Novartis and its Affiliates only. The rights granted to Regeneron and its Affiliates hereunder shall not be sublicensable.

                  4.3 Regeneron License Grants Regarding Trap-2. Subject to the terms and conditions of this Agreement and any license within the Regeneron Patent Rights, Regeneron hereby grants to Novartis and its Affiliates the right and license under the Regeneron Intellectual Property to manufacture, and to Co-Develop, Co-Commercialize and Co-Market the Trap-2 Product throughout the Trap-2 Territory for the Term of this Agreement with respect to the Trap-2 Product. Such license shall be conditional upon the proper exercise by Novartis of the Trap-2 Opt-In Right and shall be co-exclusive with Regeneron and its Affiliates only. The rights granted to Novartis and its Affiliates under the Regeneron Intellectual Property to sell or offer to sell the Trap-2 Product shall be sublicensable to Distributors of Novartis (but not with respect to distribution, marketing, sale or offer for sale of the Trap-2 Product in any country listed on SCHEDULE 10), and otherwise only with the prior written consent of Regeneron, which consent shall not be unreasonably withheld or delayed. For the avoidance of doubt, Regeneron may withhold such consent if it reasonably determines such sublicense would reduce Regeneron's financial return from the sale of the Trap-2 Product in the applicable country.

                  4.4 Technology Transfer.

                  (a) To the extent reasonably necessary for each Party to exercise its rights and perform its obligations under this Agreement with respect to the other Party's intellectual property, and from time to time during the applicable Term, each Party shall provide to the other Party one (1) copy of each physical embodiment of such Party's applicable intellectual property as set forth in the Technology Transfer Agreement. Without limiting the generality of any other provision of this Agreement or the Technology Transfer Agreement, each Party shall make its scientific and technical personnel available to the other Party to answer any questions or provide instruction as reasonably necessary with respect to such Party's intellectual property licensed to the other Party hereunder.

                  (b) In accordance with the terms of a Technology Transfer Agreement (to be negotiated in good faith as soon as practicable, but in any event within sixty (60) days of the Effective Date), Regeneron will transfer and license to Novartis such Know-How and Regeneron Intellectual Property on terms to be set forth in the Technology Transfer Agreement to allow Novartis to assume the manufacturing of the Trap-1 Product. The Parties agree to enter into a similar technology transfer agreement, as needed, for the Trap-2 Product.

                  4.5 Sublicenses. Novartis shall remain responsible for the compliance by its Distributors and permitted sublicensees with applicable terms and obligations set forth herein. Novartis agrees that any sublicense granted pursuant to Section 4.1 or 4.3 shall be consistent with, and expressly subject to, the covenants, terms and conditions set forth in this Agreement. Without limitation of the generality of the foregoing, any sublicense granted pursuant to Section 4.1 or 4.3 shall contain all of the terms required by the Amgen License Agreement to be included in a sublicense of any rights licensed to Regeneron thereunder, including, without limitation, that Amgen Inc. shall be a direct third party beneficiary of any such sublicense. Promptly after entering into any such sublicense, or any amendment or modification thereto, Novartis will provide a true and correct copy thereof to Regeneron.

                                   ARTICLE V

                          DEVELOPMENT AND OPT-IN RIGHTS

                  5.1 Pre-Phase III Development of the IL-1 Antibody.

                  (a) Novartis and its Affiliates shall be solely responsible, in Novartis's discretion, for the Development of the IL-1 Antibody Product through the End of Phase II Development and for all associated Development costs and expenses. Without limiting the foregoing, Novartis and its Affiliates shall have the right, exercisable in their sole discretion, to determine [*****************************************] and nothing in this
Agreement shall be interpreted as granting to Regeneron any rights with respect to [*********************************].

                  (b) Novartis shall keep Regeneron and the JSC informed of Novartis' Development activities with respect to the IL-1 Antibody Product through the End of Phase II Development of the IL-1 Antibody Product by submitting to the JSC, annually on each anniversary of the Effective Date, a development plan with respect to the future Development of the IL-1 Antibody Product and a progress report summarizing all Development activities undertaken with respect to the IL-1 Antibody Product in the preceding year and which shall include all relevant data from such Development activities. Each such development plan and progress report shall be in such form and in such level of detail as may be reasonably requested by Regeneron.

                  (c) Novartis shall also provide Regeneron and the JSC with reasonable advance notice of any meetings between Novartis and any Regulatory Authority relating to the Development of any IL-1 Antibody Product prior to the End of Phase II Development. To the extent permitted under Law, Novartis shall permit Regeneron to have representatives attend any such regulatory meeting with respect to the Development of any IL-1 Antibody Product prior to the End of Phase II Development.

                  5.2 Pre-Phase III Development of Trap-2.

                  (a) Regeneron shall be solely responsible, in its sole discretion, for the Development of the Trap-2 Product through the End of Phase II Development and for all associated Development costs and expenses.

                  (b) Regeneron shall keep Novartis and the JSC informed of Regeneron's Development activities with respect to the Trap-2 Product through the End of Phase II Development of the Trap-2 Product by submitting to the JSC, annually on each anniversary of the Effective Date, a development plan with respect to the future Development of the Trap-2 Product and a progress report summarizing all Development activities undertaken with respect to the Trap-2 Product in the preceding year and which shall include all relevant data from such Development activities. Each such development plan and progress report shall be in such form and in such level of detail as may be reasonably requested by Novartis.

                  (c) Regeneron shall also provide Novartis and the JSC with reasonable advance notice of any meetings between Regeneron and any Regulatory Authority relating to the Development of any Trap-2 Product prior to the End of Phase II Development. To the extent permitted under Law, Regeneron shall permit Novartis to have representatives attend any such regulatory meeting with respect to Development of any Trap-2 Product prior to the End of Phase II Development.

                  5.3 IL-1 Antibody Opt-In Rights.

                  (a) Novartis hereby grants to Regeneron an exclusive option to Co-Develop and Co-Commercialize with Novartis and its Affiliates the IL-1 Antibody Product on the terms and conditions set forth in this Agreement.

                  (b) Within forty-five (45) days after the End of Phase II Development of the IL-1 Antibody Product, Novartis shall deliver to Regeneron written notice of the End of Phase II Development, accompanied by a written report setting forth such efficacy, safety, clinical and medical data as may be material to the feasibility of further Developing and Commercializing the IL-1 Antibody Product, which shall include, without limitation, a proposed development plan and budget and a summary of the data generated from the pre-clinical and clinical studies in sufficient detail so as to reasonably demonstrate that efficacy has been achieved in accordance with defined endpoints and whether any unexpected or untoward effects resulted from such studies which would limit further Development of the IL-1 Antibody Product. For a period of thirty (30) days from and after the delivery of such notice and reports, Regeneron shall have the right to request from Novartis such additional information then in the possession of or readily available to Novartis as Regeneron may reasonably require in order to make a scientific, legal and business evaluation of the Development and marketing potential of the IL-1 Antibody Product. Novartis shall also promptly notify Regeneron of, and promptly provide to Regeneron, all material new data relating to the IL-1 Antibody Product that comes into Novartis' possession during such period, whether or not such data is specifically requested by Regeneron.

                  (c) For ninety (90) days after the date of delivery of the notice and written report described in Section 5.3(b) above or, if later, the date Regeneron has received the additional information requested by Regeneron in accordance with Section 5.3(b), Regeneron shall have the right to elect to Co-Develop and Co-Commercialize the IL-1 Antibody Product on the terms and conditions set forth in this Agreement. Any exercise of the IL-1 Antibody Opt-In Right shall be made by written notice to Novartis, accompanied by the IL-1 Antibody Opt-In Payment and shall become effective at the end of the month during which such notice was delivered to Novartis. Development Costs with respect to the IL-1 Antibody Product incurred after the effective date of such notice shall be shared by the Parties in accordance with Schedule 4. If Regeneron fails to exercise its IL-1 Antibody Opt-In Right as set forth above, the IL-1 Antibody shall not be included in the Co-Development, manufacture, Co-Commercialization or Co-Marketing of IL-1 Products as contemplated by this Agreement, this Agreement (including, without limitation, Sections 2.1, 2.4(c), 4.2, 4.4, 5.1, 5.3, 5.5, 6.1, 8.3, 13.3 and 15.2(b) and Articles III, VII and
XI) shall be of no force or effect with respect to the IL-1 Antibody, and Novartis and its Affiliates shall be free to Develop and Commercialize the IL-1 Antibody Product, alone or in collaboration with any Third Party, without being subject to the provisions of this Agreement (including, without limitation, Section 6.22).

                  5.4 Trap-2 Opt-In Right.

                  (a) Regeneron hereby grants to Novartis an exclusive option to Co-Develop and Co-Commercialize with Regeneron the Trap-2 Product on the terms and conditions set forth in this Agreement.

                  (b) Within forty-five (45) days after the End of Phase II Development of the Trap-2 Product, Regeneron shall deliver to Novartis written notice of the End of Phase II Development, accompanied by a written report setting forth such efficacy, safety, clinical and medical data as may be material to the feasibility of further Developing and Commercializing the Trap-2 Product, which shall include, without limitation, manufacturing data, a proposed development plan and budget and a summary of the data generated from the pre-clinical and clinical studies in sufficient detail so as to reasonably demonstrate that efficacy has been achieved in accordance with defined endpoints and whether any unexpected or untoward effects resulted from such studies which would limit further Development of the Trap-2 Product. For a period of thirty
(30) days from and after the delivery of such notice and reports, Novartis shall have the right to request from Regeneron such additional information then in the possession of or readily available to Regeneron as Novartis may reasonably require in order to make a scientific, legal and business evaluation of the Development and marketing potential of the Trap-2 Product. Regeneron shall also promptly notify Novartis of, and promptly provide to Novartis, all material new data relating to the Trap-2 Product that comes into Regeneron's possession during such period, whether or not such data is specifically requested by Novartis.

                  (c) For ninety (90) days after the date of delivery of the notice and written report described in Section 5.4(b) above or, if later, the date Novartis has received the additional information requested by Novartis in accordance with Section 5.4(b), Novartis shall have the right to elect to Co-Develop and Co-Commercialize the Trap-2 Product on the terms and conditions set forth in this Agreement. Any exercise of the Trap-2 Opt-In Right shall be made by written notice to Regeneron and shall become effective at the end of the month during which such notice was delivered to Regeneron. Development Costs with respect to the Trap-2 Product incurred after the effective date of such notice shall be shared by the Parties in accordance with Schedule 4. If Novartis fails to exercise its Trap-2 Opt-In Right as set forth above, the Trap-2 Product shall not be included in the Co-Development, manufacture, Co-Commercialization or Co-Marketing of IL-1 Products as contemplated by this Agreement, this Agreement (including, without limitation, Sections 2.1, 2.4(c), 4.3, 4.4, 5.2, 5.4, 5.5, 6.1, 8.4, 13.3 and 15.2(a) and Articles III, VII and XI ) shall be of no force or effect with respect to the Trap-2 Product, and Regeneron shall be free to Develop and Commercialize the Trap-2 Product, alone or in collaboration with any Third Party, without being subject to the provisions of this Agreement (including, without limitation, Section 6.22).

                  5.5 Grant of Co-Development Rights.

                  (a) Subject to the terms of this Agreement and any Ancillary Agreement (including, without limitation, the exercise of the applicable IL-1 Antibody Opt-In Rights and the Trap-2 Opt-In Rights, the exceptions set forth in Section 6.2 and the rights retained by the respective Parties hereunder in connection with IL-1 Products) and subject to the terms of any license within any applicable Patent Rights, each Party grants to the other Party and its Affiliates the sole right, together with the granting Party and its Affiliates, to Co-Develop IL-1 Products in the applicable Territory and for the applicable Term with respect to each IL-1 Product. For so long as a Party's rights of Co-Development under this Section 5.5(a) remain in effect with respect to a particular country with respect to a particular IL-1 Product, the granting Party shall not grant any rights to, or permit or authorize, any Third Party to Develop such IL-1 Product in such country; provided that the foregoing shall not in any manner limit (a) the granting Party's (or its Affiliates') activities in the Co-Development of applicable IL-1 Product(s) as contemplated under this Agreement, or (b) the granting Party's (or its Affiliates') Development activities with respect to applicable IL-1 Product(s) outside of the applicable Territory.

                  (b) The rights granted to Regeneron and its Affiliates under Section 5.5(a) shall not be sublicensable. The rights granted to Novartis and its Affiliates under Section 5.5(a) shall be sublicensable only with the prior written consent of Regeneron, which consent shall not be unreasonably withheld or delayed.

                  5.6 Co-Development of IL-1 Products. Subject to the terms of this Agreement, the Parties shall undertake Development activities with respect to the Trap-1 Product and any other IL-1 Product under the direction and oversight of the Committees and in accordance with all applicable Consolidated Co-Development Plans. Each Party shall use Commercially Reasonable Efforts to carry out the Development activities assigned to it in such Consolidated Co-Development Plans and to conduct all such activities in compliance with applicable Laws, including, without limitation, Good Practices and export and import control Laws. In carrying out Development activities hereunder with respect to IL-1 Products, neither Party shall use the services of any Person involved in the Development of any Trap-1 Product, IL-1 Antibody Product (following the End of Phase II Development) or Trap-2 Product (following the End of Phase II Development) which is not an IL-1 Product subject to the Co-Development and/or Co-Commercialization rights pursuant to this Agreement, if the use of such services would violate applicable Law.

                  5.7 Co-Development Plans. Subject to the terms of Article III above and the applicable Ancillary Agreements, the JOC shall annually develop Consolidated Co-Development Plans for IL-1 Products, for approval by the JSC. Each Consolidated Co-Development Plan shall incorporate a Consolidated Co-Development Budget and will set forth the plan for Development of each applicable IL-1 Product on a calendar-year basis, including, without limitation:
(a) strategies for Developing and obtaining Approvals for such IL-1 Product; and
(b) allocation of responsibilities for Development activities between the Parties, and/or to Third Party service providers to the extent permitted by the applicable Consolidated Development Plan. Until such time as the Clinical Trials and other activities described or referred to in the Preliminary Development Plan attached hereto as SCHEDULE 8 (the "Preliminary Development Plan") have been completed (unless the Preliminary Development Plan has been amended or modified by the JSC in compliance with Article III (including Section 3.7(c)), each Consolidated Co-Development Plan shall be consistent with the Preliminary Development Plan and designed to complete as expeditiously as is commercially reasonable such Clinical Trials and other activities described or referred to in the Preliminary Development Plan.

                  5.8 Co-Development Reports. Within thirty (30) days after the end of each quarter, Regeneron and Novartis shall each provide to the other Party and to the JOC a written report (in electronic form) summarizing in reasonable detail the material activities undertaken by such Party during such quarter in connection with each Consolidated Co-Development Plan, together with a detailed project-level statement of Development Costs incurred by such Party during such quarter.

                  5.9 Loan Facilities for Trap-1 Product Development Costs.

                  (a)      2003 Development Costs Facility.

                  (i) General. Novartis shall create an internal loan facility from which, subject to the further provisions hereof, it shall make advances to Regeneron, and from which Regeneron may draw funds in U.S. Dollars from time to time, in amounts that in the aggregate equal up to the share of Development Costs incurred in 2003 in connection with the Co-Development of Trap-1 Products for which Regeneron is responsible in accordance with SCHEDULE 4 of the Agreement (the "2003 Regeneron Development Costs"). Such loan facility is referred to herein as the "2003 Facility", and such advances made thereunder are referred to herein collectively as the "2003 Facility Loans".

                  (ii) Draws. To draw on the 2003 Facility, Regeneron shall submit a notice of funding (a "2003 Facility Funding Notice") to Novartis, signed by its Chief Financial Officer, specifying the amount of the requested advance (which shall not be less than $1 million per request) and certifying that such amount is in respect of 2003 Regeneron Development Costs. 2003 Facility Loans shall be made by Novartis within twenty (20) Business Days after Novartis' receipt of a 2003 Facility Funding Notice.

                  (iii) Crediting of 2003 Facility Loans; Cash Disbursements. Immediately upon any 2003 Facility Loan being made, Regeneron hereby authorizes and directs Novartis to, and Novartis shall, credit the amount of such 2003 Facility Loan against 2003 Regeneron Development Costs, and each of Regeneron and Novartis acknowledges and agrees that there will be no cash disbursements of any 2003 Facility Loans to the extent they are so applied against 2003 Regeneron Development Costs; provided, however, that Novartis shall disburse to Regeneron (as Regeneron may direct Novartis in a 2003 Facility Funding Notice) all or a portion of any 2003 Facility Loan to the extent of 2003 Regeneron Development Costs actually incurred by Regeneron or its Affiliates. Any cash disbursement of a 2003 Facility Loan shall be made by Novartis by wire transfer of funds to an account specified by Regeneron in the 2003 Facility Funding Notice within the time period provided in subparagraph
         (ii) above.

                  (iv) Interest. The principal balance of 2003 Facility Loans outstanding shall bear interest from the date advanced at a rate per annum equal to the LIBOR Rate, plus 2.5%, and shall be compounded quarterly and, unless the 2003 Facility Loans have been accelerated in accordance with subparagraph (x) below, shall be payable as provided in subparagraph (v) below. For purposes of this Section 5.9 and Section 6.23, "LIBOR Rate" shall mean the rate for three (3) months LIBOR (such period, with respect to any 2003 Facility Loan, any Post-2003 Facility Loan or any Promotional Expenses Facility Loan, the "LIBOR Period") for U.S. Dollars as reported by Datastream. Overdue principal and, to the extent permitted by law, overdue interest in respect of each 2003 Facility Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate borne by such 2003 Facility Loan. Interest which accrues under the immediately preceding sentence shall be payable on demand.

                  (v) Repayment. The full amount of all outstanding 2003 Facility Loans, and all accrued and unpaid interest thereon, shall be due and payable on July 1, 2004, provided, however that all outstanding 2003 Facility Loans, and all accrued and unpaid interest thereon, shall be forgiven by Novartis, and the repayment obligation of Regeneron with respect thereto extinguished, automatically upon [***************************************************].

                  (vi) Prepayment. Regeneron shall have the right to prepay any 2003 Facility Loans prior to the time required in subparagraph (v) above, without premium or penalty (except as provided below in subparagraph (viii)), in whole or in part, upon at least one Business Day's prior written notice (or telephonic notice confirmed by in writing, which may be by email) to Novartis of its intent to make such prepayment. The amount of any such prepayment (or repayment, whether pursuant to clause (v), (x) or (xi)) shall be applied pro rata against the principal amount of the then outstanding 2003 Facility Loans and accrued and unpaid interest thereon, in the order of their dates of disbursement, with any prepayment being first applied against the longest outstanding 2003 Facility Loan.

                  (vii) Method of Repayment. Except as otherwise specifically provided herein, all payments of principal of, and accrued interest on, 2003 Facility Loans shall be made in U.S. Dollars in immediately available funds to an account of Novartis specified by it to Regeneron, and shall be paid net of withholding taxes, if applicable.

                  (viii) Breakage Cost. Regeneron shall compensate Novartis, upon the written request of Novartis, for any expenses or costs (a reasonably detailed calculation of which shall be provided by Novartis together with such written request) incurred by Novartis as a result of any prepayment pursuant to clause (vi) of any one or more 2003 Facility Loans having occurred on a date other than the last date of a LIBOR Period relating to such 2003 Facility Loan or 2003 Facility Loans.

                  (ix) Termination of 2003 Facility. The 2003 Facility shall automatically terminate, and no further 2003 Facility Loans shall be advanced thereunder, upon the earlier of (A) the effective date of termination of the Agreement by Novartis with respect to the entire Trap-1 Territory for all Trap-1 Products and (B) the acceleration of the date of payment of 2003 Facility Loans pursuant to subparagraph (x) below.

                  (x) Acceleration of 2003 Facility Loans. Novartis may, by notice to Regeneron, declare all principal of, and accrued and unpaid interest on, all 2003 Facility Loans due and payable, if a 2003 Facility Loan Event of Default referred to in clause (A) or (B) below in this subparagraph (x) shall have occurred (and in such event upon such notice all such principal and unpaid interest shall immediately become due and payable) or if a 2003 Facility Loan Event of Default referred to in clause (C) below in this subparagraph (x) shall have occurred (and in such event upon such notice all such principal and interest shall be due and payable upon the first anniversary of the date of such notice), and if a 2003 Facility Loan Event of Default referred to in clause (D) of such definition shall have occurred, all such principal and interest shall automatically become due and payable. The occurrence of any of the following events shall constitute a "2003 Facility Loan Event of Default": (A) Regeneron shall default in the payment when due of the principal of, and accrued and unpaid interest on, the 2003 Facility Loans, (B) the due date of indebtedness for borrowed money of Regeneron in an amount exceeding $10 million shall have been accelerated and Regeneron shall have failed to make payment thereof in full on the accelerated payment date, (C) the Agreement shall have been validly terminated in its entirety by Novartis pursuant to and in accordance with Section 19.5 of the Agreement and such termination shall be effective or (D) Regeneron shall commence a voluntary case concerning itself under the Bankruptcy Code, or an involuntary case under the Bankruptcy Code shall be commenced against Regeneron and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Regeneron, or Regeneron commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Regeneron or there is commenced against Regeneron any such proceeding which remains undismissed for a period of 60 days, or Regeneron is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered, or Regeneron suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, or Regeneron makes a general assignment for the benefit of creditors, or any corporate action is taken by Regeneron for the purpose of effecting any of the foregoing.

                  (xi) Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if any default by Regeneron in repaying when due all principal of, and accrued and unpaid interest on, all outstanding 2003 Facility Loans has occurred and is continuing, Novartis may, upon prior notice to Regeneron, set off against all such unpaid principal and interest any amount payable by Novartis to Regeneron under this Agreement.

                  (b)      Post-2003 Development Costs Facility.

                  (i) General. Novartis shall create an internal loan facility from which, subject to the further provisions hereof, it shall make advances to Regeneron, and from which Regeneron may draw funds in U.S. Dollars from time to time, in amounts that in the aggregate equal up to the share of Development Costs incurred after 2003 in connection with the Co-Development of Trap-1 Products for which Regeneron is responsible in accordance with SCHEDULE 4 of the Agreement (the "Post-2003 Regeneron Development Costs"). Such loan facility is referred to herein as the "Post-2003 Facility", and such advances made thereunder are referred to herein collectively as the "Post-2003 Facility Loans".

                  (ii) Draws. To draw on the Post-2003 Facility, Regeneron shall submit a notice of funding (a "Post-2003 Facility Funding Notice") to Novartis, signed by its Chief Financial Officer, specifying the amount of the requested advance (which shall not be less than $1 million per request) and certifying that such amount is in respect of Post-2003 Regeneron Development Costs. Post-2003 Facility Loans shall be made by Novartis within twenty (20) Business Days after Novartis' receipt of a Post-2003 Facility Funding Notice.

                  (iii) Crediting of Post-2003 Facility Loans; Cash Disbursements. Immediately upon any Post-2003 Facility Loan being made, Regeneron hereby authorizes and directs Novartis to, and Novartis shall, credit the amount of such Post-2003 Facility Loan against Post-2003 Regeneron Development Costs, and each of Regeneron and Novartis acknowledges and agrees that there will be no cash disbursements of any Post-2003 Facility Loans to the extent they are so applied against Post-2003 Regeneron Development Costs; provided, however, that Novartis shall disburse to Regeneron (as Regeneron may direct Novartis in a Post-2003 Facility Funding Notice) all or a portion of any Post-2003 Facility Loan to the extent of Post-2003 Regeneron Development Costs actually incurred by Regeneron or its Affiliates. Any cash disbursement of a Post-2003 Facility Loan shall be made by Novartis by wire transfer of funds to an account specified by Regeneron in the Post-2003 Facility Funding Notice within the time period provided in subparagraph (ii) above.

                  (iv) Interest. The principal balance of Post-2003 Facility Loans outstanding shall bear interest from the date advanced at a rate per annum equal to the LIBOR Rate, plus 2.5%, and shall be compounded quarterly and, unless the Post-2003

         Facility Loans have been accelerated in accordance with subparagraph
         (x) below, shall be payable as provided in subparagraph (v) below. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Post-2003 Facility Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate borne by such Post-2003 Facility Loan. Interest which accrues under the immediately preceding sentence shall be payable on demand.

                  (v) Repayment. The full amount of all outstanding Post-2003 Facility Loans, and all accrued and unpaid interest thereon, will be due and payable five (5) years after the earlier of (A) the first Launch of a Trap-1 Product in the United States or Europe and (B) the effective date of termination of the Agreement by Novartis with respect to the entire Trap-1 Territory for all Trap-1 Products.

                  (vi) Prepayment. Regeneron shall have the right to prepay any Post-2003 Facility Loans prior to the time required in subparagraph
         (v) above, without premium or penalty (except as provided below in subparagraph (viii)), in whole or in part, upon at least one Business Day's prior written notice (or telephonic notice confirmed by in writing, which may be by email) to Novartis of its intent to make such prepayment. The amount of any such prepayment (or repayment, whether pursuant to clause (v), (x) or (xi)) shall be applied pro rata against the principal amount of the then outstanding Post-2003 Facility Loans and accrued and unpaid interest thereon, in the order of their dates of disbursement, with any prepayment being first applied against the longest outstanding Post-2003 Facility Loan.

                  (vii) Method of Repayment. Except as otherwise specifically provided herein, all payments of principal or accrued interest on Post-2003 Facility Loans shall be made in U.S. Dollars in immediately available funds to an account of Novartis specified by it to Regeneron, and shall be paid net of withholding taxes, if applicable.

                  (viii) Breakage Cost. Regeneron shall compensate Novartis, upon the written request of Novartis, for any expenses or costs (a reasonably detailed calculation of which shall be provided by Novartis together with such written request) incurred by Novartis as a result of any prepayment pursuant to clause (vi) of any one or more Post-2003 Facility Loans having occurred on a date other than the last date of a LIBOR Period relating to such Post-2003 Facility Loan or Post-2003 Facility Loans.

                  (ix) Termination of Post-2003 Facility. The Post-2003 Facility shall automatically terminate, and no further Post-2003 Facility Loans shall be advanced thereunder, upon the early of (A) the effective date of termination of the Agreement by Novartis with respect to the entire Trap-1 Territory for all Trap-1 Products and (B) the acceleration of the date of payment of Post-2003 Facility Loans pursuant to subparagraph (x) below.

                  (x) Acceleration of Post-2003 Facility Loans. Novartis may, by notice to Regeneron, declare all principal of, and accrued and unpaid interest on, all Post-2003 Facility Loans due and payable, if a Post-2003/Promotional Expense Event of Default referred to in clause
         (A) or (B) below in this subparagraph (x) shall have occurred (and in such event upon such notice all such principal and unpaid interest shall immediately become due and payable) or if a Post-2003/Promotional Expense Event of Default referred to in clause (C) below in this subparagraph (x) shall have occurred (and in such event upon such notice all such principal and interest shall be due and payable upon the first anniversary of the date of such notice), and if a Post-2003/Promotional Expense Event of Default referred to in clause
         (D) of such definition shall have occurred, all such principal and interest shall automatically become due and payable. The occurrence of any of the following events shall constitute an "Post-2003/Promotional Expense Event of Default": (A) Regeneron shall default in the payment when due of all principal of, and accrued and unpaid interest on, the Promotional Expense Facility Loans or the Post-2003 Facility Loans, (B) the due date of indebtedness for borrowed money of Regeneron in an amount exceeding $10 million shall have been accelerated and Regeneron shall have failed to make payment thereof in full on the accelerated payment date, (C) the Agreement shall have been validly terminated in its entirety by Novartis pursuant to and in accordance with Section
         19.5 of the Agreement and such termination shall be effective or (D) Regeneron shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case under the Bankruptcy Code shall be commenced against Regeneron and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Regeneron, or Regeneron commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Regeneron or there is commenced against Regeneron any such proceeding which remains undismissed for a period of 60 days, or Regeneron is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered, or Regeneron suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, or Regeneron makes a general assignment for the benefit of creditors, or any corporate action is taken by Regeneron for the purpose of effecting any of the foregoing.

                  (xi) Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, any default by Regeneron in repaying when due all principal of, and accrued and unpaid interest on, all outstanding Post-2003 Facility Loans has occurred and is continuing, Novartis may, upon prior notice to Regeneron, set off against all such unpaid principal and interest any amount payable by Novartis to Regeneron under the Agreement.

                  (c) Survival. This Section 5.9 shall survive termination of this Agreement.

                                   ARTICLE VI

                              CO-COMMERCIALIZATION

                  6.1 Grant of Co-Commercialization Rights.

                  (a) Subject to the terms of this Agreement and any Ancillary Agreement (including, without limitation, the exercise of the IL-1 Antibody Opt-In Rights and the Trap-2 Opt-In Rights, as applicable, the exceptions set forth in Section 6.2 and the rights retained by the respective Parties hereunder in connection with IL-1 Products) and subject to the terms of any license within any applicable Patent Rights, each Party grants to the other Party and its Affiliates the sole right, together with the granting Party and its Affiliates, to Co-

Commercialize IL-1 Products in each of the Co-Commercialization Countries for the applicable Term in each such Co-Commercialization Country. For so long as a Party's rights of Co-Commercialization under this Section 6.1(a) remain in effect with respect to any Co-Commercialization Country, the granting Party shall not grant any rights to, or permit or authorize, any Third Party to Commercialize, promote or Detail any applicable IL-1 Product in such Co-Commercialization Country; provided that the foregoing shall not in any manner limit (a) the granting Party's (or its Affiliates') activities in the Co-Commercialization of applicable IL-1 Product(s) as contemplated under this Agreement, (b) the granting Party's (or its Affiliates') Commercialization activities with respect to applicable IL-1 Product(s) outside of the applicable Territory, or (c) the granting Party's (or its Affiliates') right to permit or authorize any Third Party to serve as a Distributor for the applicable IL-1 Product.

                  (b) The rights granted to Regeneron and its Affiliates under Section 6.1(a) shall not be sublicensable. The rights granted to Novartis and its Affiliates under Section 6.1(a) shall be sublicensable to Distributors of Novartis (but not with respect to the Commercialization of IL-1 Products in any country listed on SCHEDULE 10) and otherwise only with the prior written consent of Regeneron, which consent shall not be unreasonably withheld or delayed. For the avoidance of doubt, Regeneron may withhold such consent if it reasonably determines such sublicense would reduce Regeneron's financial return from the sale of the applicable IL-1 Product in the applicable country.

                  (c) The provisions of Sections 6.4 to 6.20 inclusive (such provisions, the "Co-Commercialization Provisions") shall apply in each Co-Commercialization Country.

                  6.2 Exceptions to the Grant of Co-Commercialization Rights.

                  (a) The Parties may, from time to time, jointly agree, by unanimous affirmative vote of all members of the JSC, to exclude a Co-Commercialization Country from the applicable Territory.

                  (b) The Parties may, from time to time, mutually agree to designate certain Co-Commercialization Countries as Exclusive Countries for either Novartis or Regeneron. The commercial terms relating to marketing in such Exclusive Countries will be as the Parties may at the time mutually agree at such time.

                  (c) The Parties may, from time to time, mutually agree to exclude, by amendment of the applicable definition of "Territory" in accordance with Section 20.5, certain Co-Commercialization Countries from the applicable Territory; provided, however, that such countries may also be reinstated to the applicable Territory by amendment of the applicable definition of "Territory" in accordance with Section 20.5.

                  (d) No later than ninety (90) days prior to the date of Launch of an IL-1 Product in a Co-Commercialization Country, the Parties may agree, through the JSC, that it would be in the best interests of both Parties to Co-Market the IL-1 Product in such Co-Commercialization Country, in which case such Co-Commercialization Country shall be deemed forthwith to be a Co-Marketing Country and shall be subject to a separate Co-Marketing Agreement between the Parties.

                  6.3 Commercialization of IL-1 Products in Co-Marketing Countries. In the event (and for so long as) the Parties are not permitted under local Law to Co-Promote or Co-Brand IL-1 Products in any country in the applicable Territory, but are permitted to Co-

Market the IL-1 Products in such country (i.e., a "Co-Marketing Country"), then the Parties (in the case of Regeneron, directly, or through a Third-Party licensee) shall Co-Market the IL-1 Products in such Co-Marketing Country in accordance with a separate Co-Marketing Agreement to be agreed in good faith between the Parties and, to the extent not prohibited by applicable Law in such Co-Marketing Country in accordance with (a) the obligations set forth in the Co-Commercialization Provisions applicable to the Co-Commercialization Countries and (b) the other provisions of this Agreement. In the event any such provisions of this Agreement are prohibited by applicable Law in a Co-Marketing Country and are not covered by the Co-Marketing Agreement, then such provision shall be considered a Severed Clause under Section 20.7 solely with respect to such Co-Marketing Country. If prior to a Registration Filing in a Co-Marketing Country, or any mutually agreed upon time thereafter, Regeneron notifies Novartis that it does not intend to Co-Market the applicable IL-1 Product in such Co-Marketing Country, then Novartis shall have the exclusive right to Develop and Commercialize the IL-1 Product in such Co-Marketing Country; provided that for purposes of determining payment of Development Costs and determining the Target Profit Split, the Country shall be treated as a Co-Commercialization Country hereunder.

                  6.4 Commercialization of IL-1 Products in Co-Commercialization Countries. Novartis and Regeneron (through their respective Affiliates where appropriate) shall Co-Promote and Co-Brand IL-1 Products under the applicable Product Trademarks in each Co-Commercialization Country during the applicable Term in accordance with the then-current JSC-approved Consolidated Co-Commercialization Plan, Consolidated Co-Commercialization Budget, Country Co-Commercialization Plans and Country Co-Commercialization Budgets, using substantially equivalent quality of efforts and resources. Each Party shall use, or shall cause its local Affiliates to use, Commercially Reasonable Efforts in performing such obligations. Notwithstanding any other provision of this Agreement, the Parties shall not be required to Launch any IL-1 Product in any Co-Commercialization Country unless and until: (a) full commercial channels of distribution have been established in the applicable country; and (b) IL-1 Product inventory sufficient to meet reasonably anticipated levels of demand has been procured, it being understood and agreed that, upon the terms and subject to the conditions of this Agreement, the Parties will use Commercially Reasonable Efforts to finally establish such distribution channels and procure such inventory so the Launch of such IL-Product will not be delayed.

                  6.5 Co-Commercialization Plans. The initial Consolidated Co-Commercialization Plan and Consolidated Co-Commercialization Budget for each IL-1 Product will be prepared by the JOC for JSC approval at least [************************]. The Consolidated Co-Commercialization Plan and Consolidated Co-Commercialization Budget for each subsequent calendar year shall be prepared by the Joint Operating Committee to enable JSC approval at least [**************************]. The Consolidated Co-Commercialization Plan and Consolidated Co-Commercialization Budget shall be based upon annual Country Co-Commercialization Plans and Country Co-Commercialization Budgets prepared by the Joint Operating Committee which will set forth the detailed plan for Commercialization of the IL-1 Product in the Co-Commercialization Countries on a calendar-year basis, including:

                  (a) strategies for the Detailing and Co-Promotion or Co-Branding, as applicable, of the IL-1 Products, including recommended target Professionals for such activities;

                  (b) allocation between the Parties of responsibilities for marketing, sales and promotional activities (except that in the case of Detailing, such allocation shall be preliminary and shall be finally determined as provided in Section 6.10(a));

                  (c) anticipated marketing, sales and promotion efforts by each Party (or its Affiliates) (including number and position of Details, and sampling activities);

                  (d) market and sales forecasts in a form to be agreed between the Parties via the Joint Operating Committee;

                  (e) advertising, public relations and other promotional programs and sampling, to be used in the Co-Promotion and Co-Branding;

                  (f) medical affairs programs, including professional symposia and other educational activities, and medical affairs studies based upon Joint Operating Committee-approved protocols;

                  (g) Phase IV Clinical Trials (other than Phase IV Clinical Trials intended to support or maintain a Registration Filing for a particular IL-1 Product, including by way of example such Phase IV Clinical Trials as which are intended to support expanded labeling for such IL-1 Product or to satisfy requirements imposed by Regulatory Authorities in connection with Approvals for such IL-1 Product) in the Co-Commercialization Countries relating to the IL-1 Products, which Phase IV Clinical Trials shall be based upon JOC-approved protocols; and

                  (h) as appropriate, a training plan for the Parties' Qualified Sales Representatives.

In addition to the detailed plan and budget for the next upcoming calendar year, each Country Co-Commercialization Plan, Country Co-Commercialization Budget, Consolidated Co-Commercialization Plan and Consolidated Co-Commercialization Budget will include an outline of the projected plan and estimated budget for the following calendar year.

                  6.6 Co-Commercialization Reports and Detailing Reports.

                  (a) Within thirty (30) days after the end of each quarter, Regeneron and Novartis shall each provide to the other Party and to the JOC, in electronic form a Country Co-Commercialization Report and a Consolidated Co-Commercialization Report.

                  (b) Regeneron and Novartis shall also each provide to the other Party and to the JOC, within thirty (30) days following the end of each quarter commencing with the first quarter during the Contract Year in which the Launch of an IL-1 Product occurs, a written report setting forth, in such detail and form as the JOC shall require, the PDEs and number of Details made by such Party's Qualified Sales Representatives in each Co-Commercialization Country during such quarter and setting out a proposed plan for future Detailing efforts to be performed by such Party as requested by the JOC (the "Detailing Report"). In addition, each Party shall on a periodic and reasonably current basis, keep the JOC informed regarding the activities of its Qualified Sales Representatives in promoting the IL-1 Product, including information relating to market developments, acceptance of the IL-1 Product, complaints and similar information.

                  6.7 IL-1 Product Pricing and Pricing Approvals. Novartis shall present to the JSC proposals for the terms and conditions of sale of each IL-1 Product in each Co-Commercialization Country, including proposed IL-1 Product pricing, pricing changes, requests for reimbursements, and parameters for any discount or rebate programs. Final decisions concerning IL-1 Product conditions of sale, pricing, and discount/rebate programs shall be made by the JSC or the applicable Country Co-Commercialization Committee, if any. In those Co-Commercialization Countries where Price Approval is required or determined by the JSC to be desirable, Novartis will be solely responsible for using Commercially Reasonable Efforts to seek and obtain such approval, provided that Regeneron shall have the right to participate in any material meetings or the preparation of any material submissions to Governmental Authorities in connection therewith. Regeneron (or its local Affiliate) shall be responsible for any reasonable assistance required by Novartis (or its local Affiliate) for the purposes of obtaining such Pricing Approval. In the event that, whether by failure of Novartis to exercise the Trap-2 Opt-In Rights or as a result of a termination of this Agreement with respect to any Trap-1 Product, the IL-1 Antibody Product or the Trap-2 Product, Regeneron Commercializes any of the Trap-1 Product, the IL-1 Antibody Product or the Trap-2 Product outside of the collaboration contemplated by this Agreement, Regeneron shall, to the extent necessary to comply with applicable Law, institute screening procedures to ensure that Regeneron's representation on the applicable Committees will not disclose or exchange pricing information or other competitively sensitive information with the Regeneron personnel responsible for Commercialization of such products outside of the collaboration contemplated by this Agreement.

                  6.8 Booking of Sales and IL-1 Product Distribution. Novartis (or its local Affiliate) shall invoice and book all sales of the IL-1 Product in the Co-Commercialization Countries and shall appropriately record all sales of the IL-1 Product in the Co-Commercialization Countries. Novartis (or its local Affiliate) shall also be responsible for the distribution of the IL-1 Product in the Co-Commercialization Countries and for paying Medicaid and other governmental rebates which are due and owing with respect to the IL-1 Product in the Co-Commercialization Countries.

                  6.9 Field Forces.

                  (a) Field Force Activities. In Co-Promoting and Co-Branding IL-1 Products in the Co-Commercialization Countries, each Party (through its local Affiliates, as appropriate) shall provide such internal administrative and logistical support of its Qualified Sales Representative field force as is usual and customary in the pharmaceutical industry in the relevant Co-Commercialization Countries, consistent with its normal practices. Each Party (through its local Affiliates, as appropriate) shall diligently Co-Promote or Co-Brand, as applicable, IL-1 Products in such country in accordance with the then-applicable Joint Steering Committee-approved Country Co-Commercialization Plans. Such efforts shall include, without limitation, performing the following types of activities, each in accordance with the approved Country Co-Commercialization Plan:

                  (i) training, maintaining and managing Qualified Sales Representatives to Detail Professionals and potential purchasers, including target physicians;

                  (ii) distributing Promotional Materials through each Party's respective Qualified Sales Representatives or other customary methods;

                  (iii) subject to Section 6.18, responding to inquiries regarding the IL-1 Products (other than consumer and medical inquiries);

                  (iv) providing administrative support services (such as an electronic territory management system, where applicable); and

                  (v) setting, monitoring and implementing Qualified Sales Representative incentives related to the Co-Promotion, Co-Branding and sale of the IL-1 Products,

         provided, however, that in carrying out the foregoing activities hereunder with respect to IL-1 Products, neither Party shall use the services of any Person involved in the Commercialization of any Trap-1 Product, IL-1 Antibody Product or Trap-2 Product which is not an IL-1 Product subject to Co-Development and/or Co-Commercialization rights pursuant to this Agreement, if the use of such services would violate applicable Law.

                  (b) Cooperation. The JOC shall coordinate the Co-Promotion or Co-Branding, as the case may be, of each IL-1 Product by Novartis, Regeneron, their respective local Affiliates and their respective Qualified Sales Representatives in each Co-Commercialization Country. The Parties will discuss efforts to mirror their respective field forces, field force territories and management structures in each Co-Commercialization Country. The Parties will cooperate in the conduct of such activities with respect to scheduling, geographical allocation, alignment of the weighting of the IL-1 Product-related incentives within the Qualified Sales Representatives' overall incentives, and Professional or other customer targeting in order to optimize sales and profits under the Consolidated Co-Commercialization Plan and the relevant Country Co-Commercialization Plan. Without limiting the generality of the foregoing, the Parties will share, and, to the extent appropriate, cooperate with respect to implementing consistent, policies and procedures with respect to the manner in which Details are conducted. Following the Launch date, the Parties will discuss whether it is advisable for Regeneron to adopt and/or utilize Novartis's Sales Infrastructure Elements as part of the Consolidated Co-Commercialization Plan. Novartis shall be compensated for any services or resources provided in connection with its sharing of the Novartis Sales Infrastructure Elements on such terms mutually agreed upon by the Parties.

                  (c) Contract Sales Force. Either Party shall be entitled to discharge its annual Detailing obligations for any IL-1 Product in any Co-Commercialization Country by engaging a Contract Sales Force. If a Party (or its local Affiliate) retains a Contract Sales Force in a Co-Commercialization Country, that Party (or its local Affiliate) will be responsible for all costs associated with retaining such Contract Sales Force and for the Contract Sales Force's compliance with this Agreement, including, without limitation, the training and monitoring of such Contract Sales Force and ensuring compliance with all applicable Laws.

                  6.10 Detailing.

                  (a) Detailing Efforts and Reimbursement. Each Country Co-Commercialization Plan shall specify the number of Details to be provided by each of the Parties in the applicable Co-Commercialization Country. For each Co-Commercialization Country, not less than [******************] prior to the first anticipated Launch of each IL-1 Product in the applicable Co-Commercialization Country, Regeneron will provide to Novartis and the JSC a binding notice of the number of Details that Regeneron commits to deliver with respect to such IL-1 Product in each Co-Commercialization Country during the year covered by the Consolidated Co-Commercialization Plan then in effect (such number of Details divided by the total number of Details provided for in the then current Consolidated Co-Commercialization Plan being referred to as the "Regeneron Commitment Level"), which shall in no event exceed the applicable percentage for Regeneron set forth in SCHEDULE 2 (such percentage being the "Maximum Regeneron Effort"). Such notice shall be accompanied by a plan setting forth Regeneron's plan (which shall be developed in cooperation with Novartis and shall be intended to coordinate and integrate the Parties' respective Detailing activities) for ensuring that, by no later than the Launch date of such IL-1 Product, it will have in place a field force of Qualified Sales Representatives and appropriate field force infrastructure as contemplated by Section 6.9(a) to perform no less than the number of Details required to satisfy the Regeneron Commitment Level. In each Co-Commercialization Country, Novartis shall perform all Details for each IL-1 Product above the Regeneron Commitment Level. In the event that the Regeneron Commitment Level is less than the Maximum Regeneron Effort, Regeneron shall reimburse Novartis for the cost of performing any PDE's required to make up the difference between the Maximum Regeneron Effort and the Regeneron Commitment Level at [*********************].

                  (b) Changes in Regeneron Detailing Commitment. Regeneron may change the Regeneron Commitment Level on a product-by-product and country-by-country basis by giving [*********************] notice in writing to Novartis and to the JSC; provided, however, that in no event may the Regeneron Commitment Level exceed the Maximum Regeneron Effort, and provided, further, that any increase in the Regeneron Commitment Level shall not be effective if the JSC reasonably determines that such change would have an adverse effect on the Parties' shared goal of optimizing the commercial potential of the applicable IL-1 Product.

                  (c) Performance of Details. Each Party's (or its local Affiliate's) Qualified Sales Representatives shall Detail the IL-1 Products in each Co-Commercialization Country in accordance with the approved Country Co-Commercialization Plan. Each Party shall be obligated to perform at least the required number of PDEs for the IL-1 Products set forth in the Country Co-Commercialization Plan. Unless otherwise agreed by the Parties through the JSC on a country-by-country basis, [*********************************].

                  (d) Projected PDE Shortfalls. There may be occasions when a Party (or its local Affiliate) believes in good faith that, notwithstanding Commercially Reasonable Efforts, it will be unable to perform the number of Details for an IL-1 Product in one or more Co-Commercialization Countries for which it is responsible under the then-current Country Co-Commercialization Plans. In such an event, such Party (or its local Affiliate) (the "Shortfall Party") shall promptly give written notice to the other Party (or its local Affiliate) and the JOC that it will not be able to meet its Detailing obligations together with notice of the projected shortfall in PDEs. Upon receipt of such notice, the other Party (or its local Affiliate) shall have the option, exercisable in its sole discretion, to perform such additional PDEs, in which case (i) the Shortfall Party's minimum PDE obligation under the then-current Country Co-Commercialization Plan for purposes of determining any penalties or additional compensation under Section 6.10(e) shall be reduced by the number of additional PDEs agreed to be performed by the other Party for that year, and (ii) the Shortfall Party shall reimburse the other Party for the cost of performing the additional PDEs during the relevant calendar year on a product-by-product and country-by-country basis, based upon [**********************].

                  (e) Failure to Perform PDEs. In the event that either Party (or its local Affiliate) fails to perform [**********************] of its agreed Detailing obligations for an IL-1 Product in any Co-Commercialization Country for any calendar year (as set forth in the then-current Joint Steering Committee-approved Country Co-Commercialization Plan for such country), unless
Section 6.10(d) is applicable with respect to such failure (in which event this Section 6.10(e) shall not apply with respect to such failure) the Party failing to perform (or its applicable local Affiliate) shall pay to the other Party (or its applicable local Affiliate) an amount determined as set forth in SCHEDULE 5.

                  (f) Detailing; Record Keeping. Each Party (through its local Affiliates where appropriate) shall maintain records of its Detailing of the IL-1 Products in the Co-Commercialization Countries in a manner sufficient to permit the determination of the number and position of Details performed by such Party with respect to the IL-1 Products in each Co-Commercialization Country. Any shortfall by a Party (or its Affiliates) in performing the number of annual PDEs specified in the Joint Steering Committee-approved Country Co-Commercialization Plan shall, at the end of each year, be addressed in accordance with the provisions of this Section 6.10. Each Party shall adopt a code of conduct for its sales force strictly and explicitly prohibiting falsification of Detail reporting and imposing penalties for non-compliance, which penalties shall be enforced.

                  (g) PDE Reporting. Each Party (through its local Affiliates where appropriate) shall provide the other Party and the JOC with periodic reports of the number and position of Details actually performed by it for each IL-1 Product in each Co-Commercialization Country. Such PDE reports shall be provided quarterly, within thirty (30) days after the close of the calendar quarter covered by the report; provided that more frequent reporting may be required as determined by the JOC. Notwithstanding the foregoing, during the first two (2) years immediately following the Launch of each IL-1 Product in each Co-Commercialization Country, such PDE reports shall be provided by each Party on a monthly basis, within sixty (60) days after the end of each month, with respect to the relevant Co-Commercialization Country.

                  6.11 Training.

                  (a) Each Party (through its local Affiliates where appropriate) shall, at its own expense, comply with the training plan contained in any Consolidated Co-Commercialization Plan or Country Co-Commercialization Plan.

                  (b) Prior to the Launch of an IL-1 Product in any Co-Commercialization Country, the Parties (through their local Affiliates where appropriate) shall jointly develop sales training materials for use in training each Party's Qualified Sales Representatives. The Parties (through their local Affiliates where appropriate) will thereafter cause their training personnel to train their field Qualified Sales Representatives with such training materials and Promotional Materials.

                  (c) If either Party (including through their respective local Affiliates) organizes IL-1 Product-related meetings of its employees (such as launch meetings or periodic briefings of its Qualified Sales Representatives), it will make Commercially Reasonable Efforts to give the other Party (or its local Affiliate) advance notice of such meetings. If requested by the other Party (or its local Affiliate), the Party (or its local Affiliate) organizing such meetings will permit representatives of the other Party (or its local Affiliate) to attend and participate in such meetings or such portions thereof which relate to the Co-Commercialization of the IL-1 Products at their own cost. In such event, the Party organizing such meeting shall keep the IL-1 Product-related portions of such meetings independent from other matters.

                  (d) In a manner determined by the Joint Operating Committee, the Parties (through their local Affiliates where appropriate) will coordinate the Detailing, sales meetings, contacts with wholesalers and retailers, targeting of healthcare organizations, speaker programs and, as appropriate, medical affairs and/or support activities for relevant Phase IV Clinical Trials as provided in the Consolidated Co-Commercialization Plan and relevant Country Co-Commercialization Plan.

                  6.12 Promotional Materials. The Parties and their Affiliates shall only use JOC approved Promotional Materials and only conduct marketing and promotional activities for the IL-1 Products which, in each case, are provided for in the relevant approved Country Co-Commercialization Plan. The Parties will jointly prepare Promotional Materials for the IL-1 Products which are intended for use within the Co-Commercialization Countries. Novartis will have primary responsibility, with Regeneron's participation, for the preparation of Promotional Materials intended for use in a Co-Commercialization Country, and shall ensure that all such Promotional Materials are consistent with the approved Consolidated Co-Commercialization Plan and Country Co-Commercialization Plan, and comply with all applicable Laws. Novartis shall be responsible for the distribution of Promotional Materials for use in the Co-Commercialization Country, shall ensure that Regeneron's local Affiliates have equal access to all Promotional Materials for use in the Co-Commercialization Country, and shall treat its own Affiliates and those of Regeneron equally in connection with the distribution of Promotional Materials in accordance with the approved Country Co-Commercialization Plan. Promotional Materials which constitute Detail handouts for distribution to Professionals shall be allotted according to each Party's (or its local Affiliate's) Detail requirements under the approved Country Co-Commercialization Plan. Promotional Materials for use in Detail presentations and retained by the Qualified Sales Representatives shall be allotted according to the number of Qualified Sales Representatives to be engaged by each Party (or their respective local Affiliates) under the approved Country Co-Commercialization Plan for the relevant country. The Parties shall jointly own all rights to all Promotional Materials, including all copyrights thereto. All locally generated Promotional Materials for a Co-Commercialization Country shall be maintained in confidence and shall not be disclosed or distributed to Third Parties, until such time as they have been reviewed and approved under a core review process to be established by the Joint Operating Committee.

                  6.13 Promotional Claims/Compliance. Neither Party (nor any of their respective Affiliates) shall make any medical or promotional claims for any IL-1 Product beyond the scope of the relevant Approval(s) then in effect for such IL-1 Product or that are beyond the scope of, or inconsistent with, the approved Consolidated Co-Commercialization Plan, Country Co-Commercialization Plans and Promotional Materials. When distributing information related to any IL-1 Product or its use (including information contained in scientific articles, reference publications and publicly available healthcare economic information), each Party (and their respective Affiliates) shall comply with all applicable Laws (and with respect to the U.S., in accordance with the Pharmaceutical Research Manufacturers of America Code on Interactions with Healthcare Professionals).

                  6.14 Samples. In support of Regeneron's Detailing and promotional activities, Novartis shall provide Regeneron with IL-1 Product samples as required in the

Consolidated Co-Commercialization Plan. Samples shall be allotted according to the Detailing requirements of each of Novartis and Regeneron under the Consolidated Co-Commercialization Plan and applicable Country Consolidated Co-Commercialization Plan and Laws. Novartis shall supply its local Affiliate in each Co-Commercialization Country with the total number of samples required for such Co-Commercialization Country and such Novartis Affiliates shall subsequently forward to Regeneron at a designated location the number of samples to which Regeneron is entitled under the Consolidated Co-Commercialization Plan and applicable Country Consolidated Co-Commercialization Plan. Novartis and Regeneron (and their respective Affiliates) shall use samples strictly in accordance with the then-applicable, approved Consolidated Co-Commercialization Plan and Country Co-Commercialization Plan and shall store and distribute samples in full compliance with applicable Laws, including the requirements of the PDMA. Regeneron (and its local Affiliates) will maintain those records required by the PDMA and all other Laws and shall allow representatives of Novartis to inspect such records and storage facilities for the IL-1 Product samples on request. Subject to receipt of necessary information from the other Party, the Lead Regulatory Party shall be solely responsible for the filing with the FDA of any necessary reports in connection with the PDMA.

                  6.15 Cost of Field Sales Promotion. Each Party shall be solely responsible for all costs and expenses incurred by it in providing the personnel necessary to provide the services described in this Article VI (including, without limitation, salaries, benefits, cars and customer relationship money for such personnel), other than as provided in Sections 6.10(a), (d) and (e).

                  6.16 Managed Care and Institutional Customers. Novartis shall be responsible for all interactions with Managed Care and Institutional Customers and for the implementation of contracting strategies and procedures developed by the JOC with respect to Managed Care and Institutional Customers.

                  6.17 Shared Promotion Expenses. Novartis (or its relevant local Affiliate with respect to such Affiliate's Co-Commercialization Country) and Regeneron (or its relevant local Affiliate with respect to such Affiliate's Co-Commercialization Country) shall each bear the portion of Shared Promotion Expenses accrued in implementing each applicable Consolidated Co-Commercialization Plan.

                  6.18 Medical and Consumer Inquiries. Each Party (through its local Affiliates, as appropriate) shall be entitled to respond to routine medical and consumer inquiries received by it concerning the IL-1 Products; provided that all such responses shall be in accordance with the approved IL-1 Product labeling information and, as appropriate, the recommendations of the JOC, and that all such inquiries and responses shall be shared, as appropriate, with the other Party to the extent not prohibited by applicable Law. Any non-standard inquiries should be directed to the attention of such person(s) as is designated pursuant to Section 7.6(a).

                  6.19 Compliance with Laws. Each Party shall use, and shall ensure that its Affiliates and sublicensees use, Commercially Reasonable Efforts to carry out its Commercialization activities with respect to IL-1 Products in material compliance with all applicable Laws governing the conduct of such activities, including, without limitation, all applicable export and import control laws.

                  6.20 Phase IV Clinical Trials. Subject to the provisions of this Agreement, the Parties shall use Commercially Reasonable Efforts to comply with any Phase IV Clinical Trial obligations, with respect to any IL-1 Product in any country in the applicable Territory, imposed by applicable Law or pursuant to the applicable Approvals. The Parties shall use Commercially Reasonable Efforts to conduct Phase IV Clinical Trials with respect to any IL-1 Product in any country in the applicable Territory which has been recommended by the JOC and which has been approved by the Joint Steering Committee.

                  6.21 Market Exclusivity Extensions. Each Party shall use Commercially Reasonable Efforts to maintain and, to the extent available, legally extend the Market Exclusivity Period (other than with respect to Patent Rights, for which the provisions of Article XII shall apply), granted to a Party(ies) with respect to a Product in any country in the applicable Territory.

                  6.22 Non-Compete. [********************************], neither
Novartis nor Regeneron (nor their respective Affiliates or licensees) shall, directly or indirectly, Commercialize any Competing Products in any part of the Territory; provided, however, that:

                  (a) a Trap-1 Product shall not be considered a Competing Product (i) in any Co-Commercialization Country or Co-Marketing Country in the Trap-1 Territory in which this Agreement has been terminated with respect to Trap-1 (A) by Novartis pursuant to Sections 19.3 or 19.4 or (B) by Regeneron pursuant to Sections 19.5, 19.6 or 19.7 or (ii) in any country outside the Trap-1 Territory.

                  (b) an IL-1 Antibody Product shall not be considered a Competing Product in any country outside of the IL-1 Antibody Territory;

                  (c) an IL-1 Antibody Product shall not be considered a Competing Product in the event that Regeneron does not properly exercise the IL-1 Antibody Opt-In Right;

                  (d) an IL-1 Antibody Product shall not be considered a Competing Product in any Co-Commercialization Country or Co-Marketing Country in the IL-1 Antibody Territory in which this Agreement has been terminated with respect to the IL-1 Antibody: (i) by Regeneron pursuant to Sections 19.3 or 19.4; or (ii) by Novartis pursuant to Sections 19.5, 19.6 or 19.7;

                  (e) a Trap-2 Product shall not be considered a Competing Product in the event that Novartis does not properly exercise the Trap-2 Opt-In Right;

                  (f) a Trap-2 Product shall not be considered a Competing Product (i) in any Co-Commercialization Country or Co-Marketing Country in the Trap-2 Territory in which this Agreement has been terminated with respect to Trap-2 (A) by Novartis pursuant to Sections 19.3 or 19.4 or (B) by Regeneron pursuant to Sections 19.5, 19.6 or 19.7 or (ii) in any country outside the Trap-2 Territory;

                  (g) the provisions of this Section 6.22 shall not survive expiration of the Term of this Agreement pursuant to Section 19.2 (but shall survive termination of this Agreement in whole or in part, except as set forth in this Section 6.22); and

                  (h)      a Party shall not be considered in breach of this
Section 6.22 by reason of the acquisition by such Party of a Person if (i) the activity of such Person which would cause such breach in absence of this Section 6.22(h) is not the primary business of such Person; (ii) prior to the closing of such acquisition, the acquiring Party commits in writing to the other Party that, promptly following the closing of such acquisition, it will divest itself of the offending assets and/or activity; and (iii) the acquiring Party uses Commercially Reasonable Efforts to pursue such divestiture, and in the event that such divestiture is not completed within six (6) months of the closing of such acquisition, the acquiring Party ceases all Commercialization of such Competing Product.

                  6.23 Loan Facility for Shared Promotion Expenses.

                  (a) General. Novartis shall create an internal loan facility from which, subject to the further provisions hereof, it shall make advances to Regeneron, and from which Regeneron may draw funds in U.S. Dollars from time to time, in amounts that in the aggregate equal up to the share of Shared Promotion Expenses incurred after 2005 and prior to the first Launch of a Trap-1 Product in connection with the Co-Commercialization of any Trap-1 Product for which Regeneron is responsible in accordance with the Agreement (the "Eligible Regeneron Promotional Expenses"). Such loan facility is referred to herein as the "Promotional Expense Facility", and such advances made thereunder are referred to herein collectively as the "Promotional Expense Facility Loans".

                  (b) Draws. To draw on the Promotional Expense Facility, Regeneron shall submit a notice of funding (a "Promotional Expense Facility Funding Notice") to Novartis, signed by its Chief Financial Officer, specifying the amount of the requested advance (which shall not be less than $1 million per request) and certifying that such amount is in respect of Eligible Regeneron Promotional Expenses. Promotional Expense Facility Loans shall be made by Novartis within twenty (20) Business Days after Novartis' receipt of a Promotional Expense Facility Funding Notice.

                  (c) Crediting of Promotional Expense Facility Loans; Cash Disbursements. Immediately upon any Promotional Expense Facility Loan being made, Regeneron hereby authorizes and directs Novartis to, and Novartis shall, credit the amount of such Promotional Expense Facility Loan against Eligible Regeneron Promotional Expenses, and each of Regeneron and Novartis acknowledges and agrees that there will be no cash disbursements of any Promotional Expense, Facility Loans to the extent they are so applied against Eligible Regeneron Promotional Expenses; provided, however, that Novartis shall disburse to Regeneron (as Regeneron may direct Novartis in a Promotional Expense, Facility Funding Notice) all or a portion of any Promotional Expense Facility Loan to the extent of Eligible Regeneron Promotional Expenses actually incurred by Regeneron or its Affiliates. Any cash disbursement of a Promotional Expense Facility Loan shall be made by Novartis by wire transfer of funds to an account specified by Regeneron in the Promotional Expense Facility Funding Notice within the time period provided in subparagraph (ii) above.

                  (d) Interest. The principal balance of Promotional Facility Loans outstanding shall bear interest from the date advanced at a rate per annum equal to the LIBOR Rate, plus 2.5%, and shall be compounded quarterly and, unless the Promotional Facility Loans have been accelerated in accordance with paragraph (j) below, shall be payable as provided in paragraph (e) below. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Promotional Facility Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate borne by such

Promotional Facility Loan. Interest which accrues under the immediately preceding sentence shall be payable on demand.

                  (e) Repayment. The full amount of all outstanding Promotional Expense Facility Loans, and all accrued and unpaid interest thereon, will be due and payable three (3) years after the earlier of (A) the first Launch of a Trap-1 Product in the United States or Europe and (B) the effective date of termination of the Agreement by Novartis with respect to the entire Trap-1 Territory for all Trap-1 Products.

                  (f) Prepayment. Regeneron shall have the right to prepay any Promotional Expense Facility Loans prior to the time required in paragraph
(e) above, without premium or penalty (except as provided below in paragraph
(h)), in whole or in part, upon at least one Business Day's prior written notice (or telephonic notice confirmed by in writing, which may be by email) to Novartis of its intent to make such prepayment. The amount of any such prepayment (or repayment, whether pursuant to paragraph (e), (j) or (k) shall be applied pro rata against the principal amount of the then outstanding Promotional Expense Facility Loans and accrued and unpaid interest thereon, in the order of their dates of disbursement, with any prepayment being first applied against the longest outstanding Promotional Expense Facility Loan.

                  (g) Method of Repayment. Except as otherwise specifically provided herein, all payments of principal or accrued interest on Promotional Expense Facility Loans shall be made in U.S. Dollars in immediately available funds to an account of Novartis specified by it to Regeneron, and shall be paid net of withholding taxes, if applicable.

                  (h) Breakage Cost. Regeneron shall compensate Novartis, upon the written request of Novartis, for any expenses or costs (a reasonably detailed calculation of which shall be provided by Novartis together with such written request) incurred by Novartis as a result of any prepayment pursuant to paragraph (f) of any one or more Promotional Expense Facility Loans having occurred on a date other than the last date of a LIBOR Period relating to such Promotional Expense Facility Loan or Promotional Expense Facility Loans.

                  (i) Termination of Promotional Expense Facility. The Promotional Expense Facility shall automatically terminate, and no further Promotional Expense Facility Loans shall be advanced thereunder, upon the earlier of (A) the effective date of termination of the Agreement by Novartis with respect to the entire Trap-1 Territory for all Trap-1 Products and (B) the acceleration of the date of payment of Promotional Expense Facility Loans pursuant to subparagraph (x) below.

                  (j) Acceleration of Promotional Expense Facility Loans. Novartis may, by notice to Regeneron, declare all principal of, and accrued and unpaid interest on, all Promotional Expense Facility Loans due and payable, if a Post 2003/Promotional Expense Event of Default referred to in clause (A) or (B) of subparagraph (x) of Section 5.9(b) shall have occurred (and in such event upon such notice all such principal and unpaid interest shall immediately become due and payable) or if a Post 2003/Promotional Expense Event of Default referred to in clause (C) of subparagraph (x) of Section 5.9(b) shall have occurred (and in such event upon such notice all such principal and interest shall be due and payable upon the first anniversary of the date of such notice), and if a Post 2003/Promotional Expense Event of Default referred to in clause (D) of subparagraph (x) of Section 5.9(b) shall have occurred, all such principal and interest shall automatically become due and payable.

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

                  (k) Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if any default by Regeneron in repaying when due all principal of, and accrued and unpaid interest on, all outstanding Promotional Expense Facility Loans has occurred and is continuing, Novartis may, upon prior notice to Regeneron, set off against all such unpaid principal and interest any amount payable by Novartis to Regeneron under the Agreement.

                  (l) Survival. This Section 6.23 shall survive termination of this Agreement.

                                   ARTICLE VII

                         CLINICAL AND REGULATORY AFFAIRS

                  7.1 Ownership of Approvals and Registration Filings.

                  (a) Regeneron shall be the Lead Regulatory Party, and shall own all Approvals and Registration Filings, with respect to the Trap-1 Product in the U.S. and the Trap-2 Product in the U.S. and shall have the rights and obligations set forth in Sections 7.2 to 7.4 (inclusive) with respect thereto; provided, however, that Novartis shall perform the regulatory tasks set forth on SCHEDULE 11 with respect to the Trap-1 Product and the Trap-2 Product in the U.S., or as otherwise deemed appropriate by the JOC, provided such tasks are performed in accordance with this Agreement and applicable Law.

                  (b) Novartis shall be the Lead Regulatory Party, and shall own all Approvals and Registration Filings, with respect to: (i) the Trap-1 Product in the Trap-1 Territory, other than in the U.S., with effect from the Effective Date; (ii) the Trap-2 Product in the Trap-2 Territory, other than in the U.S., with effect from the date of any proper exercise by Novartis of the Trap-2 Opt-In Rights; and (iii) the IL-1 Antibody Product, throughout the IL-1 Antibody Territory, and, in each case, shall have the rights and obligations set forth in Sections 7.2 to 7.4 (inclusive) with respect thereto.

                  (c) The Lead Regulatory Party shall license, transfer, provide a letter of reference with respect to, or take other action necessary to make available the relevant Registration Filings and Approvals to and for the benefit of the other Party.

                  7.2 Regulatory Coordination.

                  (a) The Lead Regulatory Party shall oversee, monitor and coordinate all regulatory actions, communications and filings with and submissions, including supplements and amendments thereto, to, each applicable Regulatory Authority with respect to the IL-1 Product in the jurisdiction as to which it is the Lead Regulatory Party. The Lead Regulatory Party shall perform all such activities in accordance with the Joint Steering Committee-approved Consolidated Co-Development Plans and Consolidated Co-Commercialization Plans.

                  (b) The Parties shall establish procedures to ensure that the Parties exchange on a timely basis all necessary information to enable the Lead Regulatory Party to comply with all regulatory obligations on a global basis, including, without limitation, filing

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

updates or supplements with Regulatory Authorities, pharmacovigilance filings, manufacturing supplements, and investigator notifications to Regulatory Authorities. The Parties shall provide to each other prompt notice of any Approval of an IL-1 Product.

                  (c) Notwithstanding anything herein to the contrary, the Parties shall work together cooperatively (i) in the preparation of proposed product labeling and any negotiations with Regulatory Authorities regarding IL-1 Product labeling, (ii) in the preparation of regulatory strategies with respect to all regulatory actions, communication, filings and submissions, including any supplements and amendments to Registration Filings, (iii) to prepare for Advisory Committee or any similar meeting concerning IL-1 Products, and (iv) in the response to Regulatory Authorities to any of the communications or inquiries referred to in Section 7.5(b)(i)-(vi). These regulatory matters shall be conducted with the approval and guidance of the JOC, or the Joint Regulatory Sub-Committee of the JOC, if any. The JOC (or Joint Regulatory Sub-Committee, if any) shall oversee the implementation of a plan for the registration and regulatory strategy for Registration Filings in the applicable Territory, including the schedule for such filings and submissions. All material regulatory decisions for the IL-1 Products shall be made through the JOC (or Joint Regulatory Sub-Committee, if any).

                  7.3 Regulatory Meetings. The Lead Regulatory Party shall be responsible for interfacing, corresponding and meeting with the applicable Regulatory Authorities with respect to each IL-1 Product in the jurisdiction as to which it is the Lead Regulatory Party. The Party which is not the Lead Regulatory Party shall have the right to have representatives participate in all material meetings and telephone discussions between representatives of the Lead Regulatory Party and applicable Regulatory Authorities with respect to each IL-1 Product.

                  7.4 Regulatory Correspondence. The Lead Regulatory Party shall promptly provide to the other Party copies of any material correspondence received from or submitted to the applicable Regulatory Authorities pertaining to each IL-1 Product (including, without limitation, any meeting minutes).

                  7.5 Assistance.

                  (a) Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any Law applicable to any IL-1 Product.

                  (b) Such assistance and actions shall include, among other things, keeping the other Party informed, commencing within twenty-four
(24) hours after notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority or other Governmental Authority, which (A) raises any material concerns regarding the safety or efficacy of any IL-1 Product, (B) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any IL-1 Product, or (C) is reasonably likely to lead to a recall or market withdrawal of any IL-1 Product. Information that shall be disclosed pursuant to this Section 7.5(b) shall include, but not be limited to:

                  (i) governmental or regulatory inspections of manufacturing, distribution or other related facilities used for any IL-1 Product;

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

                  (ii) inquiries by Regulatory Authorities or other Governmental Authorities concerning clinical investigation activities (including inquiries of investigators, clinical research organizations and other related parties) relating to any IL-1 Product;

                  (iii) any communication from Regulatory Authorities or other Governmental Authorities pertaining to the Manufacture, sale, promotion or distribution of any IL-1 Product;

                  (iv) any other Regulatory Authority or other Governmental Authority reviews or inquiries relating to any IL-1 Product;

                  (v) receipt of a warning letter relating to any IL-1 Product; and

                  (vi) an initiation of any Regulatory Authority or other Governmental Authority investigation, detention, seizure or injunction concerning any IL-1 Product.

                  7.6 Pharmacovigilance and Safety Data Exchange.

                  (a) Each Party shall designate a qualified person responsible for pharmacovigilance in the countries in which such Party owns an Approval. Such qualified person shall be responsible for (A) the collection of adverse event reports for the relevant IL-1 Product reported to its corresponding Party and Affiliates thereof, (B) notification to the other Party of such reports in accordance with paragraph (b) below, (C) the preparation and timely submission of individual written reports to the relevant Regulatory Authority in compliance with applicable Law, (D) the preparation and timely submission of periodic safety update reports, (E) answering pharmacovigilance questions, and (F) all notifications and communications with the appropriate Regulatory Authorities relating to pharmacovigilance; provided, however, that as set forth on SCHEDULE 11, Novartis shall coordinate pharmaco-vigilance activities and submission of reports for each IL-1 Product in the applicable Territory.

                  (b) Each Party shall promptly notify the other Party of all material information coming into its possession during the applicable Term concerning side effects, injury, toxicity or sensitivity reactions, including non-trivial unexpected increased incidence and severity thereof, associated with commercial or clinical uses, studies, investigations or tests with IL-1 Products (animal or human), throughout the world, whether or not determined to be attributable to an IL-1 Product ("Adverse Reaction Reports"). Each Party and its Affiliates shall assist the other Party and its Affiliates by promptly obtaining any follow-up information to the initial report from the reporter as reasonably requested by the other Party or its Affiliate. Without limitation to the foregoing, the Parties shall follow the specific procedures to coordinate the timing and handling of Adverse Event Reaction Reports to be set forth in
SCHEDULE 12, to ensure prompt communications of such notifications and compliance with reporting obligations to Regulatory Authorities.

                                  ARTICLE VIII

                            MANUFACTURING AND SUPPLY

                  8.1 Supply of Clinical Supply Requirements for Trap-1 Product. Regeneron shall use Commercially Reasonable Efforts to provide an adequate and timely supply of properly forecast Clinical Supply Requirements of the Trap-1 Product in the Territory

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

through the earlier of the date of the first Launch of a Trap-1 Product or the date that Novartis is capable of producing such Clinical Supply Requirements following the technology transfer referred to in Section 8.2(a). Regeneron shall supply such Clinical Supply Requirements of the Trap-1 Product at Regeneron's Clinical Supply Cost for such product.

                  8.2 Supply of Commercial Requirements for Trap-1 Product.

                  (a) Novartis shall use Commercially Reasonable Efforts to provide an adequate and timely supply of properly forecast Commercial Requirements of the Trap-1 Product in the Territory during the applicable Term of this Agreement. Novartis shall also use Commercially Reasonable Efforts to provide an adequate supply of properly forecast Clinical Supply Requirements of the Trap-1 Product post first Launch in the Territory during the applicable Term of this Agreement at Novartis' Clinical Supply Cost for such product. For purposes of calculating the Target Profit Splits, Commercial Requirements of the Trap-1 Product shall be provided [*****************************************]:

                  (i)      [**********************************];

                  (ii)     [*********************************];

                  (iii)    [******************************]; and

                  (iv)     [****************************];

SCHEDULE 7 hereto sets forth a non-binding example of the cost pricing details for the processing of the Trap-1 using the above-referenced principles. The Parties agree that the Trap-1 cost pricing details set forth in SCHEDULE 7 are for illustrative purposes only and are not binding upon Novartis and have no legal effect whatsoever.

         If the Trap I Phase IIB Clinical Trial that is ongoing as of the Effective Date achieves the Trial Success Criteria, Novartis shall use Commercially Reasonable Efforts to constitute, equip, validate and license a manufacturing facility for the production of Trap-1, subject however to successful technology transfer with respect to the Trap-1 Product. Novartis shall use Commercially Reasonable Efforts to ensure that such production facility [**************************]. Novartis shall use Commercially Reasonable Efforts to ensure that such production facility shall [*****************************].

                  (b) Novartis shall be responsible for manufacturing Trap-1 Product in accordance with all applicable laws, including applicable Good Manufacturing Practices. Promptly following the execution of this Agreement, the Parties will enter into a separate Quality Agreement which shall specify certain additional responsibilities between the Parties. The Quality Agreement, which shall constitute an Ancillary Agreement for purposes hereof, shall be substantially in the form annexed hereto as Exhibit A, with such changes as are mutually agreed upon by the Parties.

                  (c) Novartis shall notify Regeneron if it reasonably determines that it will not be able to supply, on a long term basis, the agreed upon demand forecast for the Trap-1 Product. Upon such notification and in order to avoid and mitigate a Stock-Out Event, the matter shall be referred to the JOC to determine what, if any alternative supply source of Trap-1 Product (an "Alternative Supplier) should be identified and established. The goal of the Parties in identifying an Alternative Supplier will be first to use the internal capacity of

Novartis and/or its Affiliates and/or Regeneron to fill the supply shortfall. In the event the JOC agrees to establish an Alternative Supplier, each Party shall transfer or license (on a royalty free basis) Know-How and Patent Rights necessary to transfer production to such Alternative Supplier in a timely manner and provide reasonable assistance to the Alternative Supplier to effect such transfer. Any increase in the Cost of Goods Sold and any other reasonable and direct costs directly associated with the transfer of production responsibilities to the Alternative Supplier shall be borne exclusively by Novartis.

                  (d) Novartis (or its local Affiliate) shall be responsible for the distribution of the Trap-1 Product in the Co-Commercialization Countries. Novartis will maintain and manage Trap-1 Product inventory levels based on its internal risk assessment and inventory management policy. Other than in the event of a Force Majeure, if Novartis fails to manufacture and maintain sufficient Trap-1 Product after Launch and such action results in Novartis and its Affiliates having [*************************] (a "Stock-Out Event"), then Novartis agrees to the following reduction in COGS within the Net Sales determination for purposes of calculating Target Profit
Splits:

                  (i)      [*****************************************];

                  (ii)     [****************************************]; and

                  (iii)    [*****************************************].

                  (e) The Parties will agree upon the Trap-1 manufacturing design and build-out time line to ensure adequate quantities of the Trap-1 are available at or prior to Launch, in the Technology Transfer Agreement.

                  (f) In the event of a Co-Marketing, the Parties will negotiate in good faith a separate supply agreement providing for the supply of Trap-1 Product at the agreed upon price and containing terms and provisions customary for that type of agreement in the pharmaceutical industry as deemed necessary and/or required and/or advisable by the Parties.

                  8.3 Supply of Clinical Supply Requirements and Commercial Requirements for IL-1 Antibody Product. Novartis shall use Commercially Reasonable Efforts to provide an adequate supply of properly forecast Clinical Supply Requirements and Commercial Requirements of the IL-1 Antibody Product in the IL-1 Antibody Territory during the applicable Term of this Agreement. Novartis shall supply such Clinical Supply Requirements of the IL-1 Antibody Product at Novartis' Clinical Supply Cost for such product. Commercial Requirements of the IL-1 Antibody Product shall be provided at a price to be determined in accordance with the pricing parameters referenced in Section 8.2 above and SCHEDULE 7 for the Trap-1 Product. In the event of a Co-Marketing, the Parties will negotiate in good faith a separate supply agreement providing for the supply of product at the agreed upon price containing terms and provisions customary for that type of agreement in the pharmaceutical industry as deemed necessary and/or required and/or advisable by the Parties for the IL-1 Antibody Product.

                  8.4 Supply of Clinical Supply Requirements and Commercial Requirements for Trap-2 Product. Novartis shall use Commercially Reasonable Efforts to provide an adequate supply of properly forecast Clinical Supply Requirements (post Phase II Clinical Trials) and Commercial Requirements of the Trap-2 Product in the Trap-2 Territory during the applicable Term of this Agreement. Clinical Supply Requirements of the Trap-2 Product

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shall be provided at Novartis' Clinical Supply Cost for such product. Commercial
Requirements of the Trap-2 Product shall be provided at a price to be determined in accordance with the pricing parameters as referenced in Section 8.2 above and
SCHEDULE 7 for the Trap-1 Product. In the event of a Co-Marketing, the Parties will negotiate in good faith a separate supply agreement providing for the supply of product at the agreed upon price containing terms and provisions customary for that type of agreement in the pharmaceutical industry as deemed necessary and/or required and/or advisable by the Parties for the Trap-2
Product.

                                   ARTICLE IX

                           PERIODIC REPORTS; PAYMENTS

                  9.1 Periodic Reports. During the applicable Term, Novartis and Regeneron shall each prepare and deliver to the other Party and to the JOC the periodic reports specified below in this Section 9.1:

                  (a) Each Party shall deliver electronically the reports required to be delivered by it pursuant to Sections 5.8 and 6.6;

                  (b) Novartis shall deliver electronically to Regeneron a monthly detailed Net Sales report with monthly and year-to-date sales for each IL-1 Product by country in local currency and U.S. Dollars;

                  (c) Within thirty (30) days following the end of each calendar quarter, Novartis shall deliver electronically a written report setting forth: (i) the Net Sales of each IL-1 Product for that quarter, by dosage form and unit size, including the average sales price of each such IL-1 Product and an accounting of the deductions from Net Sales permitted by the definition thereof; and (ii) adjustments (including reimbursements or recoupment of prior deductions), if any, to Net Sales reported for any previous calendar quarter;

                  (d) Within thirty (30) days following the end of each calendar quarter, each Party that has incurred any Development Costs in that calendar quarter shall deliver electronically a written report setting forth the Development Costs incurred by such Party in such calendar quarter;

                  (e) Within thirty (30) days following the end of each calendar quarter following Launch in any Co-Commercialization Country, each Party (through their local Affiliates where appropriate) shall each deliver electronically to the other Party (or its local Affiliate) and to the JOC a quarterly Country Co-Commercialization Report for such Co-Commercialization Country. In addition, each Party (through their respective local Affiliates where appropriate) shall keep the JOC informed regarding the activities of its (or its local Affiliate's) Qualified Sales Representatives in Co-Promoting each IL-1 Product in each Co-Promotion Country and Co-Branding Country, including information relating to market developments, acceptance of such IL-1 Product, complaints concerning such IL-1 Product and similar information; and

                  (f) Within sixty (60) days following the end of each calendar quarter, Novartis shall deliver electronically to Regeneron a Consolidated Net Sales and Expense Report in respect of such calendar quarter, combining the information reported by each Party and showing its calculations of the amount of any payments to be made by the Parties

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hereunder for such quarterly period as contemplated by Section 9.2 and, if applicable, providing for the netting of such payments.

                  Such reports shall be in such form, format and level of detail as may be approved by the JOC.

                  9.2 Funds Flow.

                  (a) Target Profit Split. The Parties shall agree, through the Finance Sub-Committee, on appropriate payments to achieve the applicable Target Profit Split and sharing of costs and expenses based on the principles set forth below:

                  (i) Each Party is entitled to be reimbursed for expenses incurred in accordance with the Consolidated Co-Development Plan and the Consolidated Co-Development Budget, the Country
         Co-Commercialization Plans and the Country Co-Commercialization Budgets, and the Consolidated Co-Commercialization Plans and Consolidated Co-Commercialization Budgets.

                  (ii)     Development Costs shall be shared as described in
         SCHEDULE 4;

                  (iii) Detailing efforts, reimbursements and payments shall be in accordance with Section 6.10;

                  (iv) Net profit sharing will be calculated based on Net Sales minus COGS and Shared Promotional Expenses and shall be determined according to the Target Profit Split as described in
         SCHEDULE 1.

                  (b) Mechanism For Achieving Target Profit Split. The Parties shall agree, through the Finance Sub-Committee, on an appropriate mechanism to achieve the Target Profit Split based on the principles set forth in Section 9.2(a) above. Such mechanism shall be based on the principles set forth below:

                  (i) at the local level, for Co-Commercialization Countries in which both Parties are operating, expenses and profit sharing shall be calculated and executed between local affiliates in local currency;

                  (ii) a virtual consolidated profit and loss statement, by Region, will be calculated in U.S. Dollars to determine each Party's share of total consolidated expenses and profits in the Territory;

                  (iii) final settlements/funds flows shall incorporate any amounts already shared at the local levels (converted into U.S. Dollars); and

                  (iv) the Finance Sub-Committee shall be responsible for developing and proposing adequate policies, procedures, templates and timelines for the implementation of Target Profit Splits and funds flow calculations and mechanics.

                  9.3 Royalty. If Regeneron has properly exercised the IL-1 Antibody Opt-In Rights, then with respect to Annual Net Sales of any IL-1 Antibody Product in Europe and in accordance with the terms and conditions set forth in SCHEDULE 3 hereto, Novartis shall pay to Regeneron the applicable royalty as set forth in SCHEDULE 3.

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                  9.4 Upfront Payments and Milestone Payments.

                  (a)      In addition to the payments contemplated in Sections
9.2 and 9.3, in consideration of future Development activities to be conducted for the United States with respect to IL-1 Products, NPC shall pay to Regeneron, within three (3) Business Days of the Effective Date, an amount of US $27 million.

                  (b)      In addition to the payments contemplated in Sections
9.2 and 9.3 above, in consideration of the rights granted by each Party to the other hereunder, each Party shall pay to the other amounts set forth in SCHEDULE 6 upon the occurrence of the corresponding event.

                  9.5 Revenue and Expenses in Co-Marketing Countries. Each Party shall retain all revenues accrued by such Party (or its relevant local Affiliate) on its sales of any IL-1 Product in each Co-Marketing Country. Each Party shall be responsible for its own costs and expenses incurred with respect to any IL-1 Product in each Co-Marketing Country. Within thirty (30) days following the end of each calendar quarter following Launch in any Co-Marketing Country, each Party shall provide the JOC with a detailed report of Net Sales made by the Party or its local Affiliates in Co-Marketing Countries. The format and timing of such reports shall be as approved by the JOC.

                  9.6 Allocation of Costs and Expenses. As soon as practicable after the Effective Date, the Parties will agree on a method for allocating cross-region Development Costs and Shared Promotion Expenses.

                  9.7 Invoices and Documentation. The JOC shall approve the form of any necessary documentation relating to any payments hereunder so as to afford the Parties appropriate accounting treatment in relation to any of the transactions or payments contemplated hereunder, which documentation may include, without limitation, invoices, bills of account, work orders and purchase orders.

                  9.8 Payment Currency. All amounts due under this Agreement and any Ancillary Agreement shall be paid to the designated Party in the currency designated for that purpose by the JOC, or, in the event that no such designation has been approved by the JOC, in United States Dollars (except in the case of any payments to be made between local Affiliates of Regeneron and Novartis operating in the same Co-Commercialization Country as each other, which payments may be made in the local currency common to such Affiliates); provided that in such event payments reflecting compensation payments in particular Co-Commercialization Countries shall be netted against local Co-Commercialization expenses, to the extent possible, so as to minimize the amount to be paid in United States Dollars. In those cases where the amount due in United States Dollars is calculated based upon one or more currencies other than United States Dollars, such amount due shall be determined on the basis of Novartis' account of sales which represents the conversion of all local currency sales year-to-date to United States Dollars at a sales weighted average exchange rate for the year-to-date in which the sales are recorded.

                  9.9 Late Payments. The Parties agree that, unless otherwise mutually agreed by the Parties or otherwise provided in this Agreement, amounts due by one Party to the other shall be payable to a bank account, details of which are to be communicated by the receiving Party. Unless otherwise mutually agreed by the Parties or otherwise provided in this Agreement, all payments under this Agreement shall earn interest from the date due until paid

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at a rate equal to the sum of (i) the prime rate of interest declared from time to time by Citibank, N.A. in New York, New York, plus (ii) two percent (2%) per annum (such sum being referred to as the "Default Interest Rate").

                  9.10 Taxes. Any withholding or other taxes that either Party or its Affiliates are required by Law to withhold or pay on behalf of the other Party, with respect to any payments to such other Party hereunder, shall be deducted from such payments and paid contemporaneously with the remittance to the other Party; provided, however, that the withholding Party shall furnish the other Party with proper evidence of the taxes so paid. Each Party shall furnish the other Party with appropriate documents to secure application of the most favorable rate of withholding tax under applicable Law.

                                   ARTICLE X

                               DISPUTE RESOLUTION

                  10.1 Resolution of Disputes.

                  (a) Generally. Subject to Section 10.2(f) and Section 16.2, the Parties agree that no dispute, controversy or claim arising out of or in connection with this Agreement (or any Ancillary Agreement) or the Parties' activities hereunder (or thereunder) shall be resolved other than pursuant to
Article III or Article X of this Agreement, and the Parties further agree that, subject to Section 10.2(f) and Section 16.2, in no event shall any such dispute, controversy or claim be the subject of private litigation between the Parties.

                  (b) Governance Disputes. Disputes, controversies and claims related to matters intended to be decided within the governance provisions of this Agreement set forth in Article III shall be resolved pursuant to Article III, except to the extent such dispute, controversy or claim constitutes a Legal Dispute, in which event the provisions of Sections 10.1(c) and 10.2 shall apply.

                  (c) Legal Disputes. The Parties agree that, subject to Sections 16.2 and 10.2(f), they shall use Commercially Reasonable Efforts, through their participation in the JSC in the first instance, to resolve any Legal Dispute arising after the commencement of the Term by good faith negotiation and discussion. In the event that the JSC is unable to resolve any such Legal Dispute within fifteen (15) days after such Legal Dispute is submitted to it, either Party may submit the Legal Dispute to the Executive Officers for resolution. In the event the Executive Officers are unable to resolve any such Legal Dispute within thirty (30) days after such Legal Dispute is submitted to them for resolution, the Parties shall be free to resort to arbitration pursuant to Section 10.2.

                  10.2 Arbitration of Legal Disputes.

                  (a) Subject to Section 10.1(b), in the event that the Parties are unable to resolve any Legal Dispute through the procedures described in Section 10.1(c) above, the Legal Dispute shall, at the request of either Party and subject to Sections 16.2 and 10.2(f), be finally settled by arbitration in accordance with the Rules of International Arbitration (the "Rules") of the International Chamber of Commerce as presently in force.

                  (b) The arbitration panel shall consist of three (3) arbitrators, each of whom must have legal or business experience in pharmaceutical licensing matters and/or

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pharmaceutical marketing matters, as appropriate. The arbitrators are to be selected as follows: Novartis shall nominate one such qualified arbitrator; Regeneron shall nominate one such qualified arbitrator; and the two arbitrators so nominated shall nominate a third such qualified arbitrator, who shall be the presiding arbitrator, in each case subject to confirmation by the International Court of Arbitration of the International Chamber of Commerce in Paris, France (the "ICC Court"). In the event either Novartis or Regeneron shall have failed to nominate a qualified arbitrator as provided above within fifteen (15) Business Days after the other Party shall have nominated its arbitrator, or the two arbitrators so nominated shall fail to agree on a third arbitrator as provided above within fifteen (15) days after the appointment of the second arbitrator, the second arbitrator and/or the presiding arbitrator, as the case may be, shall be appointed by the ICC Court.

                  (c) The place of arbitration shall be New York, New York, and the language of the arbitration shall be English.

                  (d) Except as otherwise provided in this Agreement, the arbitration procedure set forth in this Section 10.2 shall be the sole and exclusive means of settling or resolving any Legal Dispute.

                  (e) Within thirty (30) days after the third and presiding arbitrator has been confirmed by the ICC Court, the Parties shall exchange all documents in their respective possession that are relevant to the issues in dispute and not protected from disclosure by attorney-client privilege or other immunity. Each Party shall also be permitted to take sworn oral deposition of individuals, such depositions to be scheduled by mutual agreement and concluded within thirty (30) days after the exchange of documents described above. At least twenty (20) days prior to the first scheduled hearing date, the Parties shall identify the witnesses that they intend to present at the arbitration hearing and the documentation on which they intend to rely. The Parties shall use their Commercially Reasonable Efforts to conclude the arbitration hearings within six (6) months following the confirmation of the third and presiding arbitrator. The arbitrators shall issue their decision (including grounds and reasoning) in writing no later than sixty (60) days following the conclusion of the last arbitration hearing.

                  (f) The arbitrators shall have the power to rule on dispositive motions, including motions for summary judgment. By agreeing to arbitration, the Parties do not intend to deprive any court of competent jurisdiction of its jurisdiction to issue a pre-arbitral injunction or order for specific performance, pre-arbitral attachment or other order in aid of arbitration proceedings, and the Parties hereby consent to the jurisdiction of any such court for such purposes. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or to order the Parties to request that a court modify or vacate any temporary or preliminary relief issued by a such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. The award of the arbitrators shall be final and binding on the Parties and may be presented by either of the Parties for enforcement in any court of competent jurisdiction, and the Parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this arbitration agreement and any order or award entered in an arbitration pursuant hereto.

                  (g) The fees of the arbitrators and the other costs of such arbitration, excluding attorneys' fees which each Party shall bear, shall be borne and paid as the arbitrators determine.

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                  (h)      Provided the Agreement has not terminated, the
Parties covenant to continue the performance under the Agreement in accordance with the terms thereof, pending the final resolution of the Legal Dispute.

                                   ARTICLE XI

                         TRADEMARKS AND CORPORATE LOGOS

                  11.1 Corporate Logos. Each Party and its Affiliates shall retain all right, title and interest in and to their respective corporate names and logos.

                  11.2 Selection of Product Trademarks. The JOC shall select, for approval by the JSC, one or more Product Trademarks (including back-up trademarks) for each IL-1 Product for use with respect to such IL-1 Product throughout the applicable Territory, it being agreed that for each IL-1 Product, the Parties will endeavor to select a single Product Trademark to be used throughout the applicable Territory (and in the case of the IL-1 Antibody Product, throughout the world); provided, however, that the Parties may, where appropriate, agree through the JSC to use different Product Trademarks for different indications of a particular IL-1 Product. Each IL-1 Product shall be promoted and sold in the Co-Promotion Countries and Co-Branding Countries under the applicable Product Trademark(s) approved by the JSC. Novartis shall have the first right to select one Product Trademark for use in each Co-Marketing Country for each IL-1 Product and Regeneron shall have the second right to select one Product Trademark for use in each Co-Marketing Country for each IL-1 Product. Any additional Product Trademarks shall be fairly allocated between Novartis and Regeneron for use in Co-Marketing Countries.

                  11.3 Ownership of Product Trademarks. Unless otherwise mutually agreed between the Parties, Regeneron (or its local Affiliates, as appropriate) shall own and retain all rights to Product Trademark(s) for the Trap-1 Product and the Trap-2 Product, together with all associated domain names, trade dress, service marks, copyrights and goodwill for the Trap-1 Product and the Trap-2 Product throughout the applicable Territory, other than in the Co-Marketing Countries. Novartis (or its local Affiliates, as appropriate) shall own and retain all rights to Product Trademark(s) for the IL-1 Antibody Product, together with all associated domain names, trade dress, service marks, copyrights and goodwill for the IL-1 Antibody Product throughout the applicable Territory, other than in the Co-Marketing Countries. In the Co-Marketing Countries, each Party shall own and retain all rights to Product Trademark(s) selected by it (as set forth in Section 11.2 above), together with all associated domain names, trade dress, service marks, copyrights and goodwill in the Co-Marketing Countries.

                  11.4 Prosecution, Maintenance and Enforcement of Product Trademarks. Regeneron will, at its own cost and expense, use Commercially Reasonable Efforts to prosecute and maintain the Product Trademark for the Trap-1 Product and the Trap-2 Product in the Co-Commercialization Countries of the applicable Territory for the applicable Term. Novartis will, at its own cost and expense, use Commercially Reasonable Efforts to prosecute and maintain the Product Trademark for the IL-1 Antibody Product in the Co-Commercialization Countries of the applicable Territory for the applicable Term. Notwithstanding the foregoing, in the event either Party elects not to prosecute or maintain any Product Trademark in a Co-Commercialization Country, the other Party shall have the right to do so at its sole cost and expense, subject to consultation and cooperation with the other Party.

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                  11.5 License to the Trap-1 and Trap-2 Product Trademarks.
Regeneron hereby grants to Novartis a license to use the Product Trademark(s) for the Trap-1 Product and the Trap-2 Product in the Co-Commercialization Countries of the applicable Territory for the purposes of Novartis' Co-Commercialization activities pursuant to this Agreement and subject to the terms and conditions of this Agreement. Novartis' rights under this Section 11.5 may be sublicensed, but only to Novartis' Affiliates for the purposes of, and subject to the terms and conditions of, this Agreement. Novartis and its Affiliates shall have no rights in or to the Product Trademark for the Trap-1 Product or the Trap-2 Product or the goodwill pertaining thereto. Regeneron (and its Affiliates, as appropriate) shall own and retain all rights in and to trademark, trade dress, service marks, copyrights, and goodwill associated therewith, and all use of the Product Trademark for the Trap-1 Product and the Trap-2 Product by Novartis and its Affiliates shall, at all times inure to the benefit of Regeneron. Novartis and its Affiliates shall utilize the Product Trademark for the Trap-1 Product and the Trap-2 Product only on approved Promotional Materials or other approved product-related materials for the Trap-1 Product and the Trap-2 Product for the purposes contemplated herein. Novartis agrees that at no time during the applicable Term or thereafter, will it or any of its Affiliates attempt to use or register any trademarks, trade dress, service marks, trade names or domain names confusingly similar to the Product Trademark(s) for the Trap-1 Product and Trap-2 Product or take any other action which damages or dilutes the rights to, or goodwill associated with, such Product Trademarks in the applicable Co-Commercialization Countries. Subject to
Article XIX, Novartis agrees that upon termination or expiration of the Term for the Trap-1 Product or the Trap-2 Product (as applicable), Novartis and its Affiliates will discontinue forthwith all use of the applicable Product Trademark. All uses by Novartis of the Product Trademark for the Trap-1 Product and the Trap-2 Product shall comply with the applicable local Law. Upon request by Regeneron, Novartis shall (or shall cause its Affiliates, as appropriate, to) execute such documents as may reasonably be required by Regeneron for the purpose of recording the license, or assigning any rights in the trademark, trade dress, service marks, copyrights and set forth in this Section 11.5 above with any Governmental Authority.

                  11.6 License to the IL-1 Antibody Product Trademark. Novartis hereby grants to Regeneron a license to use the Product Trademark(s) for the IL-1 Antibody Product in the Co-Commercialization Countries of the applicable Territory for the purposes of Regeneron's Co-Commercialization activities pursuant to this Agreement and subject to the terms and conditions of this Agreement. Regeneron's rights under this Section 11.6 may be sublicensed, but only to Regeneron's Affiliates for the purposes of, and subject to the terms and conditions of, this Agreement. Regeneron and its Affiliates shall have no rights in or to the Product Trademark for the IL-1 Antibody Product or the goodwill pertaining thereto. Novartis (and its Affiliates, as appropriate) shall own and retain all rights in and to trademark, trade dress, service marks, copyrights, and goodwill associated therewith, and all use of the Product Trademark for the IL-1 Antibody Product by Regeneron and its Affiliates shall, at all times inure to the benefit of Novartis. Regeneron and its Affiliates shall utilize the Product Trademark for the IL-1 Antibody Product only on approved Promotional Materials or other approved product-related materials for the IL-1 Antibody Product for the purposes contemplated herein. Regeneron agrees that at no time during the applicable Term or thereafter, will it or any of its Affiliates attempt to use or register any trademarks, trade dress, service marks, trade names or domain names confusingly similar to the Product Trademark(s) for the IL-1 Antibody Product or take any other action which damages or dilutes the rights to, or goodwill associated with, such Product Trademark(s) in the applicable Co-Commercialization Countries. Subject to Article XIX, Regeneron agrees that upon

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termination or expiration of the Term for the IL-1 Antibody Product, Regeneron
and its Affiliates will discontinue forthwith all use of the Product Trademark. All uses by Regeneron of the Product Trademark for the IL-1 Antibody Product shall comply with the applicable local Law. Upon request by Novartis, Regeneron shall (or shall cause its Affiliates, as appropriate, to) execute such documents as may reasonably be required by Novartis for the purpose of recording the license, or assigning any rights in the trademark, trade dress, service marks, copyrights and set forth in this Section 11.6 above with any Governmental Authority.

                  11.7 Use of Corporate Names. Each Party (through its Affiliates, as appropriate) shall use Commercially Reasonable Efforts to include the other Party's name (or such other Party's local Affiliate's name) with equal prominence on materials related to each IL-1 Product (including, without limitation, package inserts, packaging, trade packaging, samples, and all Promotional Materials used or distributed in connection with the applicable IL-1 Product) in the Co-Commercialization Countries in the applicable Territory, unless to do so would be prohibited under applicable Laws. Accordingly, each Party grants to the other (and its Affiliates) the right, free of charge, to use its name and logo on package inserts, packaging, trade packaging, samples and on all Promotional Materials used or distributed in connection with the applicable IL-1 Product in the Co-Commercialization Countries in the applicable Territory during the applicable Term and thereafter for a period of one (1) year with respect to advertising and Promotional Materials, and for a period of two (2) years with respect to package inserts, packaging, labeling, trade packaging, samples, or until the existing inventory of such IL-1 Product and Promotional Materials is exhausted, whichever is earlier.

                                  ARTICLE XII

                            NEWLY CREATED INVENTIONS

                  12.1 Ownership of Newly Created Intellectual Property.

                  (a) Sole Inventions. Each Party shall exclusively own all intellectual property (including, without limitation, data, discoveries, technical information, Know-How, patents, patent applications, proprietary information, trade secrets and inventions) invented or generated solely by such Party, its employees, agents and consultants ("Sole Inventions"). Sole Inventions made solely by Novartis, its employees, agents and consultants are referred to herein as "Novartis Sole Inventions." Sole Inventions made solely by Regeneron, its employees, agents and consultants are referred to herein as "Regeneron Sole Inventions."

                  (b) Joint Inventions. The Parties shall jointly own all intellectual property (including, without limitation, data, discoveries, technical information, Know-How, patents, patent applications, proprietary information, trade secrets and inventions) invented or generated jointly by an individual or individuals having an obligation to assign such intellectual property to Novartis, on the one hand, and an individual or individuals having an obligation to assign such intellectual property to Regeneron, on the other hand, on the basis of each Party having an undivided interest in the whole ("Joint Inventions").

                  (c) Inventorship. Notwithstanding the above, for purposes of determining whether a patentable invention is a Novartis Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of inventorship shall be resolved in accordance with United States patent laws, and, for purposes of determining whether a copyrighted work is a Novartis Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of copyright authorship

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shall be resolved in accordance with United States copyright laws, provided, further, that nothing in this Article XII shall relieve a Party or its Affiliates of their obligations under Article XVI with respect to confidential Company Information provided by the other Party or such other Party's Affiliates.

                  12.2 Prosecution and Maintenance of Patent Rights.

                  (a) Regeneron Solely-Owned Patent Rights. Regeneron shall use Commercially Reasonable Efforts to prepare, file, prosecute and maintain, at its own cost and expense, Patents and Patent Applications (as applicable) within the Regeneron Patent Rights throughout the applicable Territory, and shall confer with and keep Novartis reasonably informed regarding the status of such activities. Regeneron shall have the exclusive right and option, at its own cost and expense, to file and prosecute any Patent Applications covering Regeneron Sole Inventions, and to maintain any Patents issuing thereon. Notwithstanding the foregoing, if Regeneron elects not to prosecute or maintain any Regeneron Patent Right, Novartis will have the right to do so at Novartis' sole cost and expense, and Regeneron will assign such Patent Rights to Novartis.

                  (b) Novartis Solely-Owned Patent Rights. Novartis shall use Commercially Reasonable Efforts to prepare, file, prosecute and maintain, at its own cost and expense, Patents and Patent Applications (as applicable) within the Novartis Patent Rights throughout the applicable Territory, and shall confer with and keep Regeneron reasonably informed regarding the status of such activities. Novartis shall have the exclusive right and option, at its own cost and expense, to file and prosecute any Patent Applications covering Novartis Sole Inventions, and to maintain any Patents issuing thereon. Notwithstanding the foregoing, if Novartis elects not to prosecute or maintain any Novartis Patent Right, Regeneron will have the right to do so at Regeneron's sole cost and expense, and Novartis will assign such Patent Rights to Regeneron.

                  (c) Joint Patent Rights. With respect to any Joint Patent Rights, the Parties shall consult with each other regarding the filing, prosecution and maintenance of any Patents and Patent Applications, and responsibility for such activities shall be the obligation of the Controlling Party. The Controlling Party shall undertake such filings, prosecutions and maintenance in the names of both Parties as co-owners. The Controlling Party shall have the following obligations with respect to the filing, prosecution and maintenance of Patent Applications and Patents on any such Joint Patent Rights:
(i) the Controlling Party shall permit the non-Controlling Party to review and comment at least two (2) weeks prior to the filing of any priority Patent Application by the Controlling Party; (ii) the Controlling Party shall notify the non-Controlling Party within thirty (30) days after the filing of a Patent Application by the Controlling Party; (iii) the Controlling Party shall notify the non-Controlling Party within eight (8) months from the filing of the priority Patent Application whether and in which countries it intends to file convention Patent Applications; (iv) the Controlling Party shall provide the non-Controlling Party promptly with copies of all communications received from or filed in patent offices with respect to such filings; and (v) the Controlling Party shall provide the non-Controlling Party, a reasonable time prior to taking or failing to take action that would affect the scope or validity of rights under any Patent Applications or Patents (including but not limited to substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional Patent Application, abandoning any Patent or not filing or perfecting the filing of any Patent Application in any country), with notice of such proposed action or inaction so that the non-Controlling Party has a reasonable opportunity to review and make comments, and take such

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actions as may be appropriate in the circumstances. In the event that the
Controlling Party materially breaches the foregoing obligations and such breach is not cured within thirty (30) days of a written notice from the non-Controlling Party to the Controlling Party describing such breach, or in the event that the Controlling Party fails to undertake the filing of a Patent Application within ninety (90) days of a written request by the non-Controlling Party to do so, the non-Controlling Party may assume the Controlling Party's responsibility for filing, prosecution and maintenance of any such Joint Patent Right, and will thereafter be deemed the Controlling Party for purposes hereof. Notwithstanding the foregoing, the Controlling Party may withdraw from or abandon any Patent or Patent Application relating to any Joint Patent Rights on thirty (30) days' prior notice to the other Party, providing a free-of-charge option to assume the prosecution or maintenance thereof. The Parties agree that any of the periods of time specified in this Section 12.2(c) shall be shortened as may be required to ensure that rights in the relevant Joint Patent Right are not lost. All out-of-pocket costs incurred in the filing, prosecution and maintenance of any Joint Patent Rights shall be treated as a Shared Promotion Expense shared between the Parties as set forth in Section 9.2(c).

                  (d) Cooperation. Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution and maintenance of Patents and Patent Applications pursuant to this Section 12.2, including, without limitation, the execution of all such documents and instruments and the performance of such acts (and causing its relevant employees to execute such documents and instruments and to perform such acts) as may be reasonably necessary in order to permit the other Party to continue any preparation, filing, prosecution or maintenance of Joint Patent Rights that such Party has elected not to pursue as provided for in Section 12.2(b). The IPSC shall recommend to the JOC which of the Novartis Patent Rights, Regeneron Patent Rights and Joint Patent Rights for which to seek an extension of term. Upon confirmation of the recommendation of the IPSC with respect to patent term extension by the JOC, the selected Party will file for said patent term extension, and the Parties shall bear the costs thereof in the same manner as the Parties bear the expenses for the filing, prosecution and maintenance of such Patent Rights in accordance with the provisions of this Section 12.2.

                                  ARTICLE XIII

                        INTELLECTUAL PROPERTY LITIGATION

                  13.1 Third Party Infringement Suits.

                  (a) In the event that either Party or any of its Affiliates becomes aware of an infringement of a Novartis Patent Right, a Regeneron Patent Right, or a Joint Patent Right by a Third Party's activities in the applicable Territory, the Party that became aware of the infringement shall promptly notify the other Party in writing of this claim or assertion and shall provide such other Party with all available evidence supporting such known or suspected infringement or unauthorized use. As soon as reasonably practicable after the receipt of such notice, the Parties shall cause the IPSC to meet and consider the appropriate course of action with respect to such infringement.

                  (b) With respect to any infringement by virtue of a Third Party's activities with respect to a product which is a Competing Product, the IPSC will determine whether infringement litigation or settlement discussions with the infringer should be undertaken. If the IPSC decides that any such infringement litigation should be undertaken, the IPSC will also decide which Party is to be the Lead Litigation Party ("Lead Litigation Party"). The

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Lead Litigation Party will have the right bring and prosecute, or defend, such infringement suits as may be necessary to cause the infringer to cease activities with respect to any such Competing Product, the manufacture, use, sale, offer for sale or import of which would infringe said Novartis Patent Right, Regeneron Patent Right, or Joint Patent Right in the applicable Territory. Upon confirmation of the IPSC decision by the JOC, the Lead Litigation Party will bring and prosecute an infringement suit, and/or defend a declaratory judgment action, as appropriate, against such infringing Third Party. The Lead Litigation Party will select litigation counsel of its choosing. The Lead Litigation Party will pay all litigation costs. The non-Lead Litigation Party will provide reasonable assistance to the Lead Litigation Party in prosecuting any suit, and if required by law, will join in the suit. The non-Lead Litigation Party shall have the right to join in any litigation at its sole discretion and expense. The amount of any recovery from any such infringement suit, whether in damages or by settlement, will be included in the Net Sales figure for such Co-Commercialization Country for the quarter in which the recovery is paid to the Lead Litigation Party. In the event that there is more than one IL-1 Product at the time of such recovery, then the amount of any such recovery shall be allocated between such IL-1 Products as determined by the IPSC.

                  (c) With respect to any infringement by virtue of a Third Party's activities with respect to any product which is not a Competing Product, then (i) Regeneron, with respect to any Regeneron Patent Rights, (ii) Novartis with respect to any Novartis Patent Rights, and (iii) either Party, with respect to any Joint Patent Rights, shall have the right (but not the obligation to bring and prosecute an infringement suit, and/or defend a declaratory judgment action, as appropriate, against such infringing Third Party. The other Party will provide reasonable assistance to the litigating Party, at the litigating Party's reasonable expense, in prosecuting any suit, and if required by law, will join in the suit. All amounts received by way of any recovery from any such infringer, whether in damages or by settlement, shall be to the benefit of the litigating Party.

                  13.2 Patent Marking. Each Party shall comply with the patent marking statutes in each country in which an IL-1 Product is made, offered for sale, sold or imported by such Party, its Affiliates and/or sublicensees.

                  13.3 Third Party Infringement Claims.

                  (a) The provisions of this Section 13.3 shall be subject to the provisions of Article XVII, which shall govern as to both costs and procedures in the event of infringement actions relating to any IL-1 Product brought by a Third Party against either Party in which the Third Party claim(s), if true, would constitute a breach of representation or warranty set forth in
Section 15.2.

                  (b) If either Party or its Affiliates shall learn of a claim or assertion that the manufacture, Development or Commercialization of any IL-1 Product infringes or otherwise violates the intellectual property rights of any Third Party, then such Party shall promptly notify the other Party in writing of this claim or assertion. As soon as reasonably practicable after the receipt of such notice, the Parties shall cause the IPSC to meet and consider the appropriate course of action with respect to such allegation of infringement.

                  (c) If only one Party defends any claimed infringement action commenced by a Third Party alleging that the manufacture, Development or Commercialization of any IL-1 Product infringes or otherwise violates the intellectual property rights of such Third

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Party, the other Party and its Affiliates shall assist and cooperate in any such infringement litigation at the defending Party's (or its Affiliates') reasonable request.

                  13.4 Amgen License. During the term of this Agreement, Novartis agrees and covenants to the extent permitted by applicable Law that it shall not institute or prosecute any claim, action, or suit at law or in equity seeking to have any claim in any "Immunex IL-1r Patent Right" or "Amgen Licensed Patent Right" (as each such term is defined in the Amgen License Agreement) declared invalid or unenforceable; provided, however, that nothing herein shall prohibit Novartis from either (i) asserting any and all defenses available to it if it is sued for infringement, including, without limitation, assertions relating to the validity or enforceability of the Immunex IL-1r Patent Rights and/or Amgen Licensed Patent Rights, or (ii) asserting any and all defenses, evidence, and arguments, including, without limitation, lack of patentability of the subject matter of a count or claim and lack of support for a count or claim, in any interference involving a Patent or Patent Application included within the definition of Immunex IL-1r Patent Right or Amgen Licensed Patent Rights.

                                  ARTICLE XIV

             BOOKS, RECORDS AND INSPECTIONS; AUDITS AND ADJUSTMENTS

                  14.1 Books and Records. Each Party shall, and shall cause each of its respective Affiliates to, keep proper books of record and account in which full, true and correct entries (in conformity with IAS or GAAP (as applicable, depending on which accounting principles such entity uses to maintain its accounting books and records) as generally and consistently applied and all requirements of Law) shall be made of all dealings and transactions in relation to this Agreement. Each Party shall, and shall cause each of its respective Affiliates to, permit auditors, as provided in Section 14.2, to visit and inspect, during regular business hours and under the guidance of officers of the Party being inspected, and to examine the books of record and account of such Party or such Affiliate to the extent relating to this Agreement and discuss the affairs, finances and accounts of such Party or such Affiliate to the extent relating to this Agreement with, and be advised as to the same by, its and their officers and independent accountants.

                  14.2 Audits and Adjustments.

                  (a) Each Party shall have the right (at its costs), upon no less than thirty (30) days advance notice and at such reasonable times and intervals and to such reasonable extent as the investigating Party shall request, not more than once during any year, to have the books and records of the other Party and its Affiliates to the extent relating to this Agreement for the preceding two years audited by an independent "Big Four" (or equivalent) accounting firm of its choosing under reasonable appropriate confidentiality provisions, for the sole purpose of verifying the accuracy of all financial, accounting and numerical information and calculations provided under this Agreement, including, without limitation, the numbers of Details, the reports and payments provided under this Agreement and corresponding provisions of the Ancillary Agreements (for greater clarity, the Parties agree that the establishment of COGS shall not be subject to this Article XIV). Audits under this Section 14.2 shall not be based on data provided by Third Party data sources.

                  (b) The results of any such audit shall be delivered in writing to each Party and shall be final and binding upon the Parties, unless disputed by a Party within ninety (90) days. Unless otherwise mutually agreed by the Parties, any disputes regarding the results of

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any such audit shall be subject to the dispute resolution procedures set forth in Section 10.2. If the audited Party or its Affiliates have underpaid or overbilled an amount due under this Agreement resulting in a cumulative discrepancy during any year of more than ten percent (10%), the audited Party shall also reimburse the other Party for the costs of such audit (with the cost of the audit to be paid by the auditing party in all other cases). Such accountants shall not reveal to the Party seeking verification the details of its review, except for such information as is required to be disclosed under this Agreement, and shall be subject to the confidentiality provisions contained in Article XVI.

                  (c) If any examination or audit of the records described above discloses an under- or over-payment of amounts due hereunder, then unless the result of the audit is to be contested pursuant to Section 14.2(b) above, the Party (or its Affiliate) owing any money hereunder shall pay the same (plus interest thereon at the Default Interest Rate from the date of such underpayment or overpayment through the date of payment of the amount required to be paid pursuant to this Section 14.2(c)) to the Party (or its Affiliate) entitled thereto within thirty (30) days after receipt of the written results of such audit pursuant to this Section. In the event that any examination or audit of Detailing records indicates a shortfall in the number of Details carried out by a Party or its Affiliate, the amount due in relation to such shortfall shall be calculated and paid in accordance with the provisions of Section 9.2(a)(iii) and
Section 6.10 above.

                  14.3 Accounting Standards. Except as otherwise provided herein, all costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with International Accounting Standards as generally and consistently applied.

                                   ARTICLE XV

                         REPRESENTATIONS AND WARRANTIES

                  15.1 Due Organization, Valid Existence and Due Authorization. Each Party hereto represents and warrants to the other Party as follows: (a) it is duly organized and validly existing under the Laws of its place of incorporation; (b) it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; (c) the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organizational documents nor any other material agreement or arrangement, whether written or oral, by which it is bound; (d) to the best of its knowledge, it has complied in all material respects with all Laws applicable to it; (e) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof (subject to applicable Laws of bankruptcy and moratorium); and (f) no broker, finder or investment banker is entitled to any brokerage, finder's or other fee in connection with this Agreement or the transactions contemplated hereby based on arrangements made by it or on its behalf.

                  15.2 Intellectual Property.

                  (a) Regeneron represents and warrants to Novartis that, as of the Effective Date, (a) [*************************************] it owns or has all necessary licenses or rights within its jurisdiction to use the Trap-1 Product and the Trap-2 Product, (b) [***************************], neither the manufacturing of any Trap-1

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

Product or Trap-2 Product nor the Development, promotion, marketing and sale of any the Trap-1 Product or Trap-2 Product by the Parties will infringe upon any valid rights of any other Person and it has not received any written notice alleging any such infringement, (c) the rights granted by Regeneron to Novartis and its Affiliates hereunder do not, to Regeneron's knowledge, conflict with rights granted by Regeneron to any Third Party and (d) Regeneron has not received any notice concerning the institution or possible institution of any interference involving any Regeneron Patent, nor has it made any application for reissuance or filed any request for reexamination with respect to any such Patent.

                  (b) Novartis represents and warrants to Regeneron that, as of the Effective Date, (a) [**********************], it owns or has all necessary licenses or rights within its jurisdiction to use the IL-1 Antibody Product, (b) [****************************], neither the manufacturing of the IL-1 Antibody Product nor the Development, promotion, marketing and sale of the IL-1 Antibody Product by the Parties will infringe upon any valid rights of any other Person and it has not received any written notice alleging any such infringement, (c) the rights granted by Novartis to Regeneron and its Affiliates hereunder do not, to Novartis' knowledge, conflict with rights granted by Novartis to any Third Party and (d) Novartis has not received any notice concerning the institution or possible institution of any interference involving any Novartis Patent and nor has it made any application for reissuance or filed any request for reexamination with respect to any such Patent.

                  15.3 Disclaimer. Except as expressly set forth herein, no Party makes any express or implied warranties, statutory or otherwise, concerning the value, adequacy, freedom from fault of, other quality, efficiency, stability, characteristics or usefulness of, or merchantability, or fitness for a particular purpose of, any IL-1 Product.

                                   ARTICLE XVI

                                 CONFIDENTIALITY

                  16.1 Confidential Company Information.

                  (a) Each of Novartis and Regeneron acknowledges (subject to Section 16.1(b)) that: (i) all Company Information provided by the other Party or its respective Affiliates pursuant to this Agreement is confidential and proprietary to such other Party or its respective Affiliates, and (ii) all New Information is confidential and proprietary to the Parties, and each of Novartis and Regeneron agrees to (A) maintain such information in confidence during the last to expire Term of this Agreement and for a period of ten (10) years thereafter and (B) use such information solely for the purpose of performing its obligations hereunder. Each of Novartis and Regeneron covenants that neither it nor any of its respective Affiliates shall disclose any such information to any Third Party except to its employees, agents or any other person under its authorization; provided such employees, agents or persons under its authorization are subject in writing to substantially the same confidentiality obligations as the Parties and their respective Affiliates.

                  (b) Notwithstanding anything provided above, the restrictions provided in this Article XVI shall not apply to information that is (and such information shall not be considered confidential or proprietary under this Agreement) (i) already in the public domain as of the Effective Date by reason of prior publication or otherwise; (ii) received by a receiving Party on an unrestricted basis from a Third Party not under an obligation of confidentiality to the other Party or any Affiliate of such other Party with respect to such information; (iii) information that has become part of the public domain after the Effective

Date through no act, omission or fault of the receiving Party; or (iv) information that is similar in nature to the purported Company Information but has been independently created, as evidenced by written or electronic documentation. If a receiving Party is required by applicable Law to disclose any Company Information to a Governmental Authority, then the receiving Party shall promptly notify the disclosing Party of such disclosure and the procedures, such as a protective order, instituted to protect the confidentiality of the Company Information to be disclosed.

                  (c) Notwithstanding anything provided above, Regeneron shall have the right to disclose to any Regeneron licensee of Trap-1 or Trap-2 in Japan: (i) such information as to adverse events and safety as is required under applicable Laws; and (ii) such information as is included in a top-level report summarizing Clinical Trials planned and underway with respect to Trap-1 and/or Trap-2 pursuant to this Agreement, which report shall be prepared by Novartis for purposes of this Section 16.1(c) and shall refer expressly to this
Section 16.1(c); provided, however, that any such disclosure of information shall be subject to confidentiality obligations on the part of such licensee reasonably satisfactory to Novartis.

                  16.2 Injunctive Relief. Each Party acknowledges that damages resulting from disclosure of Company Information would be an inadequate remedy and that, notwithstanding the provisions of Article X, in the event of any such disclosure or any indication of an intent to disclose such information, a Party (or its Affiliates) owning such Company Information, and each Party, with respect to New Information, shall be entitled to seek, by way of private litigation, injunctive relief or other equitable relief in addition to any and all remedies available at law or in equity, including the recovery of damages and reasonable attorneys' fees, and in any such action for equitable relief in a court of competent jurisdiction, the Parties hereby consent to the jurisdiction of such for such purpose and will not assert as a defense that there is an adequate remedy at law.

                  16.3 Publication of New Information. Subject to JOC approval, if either Novartis or Regeneron (the "Publishing Party") desires to disclose any New Information or such other Company Information which relates to any IL-1 Product in scientific journals, publications or scientific presentations or otherwise, the Publishing Party shall provide the other Party an advance copy of any proposed publication or summary of a proposed oral presentation relating to the New Information or such other Company Information prior to submission for publication or disclosure. Such other Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve the New Information or such other Company Information, and the incorporation of such recommended changes shall not be unreasonably refused. If such other Party informs the Publishing Party, within thirty (30) days of receipt of an advance copy of a proposed publication or summary of a proposed oral presentation, that such publication in its reasonable judgment could be expected to have a material adverse effect on the commercial value of any New Information or such other Company Information, the Publishing Party shall delay or prevent such disclosure or publication as proposed by the other Party. In the case of patentable inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a patent application(s) or application(s) for a certificate of invention on the information involved, provided, however, that the Party owning such information shall be entitled to prevent such disclosure or publication if in its commercially reasonable judgment such patent application will not reasonably protect the commercial value of such New Information or Company Information or if in its commercially reasonable judgment such disclosure or

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

publication would otherwise have a material adverse effect on the commercial value of any such information.

                  16.4 Other Publications. During the Term, Novartis and Regeneron agree not to issue any press releases or public announcements concerning this Agreement, the Stock Purchase Agreement or any Ancillary Agreement (and to ensure that their respective Affiliates do not do so) without the prior written consent of the other Party to the form, timing and content of any such release of announcement, except as required by a Governmental Authority and applicable Law; provided, however, that either Party may issue press releases or public announcements which incorporate information concerning this Agreement which information was included in a press release or public announcement which was approved by the other Party as an initial press release concerning this Agreement. Neither Party shall unreasonably withhold or delay its consent to any such press release or announcement. Except as required by Law, neither Party (or their respective Affiliates) shall disclose to any Third Party, under any circumstances, any financial terms of this Agreement that have not been previously disclosed publicly pursuant to this Article XVI without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

                                  ARTICLE XVII

                                    INDEMNITY

                  17.1 Indemnity and Insurance.

                  (a) Each Party shall indemnify and hold harmless the other Party, its Affiliates and their respective officers, directors, employees and agents from and against all claims, demands, liabilities, damages and expenses, including reasonable attorneys' fees and costs (collectively, "Damages"), arising out of:

                  (i) the negligence, recklessness, bad faith, intentional wrongful acts or omissions of the Indemnifying Party or its Affiliates (or, to the extent permitted under this Agreement, their respective agents, contractors, distributors, representatives or other persons or entities working on their behalf), including, without limitation, in connection with the Co-Development and Co-Commercialization of any IL-1 Product, except to the extent that Damages arise out of the negligence, recklessness, bad faith or intentional wrongful acts, or omissions committed by the Indemnified Party or its Affiliates (or, to the extent permitted under this Agreement, their respective agents, contractors, representatives or other persons or entities working on their behalf); and

                  (ii) breach by the Indemnifying Party (or conduct by any of its Affiliates, which if performed by the Indemnifying Party would be a breach by the Indemnifying Party) of the terms of, or the representations and warranties made by it in, this Agreement or any applicable Ancillary Agreement to which it is a party; provided, however, that the payments and adjustments provided for in Section 9.2
         (a)(iii) and Section 6.10 shall be the exclusive remedy with respect to any shortfall in the provision of Details.

                  (b) Each Party will maintain, or self-insure for, product liability insurance to cover liabilities related to the development, manufacture, Co-Commercialization, marketing, distribution, sale and use of IL-1 Products at a commercially reasonable level.

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

                  17.2 Indemnity Procedure.

                  (a)      The Party entitled to indemnification under this
Article XVII (an "Indemnified Party") shall notify the Party potentially responsible for such indemnification (the "Indemnifying Party") within ten (10) Business Days of becoming aware of any claim or claims asserted or threatened against the Indemnified Party which could give rise to a right of indemnification under this Agreement; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices its rights hereunder.

                  (b) If the Indemnifying Party has acknowledged in writing to the Indemnified Party the Indemnifying Party's responsibility for defending such claim, the Indemnifying Party shall have the right to defend, at its sole cost and expense, such claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party may not enter into any compromise or settlement unless
(i) such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim; and (ii) the Indemnified Party consents to such compromise or settlement, which consent shall not be withheld or delayed unless such compromise or settlement involves (A) any admission of legal wrongdoing by the Indemnified Party, (B) any payment by the Indemnified Party that is not indemnified hereunder or (C) the imposition of any equitable relief against the Indemnified Party.

                  (c) The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 17.2 and shall bear its own costs and expenses with respect to such participation; provided, however, that the Indemnifying Party shall bear such costs and expenses if counsel for the Indemnifying Party shall have reasonably determined that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.

                                  ARTICLE XVIII

                                  FORCE MAJEURE

         In the event of strikes, lock-outs or other industrial disturbances, rebellions, mutinies, epidemics, landslides, lightning, earthquakes, fires, storms, floods, sinking, drought, civil disturbances or explosions, acts or decisions of duly constituted municipal, state or national Governmental Authorities or of courts of Law, as well as impossibility to obtain equipment, supplies, fuel or other required materials, in spite of having acted with commercially reasonable diligence, or by reason of any other causes which are not under the control of the Party requesting the abatement of the performance or causes due to circumstances which could not reasonably be foreseen and which are not possible to eliminate or overcome with due diligence by such Party ("Force Majeure"), the Parties agree that, if either Novartis or Regeneron finds itself wholly or partially unable to fulfill its respective obligations in this Agreement by reasons of Force Majeure, the Party affected will advise the other Party in writing of its inability to perform, giving a detailed explanation of the occurrence of the event which excuses performance as soon as possible after the cause or event has occurred. If such notice is given, the performance of the Party giving the notification, except the payment of funds, shall be abated, and any time deadlines shall be extended for so long as performance may be prevented by Force Majeure. Except for the payment of funds that are or become due

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and payable, neither Party shall be required to make up any performance that was prevented by Force Majeure. In no event will any Force Majeure extend beyond one hundred eighty (180) days.

                                  ARTICLE XIX

                              TERM AND TERMINATION

                  19.1 Term. The "Term" of this Agreement shall commence on the Effective Date and shall expire on a country-by-country and product-by-product basis pursuant to Section 19.2 below, unless sooner terminated as provided herein. This Agreement may not be terminated except as specifically provided in this Agreement, and to the extent this Agreement is terminated as specifically provided in this Agreement, the "Term" shall be deemed to have terminated to the same extent.

                  19.2 Expiration of Term.

                  (a) Expiration of Term. The Term of this Agreement shall expire with respect to a particular IL-1 Product on a country-by-country basis in each country in the applicable Territory for such IL-1 Product, (i) at such time as, after annual (based on a calendar year) gross sales of such IL-1 Product in such country have exceeded $1 million, such annual gross sales of such IL-1 Product in such country fall below $1 million (unless such decline of such annual gross sales of such IL-1 Product in such country to below $1 million is due to in whole or in part to conditions which are reasonable likely not to be of a long-term nature); or (ii) as otherwise agreed by the Parties as evidenced in writing.

                  (b) Effect of Expiration of Trap-1 Term. Upon expiration of the Term of this Agreement with respect to the Trap-1 Product in a country as contemplated by Section 19.2(a), all licenses and rights with respect to the Trap-1 Product in such country granted to Novartis hereunder shall automatically terminate and revert to Regeneron and in such event, the provisions of Part A of
SCHEDULE 19 shall apply with respect to the Trap-1 Product in such country as if the Trap-1 Product is a "Terminated Product".

                  (c) Effect of Expiration of IL-1 Antibody Term. Upon expiration of the Term of this Agreement with respect to the IL-1 Antibody Product in a country as contemplated by Section 19.2(a), all licenses and rights with respect to the IL-1 Antibody Product in such country granted to Regeneron hereunder shall automatically terminate and revert to Novartis and in such event, the provisions of Part B of SCHEDULE 19 shall apply with respect to the IL-1 Antibody Product in such country as if the IL-1 Antibody Product is a "Terminated Product".

                  (d) Effect of Expiration of Trap-2 Term. Upon expiration of the Term of this Agreement with respect to the Trap-2 Product in a country as contemplated by Section 19.2(a), all licenses and rights with respect to the Trap-2 Product in such country granted to Novartis hereunder shall automatically terminate and revert to Regeneron and in such event, the provisions of Part A of
SCHEDULE 19 shall apply with respect to the Trap-2 Product in such country as if the Trap-2 Product is a "Terminated Product".

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

                  19.3 Termination By Mutual Agreement in Special Circumstances

                  (a) Upon the mutual agreement of the Parties, this Agreement may be terminated on a product-by-product basis with respect to the entire Territory for a particular IL-1 Product, on the occurrence of one or more of the following events:

                  (i) formulation failure for such IL-1 Product, including, without limitation, technical failure during development of drug product and/or formulation, unacceptable levels of degradation products (whether unacceptable for regulatory Approvals or toxicologically unacceptable), or drug product performance failing to meet the requirements of Regulatory Authorities;

                  (ii) unacceptable safety concerns with respect to such IL-1 Product;

                  (iii) failure to meet the Trial Success Criteria established by the JOC for Phase II Clinical Trials for such IL-1 Product;

                  (iv) unacceptable outcome of meetings with FDA and/or EMEA to define the scope of the Phase III Clinical Trials for such IL-1 Product; or

                  (v) failure to meet the Trial Success Criteria established by the JOC for Phase III Clinical Trials for such IL-1 Product.

In the event of any termination of this Agreement by mutual agreement of the Parties with respect to an IL-1 Product pursuant to this Section 19.3, as part of such mutual agreement: (i) the Parties shall agree upon an orderly wind down of all Development activities for the terminated IL-1 Product (including, without limitation, those being performed by their Affiliates or Third Party contractors) and each Party shall make all payments due and owing to one another and to Third Parties, provided, however, that if so provided in such mutual agreement, no Party shall be required to pay to the other Party any milestone payment pursuant to Section 9.4 with respect to the terminated IL-1 Product; and
(ii) all licenses and rights with respect to the terminated IL-1 Product granted by one Party to the other Party hereunder shall automatically terminate and revert to the granting Party.

                  (b) If on the occurrence of one or more of the events with respect to an IL-1 Product described in Section 19.3(a) above, the Parties are unable to reach mutual agreement regarding termination of this Agreement with respect to such IL-1 Product, then a Party may terminate this Agreement with respect to the entire Territory for such IL-1 Product, provided that any such termination shall require the notice, and shall otherwise be treated for all purposes as, and shall be subject to all of the terms and conditions applicable to, termination pursuant to Section 19.4 (including SCHEDULE 19). In the event a Party terminates this Agreement with respect to an IL-Product as described above in this Section 19.3(b) due to perceived unacceptable safety concerns, including safety related issues associated with the formulation of drug product, the other Party shall indemnify the terminating Party from and against any and all Damages arising out of Third Party claims relating to such safety concerns or issues which are based upon the other Party's continuing efforts during the Trap-1 Termination Notice Period, Trap-2 Termination Notice Period or IL-1 Antibody Termination Notice Period, as applicable, in support of the continued Development and/or Commercialization of such IL-1 Product.

                  19.4 Termination Without Cause.

                  (a) Trap-1. Novartis may terminate this Agreement with respect to the entire Territory for all Trap-1 Products on (i) nine (9) months' written notice to Regeneron at any time prior to the first Launch of a Trap-1 Product in the Trap-1 Territory; and (ii) twelve (12) months' written notice to Regeneron at any time after the first Launch of a Trap-1 Product in the Trap-1 Territory. Except as otherwise provided below in this Section 19.4(a), the Agreement shall continue in full force and effect with respect to the Trap-1 Product through the applicable notice period set forth above (the "Trap-1 Termination Notice Period"), provided that Novartis shall not be required to pay to Regeneron any milestone payment in respect of the Trap-1 Product which is achieved during the Trap-1 Termination Notice Period. Upon expiration of the Trap-1 Termination Notice Period, or earlier to the extent provided below in this Section 19.4(a), all licenses and rights with respect to the Trap-1 Product in such country granted to Novartis hereunder shall automatically terminate and revert to Regeneron (except to the extent required by Novartis to fulfill its obligations pursuant to Part A of SCHEDULE 19, and upon the earlier of such fulfillment or written notice from Regeneron that it will not require such fulfillment, such licenses and rights, to the extent not previously terminated, shall automatically terminate and revert to Regeneron), and the provisions of Part A of SCHEDULE 19 shall apply with respect to the Trap-1 Product in such country as if the Trap-1 Product is a "Terminated Product". During the Trap-1 Termination Notice Period, to the extent set forth or requested in one or more written notices from Regeneron to Novartis hereunder (i) such licenses and rights granted to Novartis shall automatically terminate as of a date specified in such notice(s) (but not later than the Trap-1 Termination Notice Period) and
(ii) Novartis will promptly take the actions required by Part A of SCHEDULE 19 to facilitate Regeneron's (or its nominee's) expeditious assumption during the Trap-A Termination Notice Period, with as little disruption as reasonably possible, of the continued Development and/or Commercialization of Terminated Product(s).

                  (b) IL-1 Antibody. Regeneron may terminate this Agreement with respect to the entire Territory for IL-1 Antibody Products, on (i) nine (9) months' written notice to Novartis at any time prior to the first Launch of such IL-1 Antibody Product in the IL-1 Antibody Territory; and (ii) twelve (12) months' written notice to Novartis at any time after the first Launch of such IL-1 Antibody Product in the IL-1 Antibody Territory. Except as otherwise provided below in this Section 19.4(b), the Agreement shall continue in full force and effect with respect to the IL-1 Antibody Product through the applicable notice period set forth above (the "IL-1 Antibody Termination Notice Period"), provided that Regeneron shall not be required to pay to Novartis any milestone payment in respect of the IL-1 Antibody Product which is achieved during the IL-1 Antibody Termination Notice Period. Upon expiration of the IL-1 Antibody Termination Notice Period, or earlier to the extent provided below in this Section 19.4(b), all licenses and rights with respect to the IL-1 Antibody Product in such country granted to Regeneron hereunder shall automatically terminate and revert to Novartis (except to the extent required by Regeneron to fulfill its obligations pursuant to Part B of SCHEDULE 19, and upon the earlier of such fulfillment or written notice from Novartis that it will not require such fulfillment, such licenses and rights, to the extent not previously terminated, shall automatically terminate and revert to Novartis), and the provisions of Part B of SCHEDULE 19 shall apply with respect to the IL-1 Antibody Product in such country as if the IL-1 Antibody Product is a "Terminated Product". During the IL-1 Antibody Termination Notice Period, to the extent set forth or requested in a written notice from Novartis to Regeneron (i) such licenses and rights granted to Novartis hereunder shall automatically terminate as of a date specified in such notice (but not later than the IL-1

Antibody Termination Notice Period) and (ii) Regeneron will promptly take the actions required by Part A of SCHEDULE 19 to facilitate Novartis' expeditious assumption during the IL-1 Antibody Termination Notice Period, with as little disruption as a reasonably possible, of the continued Development and/or Commercialization of Terminated Products.

                  (c) Trap-2. Novartis may terminate this Agreement with respect to the entire Territory for all Trap-2 Products on (i) nine (9) months' written notice to Regeneron at any time prior to the first Launch of a Trap-2 Product in the Trap-2 Territory; and (ii) twelve (12) months' written notice to Regeneron at any time after the first Launch of a Trap-2 Product in the Trap-2 Territory. Except as otherwise provided in this Section 19.4(c), the Agreement shall continue in full force and effect with respect to the Trap-2 Product through the applicable notice period set forth above (the "Trap-2 Termination Notice Period"), provided that Novartis shall not be required to pay to Regeneron any milestone payment in respect of the Trap-2 Product which is achieved during the Trap-2 Termination Notice Period. Upon expiration of the Trap-2 Termination Notice Period, or earlier to the extent provided below in this Section 19.4(c), all licenses and rights with respect to the Trap-2 Product in such country granted to Novartis hereunder shall automatically terminate and revert to Regeneron (except to the extent required by Novartis to fulfill its obligations pursuant to Part A or SCHEDULE 19, and upon earlier of such fulfillment or written notice from Regeneron that it will not require such fulfillment, such licenses and rights, to the extent not previously terminated, shall automatically terminate and revert to Regeneron), and the provisions of Part A of SCHEDULE 19 shall apply with respect to the Trap-2 Product in such country as if the Trap-2 Product is a "Terminated Product".

                  19.5 Termination For Material Breach. Upon and subject to the terms and conditions of this Section 19.5, this Agreement shall be terminable by a Party on a product-by-product basis with respect to the entire Territory for a particular IL-1 Product, or on a country-by-country basis with respect to any particular Co-Promotion Country, Co-Branding Country or Co-Marketing Country, upon written notice to the other Party, (i) with respect to the entire Territory for a particular IL-1 Product, if the other Party commits a material breach of this Agreement that is material to the Parties' collaboration with respect to such IL-1 Product as contemplated by this Agreement taken as a whole, or (ii) with respect to a particular Co-Promotion Country, Co-Branding Country or Co-Marketing Country for a particular IL-1 Product if the other Party commits a material breach of this Agreement that is material to the Parties' collaboration with respect to such IL-1 Product in such Co-Promotion Country, Co-Branding Country or Co-Marketing Country, as applicable, as contemplated by this Agreement. Such notice of termination shall set forth in reasonable detail the facts underlying or constituting the alleged breach (and specifically referencing the provisions of this Agreement alleged to have been breached), and the termination which is the subject of such notice shall be effective ninety
(90) days after the date such notice is given unless the breaching Party shall have cured such breach within such ninety (90) day period (or, if such material breach, by its nature, is a curable breach but such breach is not curable within such ninety (90) day period, such longer period not to exceed one hundred eighty
(180) days so long as the breaching party is using diligent efforts to cure such breach, in which event if such breach has not been cured, such termination shall be effective on the earlier of the expiration of such one hundred eighty (180) day period or such time as the breaching party ceases to use diligent efforts to cure such breach). Notwithstanding the foregoing, in the case of breach of a payment obligation hereunder, the ninety (90) day period referred to in the immediately preceding sentence shall instead be thirty (30) days (and the immediately preceding parenthetical clause in the immediately preceding sentence shall not apply). As used in this Section 19.5, the term "material breach" shall mean a breach by a Party that substantially undermines the benefits reasonably expected to be realized by the other Party from the collaboration hereunder, such that termination of this Agreement, and the consequences thereof provided for herein, are appropriate and equitable remedies. Notwithstanding any term or provision this Agreement, in no event will a Party's failure to provide Details, for any reason, or no reason, constitute a material breach for purposes of this Section
19.5 or otherwise constitute a cause or basis for termination of this Agreement in whole or in part.

                  19.6 Insolvency. Either Party shall have the right to terminate this Agreement in its entirety if, at any time, (i) the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or (ii) if the other Party proposes a written agreement of composition or extension of its debts, or (iii) if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or (iv) if the other Party shall propose or be a party to any dissolution or liquidation, or (v) if the other Party shall make an assignment for the benefit of creditors. In the event that this Agreement is terminated or rejected by a Party or its receiver or trustee under applicable bankruptcy Laws due to such Party's bankruptcy, then all rights and licenses granted under or pursuant to this Agreement by such Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and any similar Laws in any other country in the Territory, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The Parties agree that all intellectual property rights licensed hereunder, including, without limitation, any patents or patent applications in any country of a party covered by the license grants under this Agreement, are part of the "intellectual property" as defined under Section 101(52) of the Bankruptcy Code subject to the protections afforded the non-terminating Party under Section 365(n) of the Bankruptcy Code, and any similar law or regulation in any other country.

                  19.7 Termination for Change of Control.

                  (a) Within ninety (90) days following consummation of a Change of Control of Regeneron which results in Regeneron being owned or controlled by a major Third Party pharmaceutical company with an annual turnover in excess of $10 billion, Novartis shall have the right to notify Regeneron of its intent to terminate this Agreement in its entirety (the "Change of Control Notice"). Following delivery of the Change of Control Notice, the Parties will negotiate in good faith to enter into an exclusive license agreement pursuant to which Novartis will be granted exclusive rights to manufacture, Develop and Commercialize the IL-1 Products in the applicable Territory on mutually agreed terms. The license shall be subject to a royalty based on net sales which shall, to the greatest extent possible, mirror the economic terms set forth in the Agreement over the lives of the applicable IL-1 Products. The royalty rates and other payments shall be dependent upon the stage of Development and/or Commercialization of the IL-1 Products and the anticipated future profitability of such IL-1 Products and shall also take into account the efforts and expenses to be incurred by Novartis in Developing and Commercializing the IL-1 Products. The royalty rate and other terms and conditions shall be determined by the mutual agreement of the Parties after good faith negotiations provided, however, that if the Parties are unable to reach mutual agreement thereon within three
(3) months after delivery of the Change of

Control Notice, the matter shall be submitted for arbitration in accordance with the terms of Article X hereof. The license agreement shall require the transfer to Novartis of Regeneron's sales force dedicated to Detailing of the IL-1 Products. For the avoidance of doubt, if no Change of Control Notice is received by Regeneron within ninety (90) days following a Change of Control, the Agreement shall remain in full force and effect.

                  (b) Regeneron will have the right to terminate this Agreement on reasonable written notice upon a Change of Control of Novartis where such Change of Control results in Novartis being owned or controlled by a major Third Party pharmaceutical company with an annual turnover in excess of $10 billion which is commercializing a Competing Product or has a Competing Product in Phase III Clinical Trials at the time of such Change of Control.

                  (c) Regeneron will have the right to terminate this Agreement on a product-by-product basis with respect to the entire Territory, for a particular IL-1 Product or on a country-by-country basis with respect to any particular Co-Promotion Country, Co-Branding Country or Co-Marketing Country, or in its entirety, upon written notice to Novartis, if Novartis shall have breached any provision of Article 2 of the Registration Rights Agreement.

                  19.8 Effect of Termination for Material Breach, Insolvency, Change of Control or Breach of Standstill Provisions.

                  (a) Upon termination of this Agreement by Regeneron pursuant to Section 19.5, 19.6 or 19.7(b) or (c), the provisions of Part A of
SCHEDULE 19 shall apply with respect to the each terminated IL-1 Product on a country-by-country basis, if applicable, as if the terminated IL-1 Product is a "Terminated Product", and except to the extent required by Novartis to fulfill its obligations pursuant to Part A of SCHEDULE 19 (and upon the earlier of such fulfillment or written notice from Regeneron that it will not require such fulfillment, such licenses and rights, to the extent not previously terminated, shall automatically terminate and revert to Regeneron), all licenses and rights with respect to the terminated IL-1 Product granted to Novartis hereunder shall automatically terminate and revert to Regeneron, on a country-by-country basis, if applicable.

                  (b) Upon termination of this Agreement by Novartis pursuant to Section 19.5, 19.6 or 19.7(a), the provisions of Part B of SCHEDULE 19 (other than, with respect to any termination under Section 19.7(a), paragraph 2(a) of Part B of SCHEDULE 19) shall apply with respect to the each terminated IL-1 Product on a country-by-country basis, if applicable, as if the terminated IL-1 Product is a "Terminated Product", and except to the extent required by Regeneron to fulfill its obligations pursuant to Part B of SCHEDULE 19 (and upon the earlier of such fulfillment or written notice from Novartis that is will not require such fulfillment, such licenses and rights, to the extent not previously terminated, shall automatically terminate and revert to Novartis), all licenses and rights with respect to the terminated IL-1 Product granted to Regeneron hereunder shall automatically terminate and revert to Novartis, on a country-by-country basis, if applicable.

                  19.9 Survival of Obligations. Except as otherwise provided in this Article XIX, upon expiration or termination of this Agreement in whole or in part, the rights and obligations of the Parties hereunder shall terminate to the extent of such expiration or termination, and this Agreement shall cease to be of further force or effect to the extent of such expiration or termination, provided that notwithstanding any expiration or termination of this Agreement, in whole or in part: (i) neither Novartis nor Regeneron shall be relieved of any obligations of such Party arising prior to such expiration or termination; (ii) subject to the provisions of this Article XIX (including
SCHEDULE 19 to the extent applicable), the obligations of the Parties with respect to the protection and nondisclosure of Company Information and New Information in accordance with Article XVI, as well as other provisions (including, without limitation, Article XIX and SCHEDULE 19 to the extent applicable and Sections 5.9 and 6.23) which by their nature are intended to survive any such expiration or termination, shall survive and continue to be enforceable, except as set forth in Section 6.22; and (iii) such expiration or termination and this Article XIX shall be without prejudice to any rights or remedies a party may have for breach of this Agreement, including, without limitation, any breach of the provisions referred to in clause (ii) above.

                                   ARTICLE XX

                                  MISCELLANEOUS

                  20.1 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflict of laws principles.

                  20.2 Waiver. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.

                  20.3 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth on SCHEDULE 20 attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service, or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day; or otherwise, on the next Business Day following such transmission). Either Party may change its address by giving notice to the other Party in the manner provided above.

                  20.4 Entire Agreement. This Agreement (including Schedules), together with the Stock Purchase Agreement and the Ancillary Agreements (when executed), contains the complete understanding of the Parties with respect to the subject matter hereof and thereof and supersedes all prior understandings and writings relating to the subject matter hereof and thereof.

                  20.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by Novartis and Regeneron.

                  20.6 Headings. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

                  20.7 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement ("Severed Clause"), then, it is mutually agreed that this Agreement shall endure except for the Severed Clause. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

                  20.8 Registration and Filing of the Agreement. To the extent, if any, that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any Governmental Authority in accordance with applicable Laws, such Party may do so. The other Party shall promptly cooperate in such filing or notification and shall promptly execute all documents reasonably required in connection therewith. In such situation, the Party making such filing or registration (and the other Party if permitted under applicable Law) will request confidential treatment of sensitive provisions of this Agreement, except to the extent the Party making such request determines in good faith that such confidential treatment is not reasonably likely to be granted under applicable Law. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall promptly cooperate to respond to any request for further information therefrom.

                  20.9 Assignment. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Novartis or Regeneron without (a) the prior written consent of Regeneron in the case of any assignment by Novartis or (b) the prior written consent of Novartis in the case of an assignment by Regeneron, except in each case to an Affiliate of the assigning Party or, subject to Section 19.7, to any other party who acquires all or substantially all of the business of the assigning Party by merger, sale or assets or otherwise, so long as such Affiliate or other Party agrees in writing to be bound by the terms of this Agreement. The assigning Party shall remain primarily liable hereunder notwithstanding any such assignment. Any attempted assignment in violation hereof shall be void.

                  20.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

                  20.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                  20.12 Third-Party Beneficiaries. None of the provisions of this Agreement, other than the sublicense to Novartis of rights under the Amgen License Agreement provided for herein (the "Amgen Sublicense"), the penultimate sentence of Section 4.5 and Section 13.4 (collectively, the "Amgen TPB Provisions"), shall be for the benefit of or enforceable by any Third Party including, without limitation, any creditor of any Party hereto. The Parties acknowledge and agree that Amgen (i) shall be a direct Third Party beneficiary of Novartis' obligations under the Amgen TPB Provisions, (ii) may enforce Novartis' obligations under the Amgen TPB Provisions as if it were a party hereto and (iii) shall have the right to seek remedies, including termination of the Amgen Sublicense, in the event Novartis breaches its obligations under the Amgen TPB Provisions. No Third Party (other than Amgen with respect to Novartis' obligations under the Amgen TPB Provisions) shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party hereto.

                  20.13 Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Novartis nor Regeneron shall have any responsibility for the hiring, termination or compensation of the other Party's employees or for any employee compensation or benefits of the other Party's employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's approval. For all purposes, and notwithstanding any other provision of this Agreement or any Ancillary Agreement to the contrary, Regeneron's legal relationship under this Agreement to Novartis, and Novartis' legal relationship under this Agreement to Regeneron, shall be that of independent contractor. Nothing in this Agreement shall be construed to establish a relationship of partners or joint ventures between the Parties or any of their respective Affiliates.

                  20.14 Limitation of Damages. IN NO EVENT SHALL REGENERON OR NOVARTIS BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE PAID TO A THIRD PARTY AS PART OF A THIRD-PARTY CLAIM.

                  20.15 Non-Solicitation. The Parties recognize that each Party has a substantial interest in preserving and maintaining confidential its Company Information and New Information provided to the other Party hereunder. Each Party recognizes that certain of the other Party's employees, including those engaged in the Development, Co-Promotion, Co-Branding or Co-Marketing of IL-1 Products, may have access to such Company Information and New Information of the other Party. The Parties therefore agree, during the Term and for a period of two years thereafter, not to solicit or otherwise induce or attempt to induce for purposes of employment, any employees from the other Party involved in the manufacture, Development, Co-Promotion, Co-Branding or Co-Marketing of any IL-1 Product.

                  20.16 Hardship. If as a result of unforeseen events or developments relating to the subject matter of this Agreement, the performance of this Agreement shall cause inequitable economic hardship for one Party which runs counter to the objectives of this Agreement and which the other Party cannot reasonably and in good faith expect the first Party to bear unrelieved, the Parties will meet and seek in good faith to find equitable means of amending this Agreement to reestablish a fair and reasonable economic balance under this Agreement between the Parties hereto.

                                                                   Exhibit 10.23

         IN WITNESS WHEREOF, Novartis and Regeneron have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                  NOVARTIS PHARMA AG

                                  By /s/ Subhanu Saxena
                                     -------------------------------------------
                                     Name: Subhanu Saxena
                                     Title: Head of Global Business
                                     Development and Licensing

                                  By /s/ Kim Urdahl
                                     -------------------------------------------
                                     Name: Kim Urdahl
                                     Title: Head of Legal, Primary Care

                                  REGENERON PHARMACEUTICALS, INC.

                                  By /s/ Murray Goldberg
                                     -------------------------------------------
                                     Name: Mr. Murray Goldberg
                                     Title: Senior Vice President, Finance and
                                     Administration

                    For the purposes of Section 9.4(a) only:

                                   NOVARTIS PHARMACEUTICALS CORP.

                                   By /s/ Gary Rosenthal
                                      ------------------------------------------
                                      Name: Mr. Gary Rosenthal
                                      Title: Vice President, Finance and
                                      Administration

                                                                      SCHEDULE 1

                              Target Profit Splits

         Funds flow mechanisms with respect to Co-Commercialization Countries shall be designed to achieve the following Target Profit Splits (for the avoidance of doubt, the Target Profit Splits shall apply independent of the Detailing effort provided by either Party, such that, for example, in the case of the example set forth under paragraph 1 below, in NAFTA if Regeneron provided none of the Detailing efforts, it will still be entitled to 50% of the Net Profits):

                  1. Trap-1. Net Profits (excluding Development Costs - see example below) on sales of the Trap-1 Product in the Co-Commercialization Countries in the Trap-1 Territory to be shared as set forth below:

                  (a)      NAFTA - 50% to Novartis, 50% to Regeneron

                  (b)      Europe - 50% to Novartis, 50% to Regeneron

                  (c)      Rest of World - 75% to Novartis, 25% to Regeneron.

         An example of this would be (with respect to, e.g., the United States):

                                                                NVS         RGEN
                                                                50%          50%
Net Sales                                       100.0
COGS                                            (10.0)
                                                -----
                           Gross Margin          90.0           45.0         45.0
Expenses                                        (50.0)         (25.0)       (25.0)
                                                -----
          Net Profit (Before Dev. Costs)         40.0           20.0         20.0
Post-Phase IIB
Development Costs                               (10.0)          (5.0)        (5.0)
                                                -----

                           Net Profit            30.0           15.0         15.0
                                                =====           ====         ====

         2. IL-1 Antibody. Net Profits (including Development Costs - see example below) on sales of the IL-1 Antibody Product in the Co-Commercialization Countries in the IL-1 Antibody Territory to be shared 55% to Novartis, 45% to Regeneron. An example of this would be:

                                                                NVS         RGEN
                                                                55%          45%
Net Sales                                          100.0
COGS                                               (10.0)
                                                   -----
                             Gross Margin           90.0        49.5        40.5

Expenses                                           (50.0)      (27.5)      (22.5)
                                                   -----       -----------------
             Net Profit (Before Dev. Costs)         40.0        22.0        18.0

Post-Phase IIB
Development Costs                                  (10.0)       (5.5)       (4.5)
                                                   -----       -----------------
                                Net Profit          30.0        16.5        13.5
                                                   =====       =================

                                                                      Schedule 1
                                                                          Page 2

         3. Trap-2. Net Profits (including Development Costs - see example below) on sales of the Trap-2 Product in the Co-Commercialization Countries in the Trap-2 Territory to be shared as set forth below:

                  (a)      NAFTA - 50% to Novartis, 50% to Regeneron

                  (b)      Europe - 50% to Novartis, 50% to Regeneron

                  (c)      Rest of World - 75% to Novartis, 25% to Regeneron.

         An example of this would be (with respect to, e.g., the United States):

                                                                  NVS            RGEN
                                                                  50%             50%
Net Sales                                          100.0
COGS                                               (10.0)
                                                   -----
                                Gross Margin        90.0          45.0           45.0
Expenses                                           (50.0)        (25.0)         (25.0)
                                                   -----
              Net Profit (Before Dev. Costs)        40.0          20.0           20.0
Post-Phase IIB
Development Costs                                  (10.0)        ( 5.0)         ( 5.0)
                                                   -----         -----          -----
                                  Net Profit        30.0          15.0           15.0
                                                   =====         =====          =====

                                                                      SCHEDULE 2

                         Proportion of Detailing Efforts

                              (See Section 6.10(a))

         1.       Trap-1.

----------------------------------------------
                     Novartis       Regeneron
                     --------       ---------
   Region           Percentage      Percentage
   ------           ----------      ----------
----------------------------------------------
NAFTA                 [****]         [*****]
----------------------------------------------
Europe                [****]         [*****]
----------------------------------------------
Rest of World         [****]         [*****]
----------------------------------------------

         2.       IL-1 Antibody.

----------------------------------------------
                     Novartis       Regeneron
                     --------       ---------
   Region           Percentage      Percentage
   ------           ----------      ----------
----------------------------------------------
NAFTA                 [****]         [*****]
----------------------------------------------

         3.       Trap-2.

----------------------------------------------
                     Novartis       Regeneron
                     --------       ---------
   Region           Percentage      Percentage
   ------           ----------      ----------
----------------------------------------------
NAFTA                [****]          [****]
----------------------------------------------
Europe               [****]          [****]
----------------------------------------------
Rest of World        [****]          [****]
----------------------------------------------

                                                                      SCHEDULE 3

                                     Royalty

                                (see Section 9.3)

             [****************************************************]

                                                                      SCHEDULE 4

                            Shared Development Costs

                              (see Section 9.2(a))

         1.       Trap-1.

                  (a) Commencing in 2004, Novartis will be responsible for one hundred percent (100%) of aggregate Pre-Phase III Development Costs for the Trap-1 Product in the Co-Commercialization Countries in the Trap-1 Territory.

                  (b) Other than as set forth in paragraph (a) above, the Parties will each be responsible for fifty percent (50%) of the aggregate Development Costs for the Trap-1 Product in the Co-Commercialization Countries in the Trap-1 Territory.

                  (c) In the event that a Party has incurred less than its applicable percentage share of such Development Costs for an applicable calendar quarter, then, pursuant to Section 9.2(a) such Party shall reimburse the other Party in such amount as is necessary to result in each Party bearing its applicable share of such Development Costs for such calendar quarter.

                  (d) For avoidance of doubt, commencing in 2004, if there are Phase II Development Costs for the Trap-1 Product at the same time that there are Phase III Development Costs for the Trap-1 Product, Novartis will be responsible for 100% of the Phase II Development Costs and the Parties will share equally in the Phase III Development Costs.

         2. IL-1 Antibody. Novartis shall be responsible for an amount equal to the product of the aggregate Development Costs for the IL-1 Antibody Product in the Co-Commercialization Countries for NAFTA for the relevant calendar quarter multiplied by fifty-five percent (55%), and Regeneron shall be responsible for an amount equal to the product of the aggregate Development Costs for the IL-1 Antibody Product in the Co-Commercialization Countries in NAFTA for the relevant calendar quarter multiplied by forty-five percent (45%). In the event that a Party has incurred less than its applicable percentage share of such Development Costs for an applicable calendar quarter, then, pursuant to
Section 9.2(a), such Party shall reimburse the other Party in such amount as is necessary to result in each Party bearing its applicable share of such Development Costs for such calendar quarter.

         3. Trap-2. The Parties will each be responsible for fifty percent (50%) of the aggregate Development Costs for the Trap-2 Product in the Co-Commercialization Countries in the Trap-2 Territory. In the event that a Party has incurred less than its applicable percentage share of such Development Costs for an applicable calendar quarter, then, pursuant to Section 9.2(a), such Party shall reimburse the other Party in such amount as is necessary to result in each Party bearing its applicable share of such Development Costs for such calendar quarter.

                                                                      SCHEDULE 5

                           Failure to Perform Details

                             (see Section 6.10 (e))

If a Party fails to actually perform committed Details, then the penalty will be calculated as a multiple of the costs associated with the missed details. The multiplying factor is calculated as follows:

[*********************************************************************]

The Party which has failed to perform committed Details will have the opportunity to cure the shortfall in the next quarter and thereby avoid or reduce, as applicable, the penalty that would otherwise apply.

                                                                      SCHEDULE 6

                               Milestone Payments

                              (see Section 9.4(b))

         1.       Trap-1.

         Upon the first occurrence of each of the events set forth below, Novartis shall pay to Regeneron the corresponding amount set forth below:

--------------------------------------------------------
                                            Milestone
                                            ---------
Milestone Event                             Payment
---------------                             -------
--------------------------------------------------------
[****************************]              [********]
--------------------------------------------------------
[****************************]              [********]
--------------------------------------------------------
[****************************]              [**********]
--------------------------------------------------------
[***************************]               [**********]
--------------------------------------------------------

         For the avoidance of doubt, each of the above milestones will be payable only once, but may occur in the same year.

         2.       IL-1 Antibody.

         Upon the first occurrence of each of the events set forth below, Regeneron shall pay to Novartis the corresponding amount set forth below:

--------------------------------------------------------
                                            Milestone
                                            ---------
Milestone Event                             Payment
---------------                             -------
--------------------------------------------------------
[****************************]              [*******]
--------------------------------------------------------
[***************************]               [********]
--------------------------------------------------------
[***************************]               [********]
--------------------------------------------------------

         For the avoidance of doubt, each of the above milestones will be payable only once, but may occur in the same year.

         3.       Trap-2.

         Upon the first occurrence of each of the events set forth below, Novartis shall pay to Regeneron the corresponding amount set forth below:

--------------------------------------------------------
                                            Milestone
                                            ---------
Milestone Event                             Payment
---------------                             -------
--------------------------------------------------------
[***********************]                   [**********]
--------------------------------------------------------

                                                                      Schedule 6
                                                                          Page 2

[*********************]                     [**********]
--------------------------------------------------------
[********************]                      [**********]
--------------------------------------------------------

         For the avoidance of doubt, each of the above milestones will be payable only once, but may occur in the same year.

                                                                      SCHEDULE 7
                                                                          PAGE 1

                         PRINCIPLES IN DETERMINING COGS:

                              (SEE SECTION 8.2(a))

[********************************************************
*********************************************************
*********************************************************]

Non-binding example of the cost pricing details for the processing of Trap-1

[**********************************************************]

                                                                      SCHEDULE 8

                          Preliminary Development Plan

                     IL-1 TRAP PRELIMINARY DEVELOPMENT PLAN

[*******************************************************************************
********************************************************************************
********************************************************************************
*******************************************************************************]

                                                                      SCHEDULE 9

                    First Consolidated Co-Development Budget

($ IN MM)

                             [*  *  *  *  *  *  *]

IL-1 TRAP - R&D SUPPORT - PRELIMINARY OUTSIDE EXPENSES

($ IN MM)

                             [*  *  *  *  *  *  *]

                                                                     SCHEDULE 10

                            Non-Distributor Countries

                         (See Sections 4.1, 4.3 and 6.1)

[*****************]

                                                                     SCHEDULE 11

   Regulatory Tasks To Be Conducted By Novartis in U.S. For Trap-1 and Trap-2

                           (See Sections 7.1 and 7.6)

         Preparation and formatting of the BLA via electronic submission

         Provision of electronic study templates and documents

         Quality check on all documents/data for submission

         Quality check on datasets prior to final study report

         Coordination of pharmacoviligance activities and submission of reports via electronic submission, if possible

                                                                     SCHEDULE 12

           Procedures for Adverse Event and Other Safety Data Exchange
                           Notification and Reporting

                                 [TO BE ADDED.]

                                                                     SCHEDULE 13

                                Existing Licenses

         [******************************************]

                                                                 SCHEDULES 14-18

                             [INTENTIONALLY OMITTED]

                                                                     Schedule 19
                                                                          Page 1

                                                                     SCHEDULE 19

                             Transition Arrangements

         The rights and obligations set forth in this SCHEDULE 19 shall apply only to the extent of the applicable termination of this Agreement, and accordingly such rights and obligations shall apply only with respect to the Terminated Product(s) as to which, in the countries in which, the Agreement has been terminated.

         PART A - TRANSITION TO REGENERON

         1. Novartis shall promptly collect and return, and cause its Affiliates and sublicensees to collect and return, to Regeneron or, at Regeneron's request, destroy, all documents provided by Regeneron and containing Company Information or New Information of Regeneron relating to the Terminated Product(s) in any countries in which the Agreement has been terminated, and shall immediately cease, and cause its Affiliates and sublicensees to cease, all further use of any such Company Information or New Information of Regeneron with respect to the Terminated Products in any countries in which the Agreement has been terminated;

         2. Novartis shall use Commercially Reasonable Efforts to provide all cooperation and assistance reasonably requested by Regeneron to enable Regeneron (or its nominee) to assume with as little disruption as reasonably possible, the continued Development and/or Commercialization of Terminated Product(s) in all countries in which the Agreement has been terminated. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the following:

                  (a) Regeneron shall have an exclusive license (which shall include the right to grant sublicenses) from Novartis under Novartis Patent Rights and Novartis Know-How existing at the effective date of termination to Develop, make, have made, use, import, offer to sell and sell the Terminated Products in the applicable countries. Such license shall be fully paid-up and royalty-free if the Terminated Product is the Trap-1 Product or the Trap-2 Product, and, if the Terminated Product is the IL-1 Antibody Product, such license shall be subject to a royalty unless the Agreement was terminated with respect to the IL-1 Antibody Product by Regeneron pursuant to Section 19.4. The amount of such royalty shall be determined by the mutual agreement of the Parties after good faith negotiations and shall be dependent upon
         (i) the stage of Development and/or Commercialization of the Terminated Product(s); (ii) the anticipated future profitability of the Terminated Product(s) and (iii) the efforts and expenses to be incurred by the terminating Party in Development and Commercializing the Terminated Product(s). If the Parties are unable to reach mutual agreement thereon within three (3) months after the effective date of termination, the matter shall be submitted for arbitration in accordance with the terms of Article X of this Agreement.

                  (b) Novartis shall transfer and assign to Regeneron (or its nominee) all Approvals and regulatory filings (including Registration Filings) in the applicable countries made or obtained by Novartis or its Affiliates or any of its sublicensees to the extent relating to Terminated Product(s) (other than Approvals for manufacturing facilities).

                                                                     Schedule 19
                                                                          Page 2

                  (c) Novartis shall assign and transfer to Regeneron (or its nominee) Novartis' entire right, title and interest in and to all Product Trademarks to the extent relating to Terminated Product(s) in the applicable countries and to any domain names containing such Product Trademarks.

                  (d) Novartis shall provide to Regeneron (or its nominee) a copy (or originals to the extent required by any Regulatory Authority in connection with the manufacture, Development or Commercialization of Terminated Product(s) in all countries in which the Agreement has been terminated of all information (including any Novartis Company Information and/or New Information) in its possession or under its control to the extent relating to any Terminated Product(s) in all countries in which the Agreement has been terminated, including, without limitation, all information contained in the regulatory and/or safety databases, all in the format then currently maintained by Novartis, or such other format as may be reasonably requested by Regeneron and notwithstanding any provision of Article XVI, Regeneron shall be entitled to use and disclose any such information (including any such Novartis Company Information and/or New Information) in connection with the manufacture, Development, Commercialization, production of any Terminated Product(s) in the applicable countries.

                  (e) To the extent the Terminated Product is being manufactured by a Third Party as of the date notice of termination is given, then Novartis shall assign to Regeneron Novartis' rights with respect to the Terminated Product under its agreement with the Third Party manufacturer in so far as they relate to any country which is the subject of the termination.

                  (f) Novartis shall assign to Regeneron any applicable sublicenses to the extent related to Terminated Products and/or subcontracts relating to significant services to be performed by Third Parties to the extent related to manufacture, Development or Commercialization of Terminated Products in the applicable countries, as reasonably requested by Regeneron.

                  (g) Without limitation of Novartis' other rights obligations under this Part A of SCHEDULE 19, (i) In the event that Novartis or any of its Affiliates is responsible for manufacturing any Terminated Product as of the date notice of termination is given, Novartis will take the actions required by subparagraph (g)(ii) below, including, for a period and at the price described in paragraph (g)(ii) below, supplying Regeneron with Clinical Supply Requirements and/or Commercial Requirements, as applicable.

                  (ii) (A) In the event notice of termination is given prior to Launch of the Terminated Product(s) and Novartis's manufacturing facility or facilities to manufacture such Terminated Product which is referred to in Section 8.2(a) of the Agreement (the "Novartis' Manufacturing Facilities") has (have) not yet been completed, Novartis will use Commercially Reasonable Efforts to complete the construction and build-out of the Novartis Manufacturing Facilities as expeditiously as possible, and will supply Regeneron with Clinical Supply Requirements and/or Commercial Requirements, as applicable, of finished and packaged Terminated Product(s) for use in any country which is the subject of the termination, at the same price, and on such other terms and conditions on, which Novartis was supplying, or in the absence of termination, would have been required to supply such finished and

                                                                     Schedule 19
                                                                          Page 3

         packaged Terminated Product(s), through the second anniversary of the Launch of such Terminated Product(s).

                  (B) In the event notice of termination is given prior to Launch of the Terminated Product(s) and the Novartis Manufacturing Facilities have been completed, Novartis will supply Regeneron with Clinical Supply Requirements and/or Commercial Requirements, as applicable, of finished and packaged Terminated Products for use in any country which is the subject of the termination on the same price and other terms and conditions, and for the same period as provided in subparagraph (ii)(A) above.

                  (C) In the event notice of termination is given after Launch of the Terminated Product(s), Novartis will supply Regeneron with Commercial Requirements of finished and packaged Terminated Product(s) for use in any country which is the subject of the termination at same price and other terms and conditions as provided in subparagraph
         (ii)(A) above, until the second anniversary of the effective date of termination, and if Regeneron so requests, for one additional year, provided that the price and other terms and conditions on, which such Terminated Products will be supplied for such additional year shall be reasonable and customary as determined by good faith negotiations between the Parties.

         3. Without limitation of the generality of the foregoing, the Parties shall use Commercially Reasonable Efforts to complete the transition of the manufacture, Co-Development and Co-Commercialization of any Terminated Products hereunder to Development, Commercialization of such Terminated Products for use in any country which is the subject of the termination solely by Regeneron or its designees as soon as is reasonably possible.

         4. For the avoidance of doubt, except as set forth in paragraph 2(a) above, Regeneron shall not be required to provide Novartis any consideration in exchange for the licenses or other rights granted to it pursuant to the provisions of this Part A of SCHEDULE 19; provided, however, that Regeneron shall be solely responsible for paying any royalties, fees or other consideration that Novartis may be obligated to pay to a Third Party in respect of any such transfer or sublicense to Regeneron of such licenses or other rights.

         PART B - TRANSITION TO NOVARTIS

         1. Regeneron shall promptly collect and return, and cause its Affiliates and sublicensees to collect and return, to Novartis or, at Novartis' request, destroy, all documents provided by Novartis and containing Company Information or New Information of Novartis relating to the Terminated Product(s) in any countries in which the Agreement has been terminated, and shall immediately cease, and cause its Affiliates and sublicensees to cease, all further use of any such Company Information or New Information of Novartis with respect to the Terminated Product(s) in any countries in which the Agreement has been terminated;

         2. Regeneron shall use Commercially Reasonable Efforts to provide all cooperation and assistance reasonably requested by Novartis to enable Novartis (or its nominee) to assume with as little disruption as reasonably possible, the continued Development and/or Commercialization of Terminated Product(s) in all countries in which the Agreement has been terminated. Such cooperation and assistance shall be provided in a

                                                                     Schedule 19
                                                                          Page 4

prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the following:

                  (a) Novartis shall have an exclusive license (which shall include the right to grant sublicenses) from Regeneron under Regeneron Patent Rights and Regeneron Know-How existing at the effective date of termination to Develop, make, have made, use, import, offer to sell and sell the Terminated Products in the applicable countries. Such license shall be fully paid-up and royalty-free if the Terminated Product is the IL-1 Antibody Product, and, if the Terminated Product is the Trap-1 Product or the Trap-2 Product, such license shall be subject to a royalty, unless the Agreement was terminated with respect to the Trap-1 Product or Trap-2 Product, as applicable, by Novartis pursuant to
         Section 19.4. The amount of such royalty shall be determined by the mutual agreement of the Parties after good faith negotiations and shall be dependent upon (i) the stage of Development and/or Commercialization of the Terminated Product(s); (ii) the anticipated future profitability of the Terminated Product(s) and (iii) the efforts and expenses to be incurred by the terminating Party in Developing and Commercializing the Terminated Product(s). If the Parties are unable to reach mutual agreement thereon within three (3) months after the effective date of termination, the matter shall be submitted for arbitration in accordance with the terms of Article X of this Agreement.

                  (b) Regeneron shall transfer and assign to Novartis (or its nominee) all Approvals and regulatory filings (including Registration Filings) in the applicable countries made or obtained by Regeneron or its Affiliates or any of its sublicensees to the extent relating to Terminated Product(s) (other than Approvals for manufacturing facilities).

                  (c) Regeneron shall assign and transfer to Novartis (or its nominee) Regeneron's entire right, title and interest in and to all Product Trademarks to the extent relating to Terminated Product(s) in the applicable countries, and to any domain names containing such Product Trademarks.

                  (d) Regeneron shall provide to Novartis (or its nominee) a copy (or originals to the extent required by any Regulatory Authority in connection with the manufacture, Development or Commercialization of Terminated Product(s) of all information (including any Regeneron Company Information and/or New Information) in its possession or under its control to the extent relating to any Terminated Product(s) in all countries in which the Agreement has been terminated, including, without limitation, all information contained in the regulatory and/or safety databases, all in the format then currently maintained by Regeneron, and notwithstanding any provision of Article XVI, Novartis shall be entitled to use and disclose any such information (including any such Regeneron Company Information and/or New Information) in connection with the manufacture, Development or Commercialization of any Terminated Product(s) in the applicable countries.

                  (e) To the extent Terminated Product is being manufactured by a Third Party under contract with or from Regeneron as of the date notice of termination is given, then Regeneron shall assign to Novartis Regeneron's rights with respect to the Terminated Product under such agreement with the Third Party manufacturer as far as they relate to any country which is the subject of the termination.

                                                                     Schedule 19
                                                                          Page 5

                  (f) Regeneron shall assign to Novartis any applicable sublicenses to the extent related to Terminated Products and/or subcontracts relating to significant services to be performed by Third Parties to the extent related to manufacture, Development or Commercialization of Terminated Products in the applicable countries, as reasonably requested by Novartis.

                  (g) In the event that Regeneron or any of its Affiliates is responsible for manufacturing any Terminated Product as of the date of termination, Regeneron will, for a period not to exceed two (2) years following such date, supply Novartis with sufficient quantities of such Terminated Product to enable Novartis to continue the Development of such Terminated Product in accordance with the scope of the Consolidated Co-Development Plan as at the date of such termination. Regeneron shall supply such Terminated Product to Novartis and its Affiliates at the same price, and on such other terms and conditions on, which Regeneron was supplying such Terminated Product pursuant to this Agreement.

         3. Without limitation of the generality of the foregoing, the Parties shall use Commercially Reasonable Efforts to complete the transition of the manufacture, Co-Development and Co-Commercialization of any Terminated Products hereunder to manufacture, Development and Commercialization solely by Novartis, its Affiliates and/or designees as soon as is reasonably possible.

         4. For the avoidance of doubt, except as set forth in paragraph 2(a) above, Novartis shall not be required to provide Regeneron any consideration in exchange for the licenses or other rights granted to it pursuant to the provisions of this Part B of SCHEDULE 19; provided, however, that Novartis shall be solely responsible for paying any royalties, fees or other consideration that Regeneron may be obligated to pay to a Third Party in respect of any such transfer or sublicense to Novartis of such licenses or other rights.

                                                                     SCHEDULE 20

                                     NOTICES

         (a)      If to Novartis:

                  Novartis Pharma AG
                  CH-4002 Basel, Switzerland
                  Attention: Head of Business Development & Licensing
                  Copy: Head of Legal Services

         (b)      If to Regeneron:

                  Regeneron Pharmaceuticals, Inc.
                  777 Old Saw Mill River Road
                  Tarrytown, New York 10591
                  U.S.A.
                  Attention: President
                  Copy: General Counsel